                                                          Filed January 14, 1998


                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 4)



Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12



                          RIVIERA HOLDINGS CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  Fee not required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          RIVIERA HOLDINGS CORPORATION

                         2901 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                                                                January 14, 1998


To the Stockholders of Riviera Holdings Corporation:


     You are cordially invited to attend a Special Meeting of Stockholders of Riviera Holdings Corporation (the "Company") to be held on Thursday, February 5, 1998, at 11 a.m. local time at the Riviera Hotel & Casino, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109. At the Special Meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of September 15, 1997, by and among the Company, R&E Gaming Corp. ("Gaming"), and Riviera Acquisition Sub, Inc. ("RAS"), a wholly owned subsidiary of Gaming, pursuant to which RAS will be merged with and into the Company and the Company will, as the surviving corporation of the Merger, become a wholly-owned subsidiary of Gaming (the "Merger"). If the Merger is consummated, each share of the Company's Common Stock (other than certain shares owned by the Company, or by Gaming, RAS or their stockholders or affiliates, which will be cancelled without payment) will be converted in the Merger into the right to receive $15.00 in cash, plus an additional amount equal to the daily portion of the accrual on $15.00 at 7% compounded annually, accruing from June 1, 1997 to the date of the Merger.


     The Company's financial advisor, Ladenburg Thalmann & Co. Inc., has rendered an opinion to the effect that, as of the date of their opinion and based upon the reasoning described therein, the consideration to be received by the Company's stockholders in the Merger is fair to the Company's stockholders from a financial point of view.

     The Board of Directors of the Company believes the proposed Merger is in the best interest of the Company and its stockholders and recommends that you vote FOR approval of the Merger Agreement. Stockholders should review the enclosed Proxy Statement which describes in detail certain risks and benefits inherent in the Merger.

     For the Merger to be consummated, holders of at least 60% of the outstanding Common Stock must vote in person or by proxy to approve the Merger Agreement at the Special Meeting. Under the terms of the Merger Agreement, shares of Common Stock owned by Gaming or RAS or their stockholders or affiliates, which account for approximately 9.4% of the outstanding Common Stock, will not be counted toward approval of the Merger Agreement. However, certain stockholders of the Company, who hold in the aggregate 58.9% of the outstanding Common Stock, have informed the Company that they intend to vote their shares in favor of the proposed Merger Agreement. These stockholders have also entered into an option and voting agreement with Gaming which is described in the enclosed Proxy Statement. The directors and executive officers of the Company, who own in the aggregate approximately 2.3% of the outstanding Common Stock, have informed the Company that they intend to vote their shares of Common Stock in favor of the Merger Agreement. Therefore, holders of the number of shares of Common Stock required to approve the Merger Agreement have informed the Company that they intend to vote for the approval and adoption of the Merger Agreement and, if such shares are so voted, the Merger Agreement will be approved without any action on the part of any other stockholder of the Company.

     The attached Proxy Statement describes the proposed transactions more fully. Please read and carefully consider the information presented in the accompanying Proxy Statement and complete, date, sign and return the enclosed proxy card in the accompanying prepaid envelope.

                                          Sincerely,

                                          [WESTERMAN SIG]


                                          William L. Westerman


                                          Chairman of the Board and


                                          Chief Executive Officer

                          RIVIERA HOLDINGS CORPORATION
                         2901 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 5, 1998


To the Stockholders of
  Riviera Holdings Corporation:


     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Riviera Holdings Corporation, a Nevada corporation (the "Company"), will be held on Thursday, February 5, 1998 at the Riviera Hotel & Casino, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 at 11 a.m., local time, for the following purposes:


          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 15, 1997, as such may be amended from time to time (the "Merger Agreement"), by and among the Company, R&E Gaming Corp., a Delaware corporation ("Gaming"), and Riviera Acquisition Sub, Inc. ("RAS"), a Nevada corporation and a wholly owned subsidiary of Gaming, pursuant to which (i) RAS will be merged with and into the Company and the Company, as the surviving corporation of the Merger, will become a wholly owned subsidiary of Gaming, and (ii) each share of the common stock, par value $.001 per share, of the Company (the "Common Stock") (other than shares of Common Stock owned by Gaming or RAS or their stockholders or affiliates, or which are held in the treasury of the Company or any of its subsidiaries, which will be cancelled without payment) will be converted into the right to receive $15.00 in cash, plus an additional amount equal to the daily portion of the accrual on $15.00 at 7% compounded annually, accruing from June 1, 1997 to the date of the Merger.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


     The Board of Directors has fixed January 6, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of Common Stock at the close of business on such date shall be entitled to vote at the Special Meeting and any adjournment or postponement thereof.



                                          By Order of the Board of Directors,


                                          [WISHON SIG]


                                          John A. Wishon

                                          Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE,
                 SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE
                         ACCOMPANYING PREPAID ENVELOPE.

                          RIVIERA HOLDINGS CORPORATION

                              PROXY STATEMENT FOR
                   SPECIAL MEETING OF STOCKHOLDERS TO BE HELD

                                FEBRUARY 5, 1998



     This Proxy Statement ("Proxy Statement") is being furnished to stockholders of Riviera Holdings Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors from holders of outstanding shares of the common stock, par value $.001 per share, of the Company (the "Common Stock") for use at the Special Meeting of Stockholders (including any adjournments or postponements thereof, the "Special Meeting") to be held on Thursday, February 5, 1998 at the Riviera Hotel & Casino, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 at 11 a.m., local time.


     At the Special Meeting, holders of Common Stock (the "Stockholders") will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 15, 1997, as such may be amended from time to time (the "Merger Agreement"), among the Company, R&E Gaming Corp., a Delaware corporation ("Gaming"), and Riviera Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Gaming ("RAS"), pursuant to which: (i) RAS will be merged with and into the Company (the "Merger"), and the Company, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of Gaming, and (ii) each share of Common Stock that is outstanding at the effective time of the Merger (the "Effective Time") (other than shares of Common Stock owned by Gaming or RAS or their stockholders or affiliates, or which are held in the treasury of the Company or any of its subsidiaries, which will be cancelled without payment) will be converted into the right to receive $15.00 in cash, plus an additional amount equal to the daily portion of the accrual on $15.00 at 7% compounded annually, accruing from June 1, 1997 to the Effective Time (the "Merger Consideration").

     Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the requisite vote of the Stockholders and the receipt of certain regulatory approvals and consents. The Special Meeting may be postponed or adjourned until the requisite vote is obtained. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived or that the Merger will be consummated. For further information concerning the terms and conditions of the Merger, see "THE MERGER" and "THE MERGER AGREEMENT AND RELATED AGREEMENTS."

     A copy of the Merger Agreement is included in this Proxy Statement as Annex A and is incorporated herein by reference. The Proxy Statement contains summaries of the material terms of the Merger Agreement, but such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.


     For the Merger to be consummated, holders of at least 60% of the outstanding Common Stock must vote in person or by proxy to approve the Merger Agreement at the Special Meeting. Under the terms of the Merger Agreement, shares of Common Stock owned by Gaming or RAS or their stockholders or affiliates (the "Paulson Shares"), which account for approximately 9.4% of the outstanding Common Stock, will not be counted toward approval of the Merger Agreement. However, certain Stockholders of the Company, who hold in the aggregate 58.9% of the Common Stock, have informed the Company that they intend to vote their shares of Common Stock in favor of the proposed Merger Agreement. These Stockholders have also entered into an option and voting agreement with Gaming which is described herein and which is appended to this Proxy Statement as Annex C. The directors and executive officers of the Company, who own in the aggregate approximately 2.3% of the outstanding Common Stock, have informed the Company that they intend to vote their shares of Common Stock in favor of the Merger. Therefore, holders of the number of shares of Common Stock required to approve the Merger Agreement have informed the Company that they intend to vote for the approval and adoption of the Merger Agreement and, if such shares are so voted, the Merger Agreement will be approved without any action on the part of any other Stockholder.

     THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     In reaching its determination, the Board of Directors considered, among other things, the opinion of Ladenburg Thalmann & Co. Inc., financial advisor to the Company (the "Financial Advisor"), as to the fairness of the Merger Consideration to be received by the Stockholders pursuant to the Merger. The opinion of the Financial Advisor is included as Annex D hereto and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety for further information with respect to the assumptions made, matters considered and limitations on the review undertaken by the Financial Advisor. See "THE MERGER -- Opinion of the Company's Financial Advisor."

     Under Nevada law, appraisal rights will not be available to Stockholders. See "THE MERGER -- No Dissenter's Rights."

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.


     The Date of this Proxy Statement is January 14, 1998.


                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC may be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or parts of such materials also may be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. The SEC also maintains a Web Site at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. In addition, material filed by the Company may be inspected at the offices of the American Stock Exchange ("AMEX") at 86 Trinity Place, New York, NY 10006.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................   ii
SUMMARY...............................................................................    1
  The Parties.........................................................................    1
  The Special Meeting.................................................................    1
  The Majority Stockholders; the Option and Voting Agreement..........................    3
  The Merger..........................................................................    3
  Certain Relationships and Related Transactions......................................    4
  The Merger Agreement................................................................    4
  Conditions To The Merger; Regulatory Approvals......................................    5
  Change of Control Provisions........................................................    5
  No Solicitation of Alternative Transactions.........................................    5
  Termination.........................................................................    6
  Fees and Expenses...................................................................    6
  Interests of Certain Persons in the Merger..........................................    6
  The Escrow Agreement................................................................    7
  Certain Tax Consequences of The Merger..............................................    7
  No Dissenters' Rights...............................................................    7
  Market Prices.......................................................................    7
VOTING AND PROXIES....................................................................    8
  Record Date; Solicitation of Proxies................................................    8
  Vote Required.......................................................................    8
THE MERGER............................................................................   10
  General.............................................................................   10
  Background of and Reasons for the Merger............................................   10
  Recommendation of the Board of Directors............................................   11
  Opinion of the Company's Financial Advisor..........................................   11
  Information and Materials Considered................................................   12
  Overview of Analyses................................................................   13
  Qualitative Considerations..........................................................   13
  Quantitative Analyses...............................................................   13
  Comparison of the Merger Consideration to the Values of Riviera.....................   17
  Limitations of Analyses.............................................................   17
  Accounting Treatment................................................................   18
  No Dissenter's Rights...............................................................   18
THE MERGER AGREEMENT AND RELATED AGREEMENTS...........................................   18
  Treatment of Outstanding Options....................................................   18
  Exchange Procedures.................................................................   19
  Representations and Warranties......................................................   19
  Certain Covenants...................................................................   19
  Indemnification and Insurance.......................................................   21
  No Solicitation of Alternative Transactions.........................................   21
  Interests of Certain Persons In The Merger..........................................   21
  Regulatory Approvals................................................................   24
  Conditions to the Merger............................................................   24
  Termination.........................................................................   25
  The Majority Stockholders; the Option and Voting Agreement..........................   26
  The Escrow Agreement................................................................   26

                                                                                        PAGE
                                                                                        ----
CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS..............................................   28
BUSINESS..............................................................................   29
  General.............................................................................   29
  Growth Opportunities................................................................   29
  The Riviera.........................................................................   30
  Future Expansions...................................................................   33
  Marketing Strategy..................................................................   34
  Riviera Gaming Management...........................................................   36
  Las Vegas Market....................................................................   36
  Competition.........................................................................   37
  The Black Hawk Project..............................................................   38
  Colorado Market.....................................................................   39
  Employees and Labor Relations.......................................................   39
  Regulation and Licensing............................................................   39
  Federal Registration................................................................   47
  Legal Proceedings...................................................................   47
  Properties..........................................................................   47
SELECTED HISTORICAL FINANCIAL AND OPERATING DATA......................................   48
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   51
  General.............................................................................   51
  Results of Operations...............................................................   51
  Three Months Ended September 30, 1997 Compared to Three Months Ended September 30,
     1996.............................................................................   52
  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30,
     1996.............................................................................   53
  Fiscal 1996 Compared to Fiscal 1995.................................................   55
  Fiscal 1995 Compared to Fiscal 1994.................................................   56
  Liquidity and Capital Resources.....................................................   57
  Computerized Operations and the Year 2000...........................................   58
  Forward Looking Statements..........................................................   58
  Recently Adopted Accounting Standards...............................................   58
  Recently Issued Accounting Standards................................................   59
MARKET PRICES AND DIVIDENDS...........................................................   60
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................   61
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................   62
  Morgens, Waterfall's Role in Determining Purchase Prices of the Company and
     Elsinore.........................................................................   63
INDEPENDENT PUBLIC ACCOUNTANTS........................................................   64
STOCKHOLDER PROPOSALS.................................................................   64
OTHER MATTERS.........................................................................   64


Annex A -- Agreement and Plan of Merger, dated as of September 15, 1997, by and among Riviera Holdings Corporation, R&E Gaming Corp., and Riviera Acquisition Sub, Inc.

Annex B -- Escrow Agreement, dated as of September 15, 1997, among Riviera
           Holdings Corporation, R&E Gaming Corp., and State Street Bank and Trust Company of California, N.A. as escrow agent.

Annex C -- Option and Voting Agreement, dated as of September 15, 1997, by and among R&E Gaming Corp., Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of certain investment accounts, Keyport Life Insurance Company and SunAmerica Life Insurance Company.

Annex D -- Opinion of Ladenburg Thalmann & Co. Inc., financial advisor of the
           Company.

                                    SUMMARY


     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement and in the attached annexes. Unless otherwise indicated or the context otherwise requires, references to the "Company" are to Riviera Holdings Corporation and its subsidiaries including Riviera Operating Corporation, a Nevada corporation ("ROC"). Statements as to the percentage of shares of Common Stock held or beneficially owned by any Stockholder or group of Stockholders are based upon the total number of shares of Common Stock outstanding as of December 31, 1997. This Proxy Statement contains forward-looking information that involves risks and uncertainties, and such information is subject to the assumptions set forth in connection therewith and the information contained or incorporated by reference herein. Stockholders are urged to read carefully this Proxy Statement, including the annexes hereto, in its entirety.


THE PARTIES

     Riviera Holdings Corporation. The Company owns and operates the Riviera Hotel & Casino (the "Riviera") located on Las Vegas Boulevard (the "Strip") in Las Vegas, Nevada. Opened in 1955, the Riviera has developed a long-standing reputation for delivering high quality, traditional Las Vegas-style gaming and entertainment. The Riviera is situated on a 26-acre site, located across the Strip from Circus Circus and across Paradise Road from the Las Vegas Hilton and the Las Vegas Convention Center. The Company, through its gaming management subsidiary, also manages the Four Queens Hotel and Casino ("Four Queens") on Fremont Street in downtown Las Vegas.

     The Company's principal executive offices are located at 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and its telephone number is (702) 734-5110.

     R&E Gaming Corp. Gaming is a Delaware corporation created solely for the purpose of acquiring and holding all of the outstanding capital stock of RAS. If the Merger is consummated, Gaming will hold all of the common stock of the surviving corporation.

     The principal executive offices of Gaming are located at Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, and its telephone number at that address is (619) 759-5990.

     Riviera Acquisition Sub, Inc. RAS is a Nevada corporation created solely for the purpose of consummating the Merger and is a direct wholly owned subsidiary of Gaming. The principal executive offices of RAS are located at Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, and its telephone number at that address is (619) 759-5990.

THE SPECIAL MEETING


     Purpose of the Special Meeting; Date, Time and Place. The Special Meeting of Stockholders will be held at the Riviera Hotel & Casino, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Thursday, February 5, 1998 at 11 a.m., local time. At the Special Meeting, the Stockholders will consider and vote upon the approval and adoption of the Merger Agreement.


     In the Merger, each holder of Common Stock issued and outstanding at the Effective Time (other than the Paulson Shares, or shares of Common Stock which are held in the treasury of the Company or any of its subsidiaries, which will be cancelled without payment) will be converted into the right to receive the Merger Consideration, which will consist of $15.00 in cash, plus an additional amount equal to the daily portion of the accrual on $15.00 at 7% compounded annually, accruing from June 1, 1997 until the Effective Time.


     Vote Required; Voting Procedures; Record Date. The close of business on January 6, 1998 has been fixed as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of December 31, 1997, 4,903,680 shares of Common Stock were issued and outstanding, each of which will be entitled to one vote on each matter to be acted upon at the

Special Meeting, although the Paulson Shares will not be counted toward the approval of the Merger Agreement.


     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. The Merger Agreement requires the affirmative vote of the holders of at least 60% of the outstanding shares of Common Stock as of the Record Date to approve and adopt the Merger Agreement, which requirement may be waived by the Company and Gaming. Under the terms of the Merger Agreement, the Paulson Shares, which account for approximately 9.4% of the outstanding Common Stock, will not be counted toward the approval of the Merger Agreement. The Company's Second Restated Articles of Incorporation (the "Articles of Incorporation") also requires the affirmative vote of the holders of 60% of the outstanding shares of Common Stock as of the Record Date to approve and adopt the Merger Agreement. Abstentions may be specified with respect to the approval and adoption of the Merger Agreement and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote due to the requirement of affirmative votes described in the preceding sentences.

     Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointee as to any other matter which may properly come before the Special Meeting. Under the rules of the AMEX, while brokers who hold shares of Common Stock in "street name" have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement absent instructions. Shares of Common Stock held by brokers who do not receive instructions but which are reported as "instructions withheld" will be treated as present, in person or by proxy, at the Special Meeting and counted as present for quorum purposes. A failure by a broker to vote will have the effect of a negative vote on the approval and adoption of the Merger Agreement.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly presented, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of, among other things, soliciting additional proxies in favor of approval and adoption of the Merger Agreement, one or more of the persons named as proxy appointees will vote in accordance with their best judgment on such matters and consistent with the voting rights of such shares as provided by the Company's By-laws and the Nevada General Corporation law ("NGCL"); provided, however, that no proxy that is voted or is treated as voted against approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for proxies that have been effectively revoked prior to such reconvened meeting. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting. See "VOTING AND PROXIES -- Vote Required."

     Any Stockholder may revoke a proxy at any time before it is voted by filing with the Secretary or the Assistant Secretary of the Company, at the offices of the Company, an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be sent to Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Secretary or Assistant Secretary. Attendance at the Special Meeting will not by itself constitute revocation of a proxy. See "VOTING AND PROXIES."

     In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers, and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor. See "VOTING AND PROXIES" and "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- Fees and Expenses."

THE MAJORITY STOCKHOLDERS; THE OPTION AND VOTING AGREEMENT

     Certain Stockholders of the Company, who hold in the aggregate 2,891,640 shares of Common Stock, or approximately 58.9% of the total number of issued and outstanding shares of Common Stock, have agreed to vote their shares in favor of the Merger Agreement. Under the Option and Voting Agreement, dated as of September 15, 1997 (the "Option and Voting Agreement"), among Morgens, Waterfall, Vintiadis & Company, Inc. and its affiliates ("Morgens, Waterfall"), Keyport Life Insurance Company ("Keyport"), SunAmerica Life Insurance Company ("SunAmerica" and collectively with Morgens, Waterfall and Keyport, the "Majority Stockholders") and Gaming, the Majority Stockholders have agreed that they will cause all of the shares of Common Stock held by them to be present for quorum purposes at the Special Meeting and to vote their shares of Common Stock, or cause them to be voted, in favor of the Merger Agreement. A copy of the Option and Voting Agreement is included in this Proxy Statement as Annex C.

     The Option and Voting Agreement also grants Gaming an option to purchase the shares of Common Stock held by the Majority Stockholders at any time until the earlier of the consummation of the Merger or the termination of the Option and Voting Agreement at an exercise price of $15 per share. Under the terms of the Option and Voting Agreement, until the earlier of the termination of the Merger Agreement or the Closing Date (as defined in the Merger Agreement) of the Merger, Gaming will continue to make monthly interest payments to the Majority Stockholders at the rate of 7% per annum on $15.00 for all shares of Common Stock held by the Majority Stockholders.

THE MERGER

     Required Vote. The Merger Agreement requires that the Merger be approved by the affirmative vote of the holders of at least 60% of the outstanding shares of Common Stock, which requirement may be waived by the Company and Gaming. Under the terms of the Merger Agreement, the Paulson Shares, which account for approximately 9.4% of the outstanding Common Stock, will not be counted toward approval of the Merger Agreement. The Company's Articles of Incorporation also requires the Merger Agreement be approved by the affirmative vote of the holders of 60% of the outstanding shares of Common Stock as of the Record Date. Under the terms of the Option and Voting Agreement described above, the Majority Stockholders are required to cast an aggregate of 2,891,640 shares, or approximately 58.9% of the outstanding shares of Common Stock, in favor of the proposed Merger Agreement at the Special Meeting. The directors and executive officers of the Company, who own in the aggregate 111,180 shares, or approximately 2.3% of the outstanding Common Stock, have informed the Company that they intend to vote their shares in favor of the proposed Merger Agreement. Therefore, holders of the number of shares of Common Stock required to approve the Merger Agreement have informed the Company that they intend to vote for the approval and adoption of the Merger Agreement and, if such shares are so voted, the Merger Agreement will be approved without any action of the part of any other Stockholder.


     Recommendation of the Board of Directors and Reasons for the Merger. The Board of Directors of the Company (the "Board of Directors" or the "Board"), at a meeting held on July 9, 1997, unanimously approved the Merger Agreement and directed that the Merger Agreement be submitted to the holders of Common Stock for approval and adoption. The Board of Directors has determined that the Merger is fair to and in the best interests of the Company and its Stockholders and recommends that the Stockholders vote FOR approval and adoption of the Merger Agreement. In reaching its decision to approve the Merger Agreement, the Board considered a number of factors. For a discussion of the factors considered by the Board in reaching its determination, see "THE MERGER -- Background of and Reasons for the Merger" and "-- Recommendation of the Board of Directors."

     Opinion of the Company's Financial Advisor. The Financial Advisor, Ladenburg Thalmann & Co. Inc. ("Ladenburg"), has delivered its written opinion to the Board that, as of the date thereof, the Merger Consideration to be received by the Stockholders in the Merger is fair from a financial point of view to such holders. The full text of the written opinion of the Financial Advisor, which sets forth information with respect to assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is included in this Proxy Statement as Annex D. Stockholders are urged to, and should, read such opinion in its entirety. See "THE MERGER -- Opinion of the Company's Financial Advisor."

     Accounting Treatment. The Merger will be treated as a "purchase" for accounting purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On August 13, 1997 the Company completed an offering (the "Note Offering") of $175 million principal aggregate amount of its 10% First Mortgage Notes due 2004 (the "Notes") and, with the proceeds of the Note Offering, defeased the outstanding $100 million principal amount of its 11% First Mortgage Notes due 2002 (the "11% Notes"). The Note Offering was effected in accordance with Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The investment banking firms of Jefferies & Company, Inc. ("Jefferies") and Ladenburg acted as the initial purchasers of the Notes in the Note Offering, for which they received fees and commissions of approximately $4.3 million and $1.8 million, respectively. Jefferies has also acted as the financial advisor to Gaming and RAS in connection with the proposed Merger, as well as certain additional transactions, for which it has received retainer fees aggregating to $210,000, which will be offset against a fee payable to Jefferies upon completion of the Merger of 1.0% of the total "Enterprise Value" of the Company plus out-of-pocket expenses. "Enterprise Value" is defined as total market capitalization plus the market value of total debt less cash and marketable securities. In connection with the Elsinore Merger described below, Jefferies will also receive from Allen E. Paulson and his affiliates a fee of 1% of the Enterprise Value of Elsinore (as defined). In addition, Jefferies will receive a fee of approximately $1 million out of the price to be paid by Paulson Holdings (as defined) for the shares of Elsinore's common stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Ladenburg, in its capacity as Financial Advisor, will receive fees and compensation from the Company of approximately $350,000.



     Affiliates of Gaming and RAS have entered into an agreement to purchase the outstanding common stock of Elsinore Corporation, a Nevada corporation ("Elsinore"), the primary asset of which is the Four Queens. Such sale would be effected through the merger (the "Elsinore Merger") into a wholly-owned subsidiary of a holding company owned by Allen E. Paulson ("Paulson Holdings") into Elsinore. Based upon reports filed pursuant to the Exchange Act as of December 31, 1997, Morgens, Waterfall, one of the Majority Stockholders, together with its affiliates beneficially owned approximately 94% of the common stock of Elsinore. Since August 1996, Riviera Gaming Management -- Elsinore, Inc. ("RGME"), an indirect subsidiary of the Company, has been managing the Four Queens under a management contract which guarantees RGME a minimum management fee plus additional compensation based on EBITDA improvement of the Four Queens, and warrants to purchase 1,125,000 shares of Elsinore common stock (equal to approximately 18.5% of the equity of Elsinore on a fully diluted basis) at $1.00 per share (the "Warrants"). Upon consummation of the Elsinore Merger, the Company would receive approximately $2.4 million, net of the exercise price of the warrants. See "THE MERGER -- Background of and Reasons for the Merger." The Company believes it is the intention of Elsinore and Paulson Holdings to consummate the Elsinore Merger at approximately the same time as the Merger.


THE MERGER AGREEMENT

     Effective Time of Merger; Payment for the Common Stock. As soon as practicable after the satisfaction or waiver of the conditions set forth in
Article 5 of the Merger Agreement, but in no event more than 30 days thereafter, the Company will file with the Secretary of State of the State of Nevada (the "Nevada Secretary of State") articles of merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the NGCL. The date of the filing of the Articles of Merger with the Nevada Secretary of State (or such later time as is agreed to by the parties to the Merger Agreement and is specified in the Articles of Merger and is within 90 days of the filing date) will be the "Effective Time."

     As promptly as practicable following the Effective Time, an exchange agent to be designated by Gaming in accordance with the Merger Agreement (the "Exchange Agent") will forward to the holders of certificates formerly evidencing shares of Common Stock ("Certificates") detailed instructions with regard to the surrender of such Certificates and a letter of transmittal to accompany any surrendered Certificates. Payment will be made to such former holders of shares of Common Stock as promptly as practicable following receipt by the Exchange Agent of Certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of Certificates.

     STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR CASH.

CONDITIONS TO THE MERGER; REGULATORY APPROVALS

     The obligations of Gaming, RAS and the Company to consummate the Merger are subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, including obtaining requisite Stockholder and certain regulatory approvals. The Merger Agreement is included in this Proxy Statement as Annex A.


     One of the conditions to the Merger is expiration or termination of the waiting period applicable to consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). The Company and Gaming received notice that the waiting period was terminated on November 21, 1997. In addition, before the Merger can be consummated, Gaming must have obtained all material consents and approvals required under the Nevada Gaming Control Act and the Indian Gaming Regulatory Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws"), as well as obtaining all of the permits and licenses required by the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board"), the Clark County Liquor and Gaming License Board (the "Clark County Board"), the City of Las Vegas and the National Indian Gaming Commission (collectively, the "Gaming Authorities").


     The Merger Agreement also contains a number of other conditions which must be satisfied or waived by the parties before the Merger can be consummated, which conditions are summarized herein. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- Conditions to the Merger", "-- Termination" and "-- Regulatory Approvals."

CHANGE OF CONTROL PROVISIONS

     Section 78.438 of the NGCL prevents a Nevada corporation from engaging in any combination with an interested stockholder of such corporation for three years following the acquisition of such shares unless the combination or the acquisition of shares is previously approved by the board of directors of such Nevada corporation. By entering into the Option and Voting Agreement with the Majority Stockholders, Gaming may be deemed to be an "interested stockholder" within the meaning of the Nevada Statute. Accordingly, on July 9, 1997, the Board of Directors approved the Option and Voting Agreement, which approval was conditioned on the closing of the Merger and the receipt by the remaining Stockholders in the Merger of substantially the same payment as the Majority Stockholders under the Option and Voting Agreement. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- The Majority Stockholders; the Option and Voting Agreement."

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

     The Merger Agreement restricts the Company and its subsidiaries and affiliates from soliciting or otherwise encouraging third parties to acquire the Company, and in certain cases Gaming will have the right to receive a termination fee if the Company enters into an Alternative Transaction (as defined). See "-- Fees and Expenses" and "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- No Solicitation of Alternative Transactions."

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time, notwithstanding the approval by the Stockholders at the Special Meeting, under certain circumstances including among other things (i) the failure by Gaming and the Company to obtain the required approvals of the Gaming Authorities to consummate the Merger, (ii) the approval by the Board of an Alternative Transaction or a decision by the Board to withdraw its recommendation to approve the Merger and the Merger Agreement, and (iii) the failure of the holders of 60% of the Common Stock (excluding the Paulson Shares) to approve the Merger Agreement at the Special Meeting. The Merger Agreement will also terminate if the Merger does not occur by April 1, 1998, which may be extended to June 1, 1998 under certain circumstances. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- Termination."

FEES AND EXPENSES


     Each party to the Merger Agreement will bear its own expenses, except that the Company must reimburse Gaming for its out of pocket expenses if the Merger Agreement is terminated in the event the Company undertakes an Alternative Transaction. In addition, if the Merger Agreement is terminated because the Company has breached its representations, warranties or covenants under the Merger Agreement or because the Board has determined in the exercise of its fiduciary duties to withdraw its approval of the Merger Agreement or the Company enters into a definitive agreement with respect to an Alternative Transaction, the Company will be required to pay to Gaming a Termination Fee upon the closing of an Alternative Transaction. The Termination Fee will be the aggregate amount equal to 3% of the consideration for the equity of the Company which is received by the Company or the Stockholders in the Alternative Transaction valued at the higher of the value of the consideration on the date of (i) the execution of the definitive agreement with respect to the Alternative Transaction and (ii) the closing of the Alternative Transaction.


  See "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- Fees and Expenses."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The directors and executive officers of the Company, who own in the aggregate 111,180 shares, or approximately 2.3% of the outstanding Common Stock, have informed the Company that they intend to vote their shares of Common Stock in favor of the Merger.

     The Merger Agreement provides that at the Effective Time, each option or share of Common Stock outstanding under the Company's stock option and stock purchase plans for directors, employees and non-employee directors, will become immediately vested and such persons will receive the right to receive in cash the difference between the exercise or purchase price for such option or share and the Merger Consideration, less any unpaid balance of any loans by the Company to such person. See "THE MERGER AGREEMENT AND RELATED
AGREEMENTS -- Treatment of Outstanding Options."


     If the Merger were consummated on December 31, 1997, the directors and executive officers of the Company would have received in the aggregate approximately $1.4 million for their shares of Common Stock (net of the purchase price for their shares), plus payments with respect to current stock options which aggregate approximately $5.3 million (net of the exercise price). For further description of the payments that the directors and executive officers will receive in the Merger, see "THE MERGER AGREEMENT AND RELATED
AGREEMENTS -- Interests of Certain Persons in the Merger."


     William Westerman, the Chief Executive Officer of the Company, is party to an employment agreement pursuant to which Mr. Westerman, under certain circumstances, will continue to be employed by the Surviving Corporation following the Effective Time. In addition, upon a change in control of the Company, Mr. Westerman would be entitled to receive certain payments on the terms and conditions set forth in his employment agreement. For a description of the terms of Mr. Westerman's employment agreement, see "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- Interests of Certain Persons in the Merger." Mr. Westerman has had preliminary discussions with Mr. Paulson and his advisors regarding possible modifications to Mr. Westerman's employment agreement and alternative treatment for all or a portion of Mr. Westerman's stock options.

     Seven of the executive officers of the Company are party to stay bonus agreements pursuant to which each such employee is entitled to receive certain payments in the event there is a change in control (as defined in such agreements) of the Company. In addition, 12 significant employees of ROC are party to agreements entitling them to cash payments upon a termination of employment following a change in control. For a description of such agreements, see "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- Interests of Certain Persons in the Merger."

THE ESCROW AGREEMENT


     Concurrently with the execution of the Merger Agreement, the Company and Gaming entered into an Escrow Agreement, dated as of September 15, 1997 (the "Escrow Agreement"), among the Company, Gaming and State Street Bank and Trust Company of California, N.A., as escrow agent (the "Escrow Agent"), pursuant to which Gaming deposited a letter of credit issued by City National Bank in the amount of $5,172,427, which amount represents (i) 20% of $23,333,775, which is the product of 1,555,585 (the number of shares of Common Stock outstanding on September 15, 1997, excluding shares held by the Majority Stockholders and the Paulson Shares) multiplied by $15.00 per share, plus (ii) $505,672, representing the interest accrued on $23,333,775 from June 1, 1997 through September 21, 1997 at the rate of 7% per annum. Gaming has deposited into escrow an additional $375,897 in cash, representing accrued interest for the period from September 22, 1997 through December 15, 1997. Under the terms of the Escrow Agreement, Gaming will continue to deposit into escrow monthly interest payments at the rate of 7% per annum on $23,333,775 until the earlier of the Closing Date (as defined in the Merger Agreement) for the Merger or the termination of the Merger Agreement. If the Merger fails to occur or is terminated under certain conditions, including the breach of the Merger Agreement by Gaming, the escrowed funds will be released to the Company, which will distribute such funds to the Stockholders (other than the Majority Stockholders, the Company and its subsidiaries, and Gaming, RAS and their stockholders and affiliates). See "THE MERGER AGREEMENT AND RELATED AGREEMENTS -- The Escrow Agreement." A copy of the Escrow Agreement included in this Proxy Statement as Annex B.


CERTAIN TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for shares of Common Stock in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Stockholders are urged to consult their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, foreign and other taxes. See "CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS."

NO DISSENTERS' RIGHTS

     Under Nevada law, Stockholders are not entitled to appraisal rights in connection with the Merger. See "THE MERGER -- No Dissenters' Rights."

MARKET PRICES


     Shares of Common Stock are listed and traded on the AMEX. On May 14, 1997, the date preceding public announcement of the execution of a non-binding letter of intent by the Company and Allen E. Paulson to undertake the Merger, the high, low and closing sales prices of a share of Common Stock on the AMEX were $13.38, $13.25 and $13.25, respectively. On January 12, 1998, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales prices of a share of Common Stock on the AMEX were $13.50, $13.25 and $13.50, respectively.

                               VOTING AND PROXIES

     This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by or on behalf of the Board of Directors for use at the Special Meeting.

RECORD DATE; SOLICITATION OF PROXIES


     The close of business on January 6, 1998 has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. As of December 31, 1997, there were 4,903,680 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Holders of shares of Common Stock are entitled to one vote at the Special Meeting for each share of Common Stock held of record by them at the Record Date.


     In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor.

VOTE REQUIRED

     A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Special Meeting. Under the terms of the Merger Agreement, the affirmative vote of the holders of at least 60% of the outstanding shares of Common Stock as of the Record Date is required for approval and adoption of the Merger Agreement, which requirement may be waived by the Company and Gaming. Under the terms of the Merger Agreement, the Paulson Shares, which account for approximately 9.4% of the outstanding Common Stock, will not count toward approval of the Merger Agreement. The Company's Articles of Incorporation also requires the affirmative vote of the holders of 60% of the outstanding shares of Common Stock as of the Record Date to approve and adopt the Merger Agreement. Abstentions may be specified with respect to the approval and adoption of the Merger Agreement and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote due to the requirement of affirmative votes described in the preceding sentences.

     Under the terms of the Option and Voting Agreement, the Majority Stockholders, who hold in the aggregate 2,891,640 shares, or approximately 58.9% of the total number of outstanding shares of Common Stock, have agreed that they will cause all of the shares of Common Stock held by them to be present for quorum purposes at the Special Meeting and to vote their shares of Common Stock, or cause them to be voted, in favor of the Merger Agreement. The directors and executive officers of the Company, who own in the aggregate 111,180 shares, or approximately 2.3% of the outstanding Common Stock, have informed the Company that they intend to vote their shares of Common Stock in favor of the Merger. Therefore, holders of the number of shares of Common Stock required to approve the Merger Agreement have informed the Company that they intend to vote for the approval and adoption of the Merger Agreement and, if such shares are so voted, the Merger Agreement will be approved without any action on the part of any other Stockholder.

     Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter which may properly come before the Special Meeting.

     Under the rules of the AMEX, while brokers who hold shares of Common Stock in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement and the Merger absent instructions. Shares of Common

Stock held by brokers who do not receive instructions but which are reported as "instructions withheld" will be treated as present, in person or by proxy, at the Special Meeting and counted as present for quorum purposes. A failure by a broker to vote will have the effect of a negative vote on the approval of the Merger Agreement.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly presented, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of, among other things, soliciting additional proxies in favor of approval and adoption of the Merger Agreement, one or more of the persons named as proxy appointees will vote in accordance with their best judgment on such matters and consistent with the voting rights of such shares as provided by the Company's By-laws and the NGCL; provided, however, that no proxy that is voted or is treated as voted against approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for proxies that have been effectively revoked prior to such reconvened meeting. The grant of a proxy will also confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

     Any holder of shares of Common Stock may revoke a proxy at any time before it is voted by filing with the Secretary or the Assistant Secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be sent to Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Attention: Secretary or Assistant Secretary. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     As promptly as practicable following the Effective Time, the Exchange Agent will forward to the holders of Certificates formerly evidencing shares of Common Stock detailed instructions with regard to the surrender of such Certificates and a letter of transmittal to accompany any surrendered Certificates. Payment will be made to such former holders of shares of Common Stock as promptly as practicable following receipt by the Exchange Agent of Certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of Certificates.

      STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD.
 IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR
               EXCHANGING THEIR SHARES OF COMMON STOCK FOR CASH.

                                   THE MERGER

GENERAL

     The following information with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is included in this Proxy Statement as Annex A and, where applicable, to the Escrow Agreement and the Option and Voting Agreement, copies of which are included in this Proxy Statement as Annex B and Annex C, respectively. The following information includes a summary of the material terms of the Merger Agreement, which sets forth the terms and conditions upon which the Merger is to be effected. If the Merger Agreement is approved and adopted by the requisite vote of Stockholders at the Special Meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated and RAS will merge with and into the Company at the Effective Time. The Company will be the surviving corporation (the "Surviving Corporation") in the Merger.

     Pursuant to the Merger, each share of Common Stock issued and outstanding at the Effective Time (other than the Paulson Shares, or shares of Common Stock which are held in the treasury of the Company or any of its subsidiaries, which will be cancelled without payment) will be converted automatically into the right to receive the Merger Consideration. As a result of the Merger, holders of shares of Common Stock will cease to have an equity interest in, or possess any rights as stockholders of, the Surviving Corporation.

     In addition, options and shares granted and distributed pursuant to the Company's stock option and stock purchase plans will be cancelled and the holders of such options and/or shares will be entitled to receive a cash payment in exchange. See "-- Treatment of Outstanding Options."

BACKGROUND OF AND REASONS FOR THE MERGER

     Background. The terms of the Merger Agreement are the result of arms-length negotiations between representatives, legal advisors and financial advisors of the Company and of Gaming. The following is a brief discussion of the background of those negotiations.

     Beginning in the spring of 1996, Mr. Allen E. Paulson ("Paulson") expressed an interest in acquiring a controlling interest in the Company. The Board of Directors informed Paulson that the price and terms of any offer (a) would have to be satisfactory to the Majority Stockholders and (b) the remaining Stockholders must be offered the opportunity to sell their shares of Common Stock to Paulson on the same terms and at the same price as those offered to the Majority Stockholders. In late March 1997, the Company was informed that the Majority Stockholders were prepared to grant Paulson an option to acquire their Common Stock.

     In April 1997 the Company and Paulson commenced discussions which contemplated the merger of the Company into a wholly-owned subsidiary of Paulson Holdings in which all Stockholders would receive $15 per share plus interest thereon at the rate of 7% per annum from June 1, 1997 until the Merger and the Company would become a wholly-owned subsidiary of Paulson Holdings. The Company and Paulson executed a non-binding letter of intent as to the foregoing on May 15, 1997.


     Contemporaneously with the foregoing discussions, Morgens, Waterfall, one of the Majority Stockholders, also reached an agreement in principle to sell its approximately 94% equity interest in Elsinore to Paulson for approximately $14.7 million, plus interest thereon. Such sale would be effected through the Elsinore Merger in which all Elsinore stockholders would receive the same per share consideration as Morgens, Waterfall and Elsinore would become a wholly-owned subsidiary of Paulson Holdings. Since August 1996, RGME, an indirect subsidiary of the Company, has been managing the Four Queens under a management contract which, among other things, grants to RGME Warrants to purchase 1,125,000 shares of Elsinore common stock (equal to approximately 18.5% of the equity of Elsinore on a fully diluted basis) at $1.00 per share. Upon consummation of the Elsinore Merger, the Company would receive approximately $2.4 million, net of the exercise price of the Warrants. The merger agreement relating to the Elsinore Merger was executed on September 16, 1997. The Company believes it is the intention of Elsinore and Paulson Holdings to consummate the Elsinore Merger at approximately the same time as the Merger.

     On July 9, 1997 the Board of Directors, after receiving the opinion of the Financial Advisor that the terms of the Merger were fair to the Stockholders from a financial point of view, approved the Riviera Merger.

     On September 16, 1997, the parties executed the Merger Agreement and issued a press release to that effect. On September 22, 1997 Gaming deposited the requisite funds in escrow pursuant to the Escrow Agreement.

     The Board has from time to time received preliminary "offers" from third parties as to the purchase of control of the Company. None of such offers were at prices or on terms which were acceptable and such offers were not pursued by such third parties beyond a very preliminary stage. All of such offers were at less than the Merger Consideration and/or were not extended to all of the Company's stockholders. The Board had not received any competing offers from prospective third-party purchasers at the time it was evaluating the Merger and has not received any offers from third-parties since that time.

     Reasons for the Merger. In determining to approve the Merger and the Merger Agreement and to recommend that Stockholders approve and adopt the Merger and the Merger Agreement, the Board of Directors considered a number of factors, including the following:

     The Board of Directors, management of the Company and the Majority Stockholders have believed for some time that because the Company's primary asset consisted of a single, older, mid-sized Las Vegas casino, the Company could become vulnerable to the effects of constantly increasing competition in the Las Vegas gaming market. In the spring of 1997, the Company attempted a public offering of Common Stock to raise equity capital and to permit two of the Majority Stockholders to sell most of their Common Stock. The Company had planned to offer the Common Stock at a price per share below the Merger Consideration, but the proposed offering was unsuccessful and ultimately abandoned. The Company had intended to apply the proceeds it would have received from the equity public offering primarily to the Black Hawk Project (as defined).


     In addition, when evaluating the Merger, the Board considered the opinion of the Financial Advisor that, as of its date, the consideration to be received by the Stockholders in the Merger is fair, from a financial point of view, to the Stockholders. As part of its consideration of the Financial Advisor's opinion, the Board considered, among other things, the results of the various comparable transactions analyses performed by the Financial Advisor, and noted that the takeover premium to be received by the Stockholders is below the range for comparable transactions.



     The Board's conclusion that the Merger is fair to the Stockholders from a financial point of view was reached with knowledge of the general economic terms of the Elsinore Merger. However, the Board did not consider that the amount of consideration payable under the Elsinore Merger was relevant, except to the extent the Company would receive consideration payable under the Elsinore Merger in respect of the Warrants. Instead, the Board determined the fairness of the Merger based upon the factors referred to herein, including the opinion of the Financial Advisor that the consideration to be received by the Stockholders in the Merger is fair, from a financial point of view, to the Stockholders. The Board's conclusion is consistent with the disclosure set forth under "Certain Relationships and Related Transactions -- Morgens, Waterfall's Role in Determining Purchase Prices of the Company and Elsinore."


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of the Company and its Stockholders and has unanimously approved the Merger Agreement. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

     The Company retained Ladenburg to act as its Financial Advisor in connection with the Merger and related matters based upon Ladenburg's qualifications, experience and expertise.

     On July 9, 1997 Ladenburg delivered a written opinion to the Board of Directors to the effect that, as of such date, the consideration to be received by the Stockholders in the Merger is fair, from a financial point of view, to the Stockholders. Ladenburg subsequently confirmed and reissued such opinion in writing on November 14, 1997 (the "Opinion") after confirming that its analysis had not changed in any material respect. A copy of the Opinion is included in this Proxy Statement as Annex D. Stockholders are urged to read the Opinion in its entirety for assumptions made and matters considered by Ladenburg.


  INFORMATION AND MATERIALS CONSIDERED

     In connection with rendering its Opinion, Ladenburg reviewed such information as it deemed necessary or appropriate for the purpose of rendering its Opinion. Ladenburg reviewed information including, but not limited to, the following: (i) the Merger Agreement; (ii) the Company's Annual Reports on Form 10-K for the three fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996; (iii) the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1997; (iv) detailed internal financial statements for the Company for the fiscal years ended December 31, 1995 and December 31, 1996 and the nine months ended September 30, 1997; (v) management's five-year projected financial statements for the Company for the fiscal years ending December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001; (vi) the Annual Reports on Form 10-K for Elsinore for the three fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996; (vii) the Quarterly Report on Form 10-Q for Elsinore for the nine months ended September 30, 1997; (viii) management's five-year projected financial statements for Elsinore for the fiscal years ending December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001;
(ix) the price and volume trading history of the Common Stock; and (x) publicly available market information regarding the industry, the Company, Elsinore and their competitors. In addition, Ladenburg met with members of senior management of the Company at its offices in Las Vegas to discuss the historical and prospective industry environment and operating results for both the Company and Elsinore.

     In rendering its Opinion, Ladenburg assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to us from public sources, that was provided to Ladenburg by the Company, or that was otherwise reviewed by Ladenburg. With respect to financial projections supplied to Ladenburg, Ladenburg assumed that they were reasonably prepared based on both the Company's and Elsinore's then current estimate of results, and Ladenburg has relied upon such projections and made no independent verification of the bases, assumptions, calculations or other information contained therein. Ladenburg has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Elsinore, and Ladenburg does not assume any responsibility for verifying any of the information reviewed. Ladenburg was not authorized to, and did not, solicit third party indications of interest in acquiring all or part of the Company, and Ladenburg was not asked to consider, and its Opinion does not address, the consideration the Company might receive from a third-party purchaser, the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Ladenburg's Opinion is necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Ladenburg, as of the date of the Opinion.

     The summary of certain financial and comparative analyses set forth below does not purport to be a complete description of the analyses employed by Ladenburg in reaching the Opinion. Ladenburg believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it without considering all such factors and analyses could create a misleading view of the processes underlying the Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description.

     THE FULL TEXT OF THE OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS INCLUDED IN THIS PROXY STATEMENT AS APPENDIX D AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN

ITS ENTIRETY. THE OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE STOCKHOLDERS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE SUMMARY OF THE MATERIAL TERMS OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  OVERVIEW OF ANALYSES

     Ladenburg used both quantitative and qualitative assessments to evaluate the Company. Ladenburg's determination that the Merger Consideration is fair, from a financial point of view, to the Stockholders is based on all the quantitative and qualitative analyses described herein.

     Ladenburg conducted a number of valuation analyses of consideration values to be received in the Merger and determined a range of per share equity values for the Company. Additionally, Ladenburg conducted a number of valuation analyses to determine a range of per share equity values for the Company's ownership interest in Elsinore. The analyses used to determine per share equity values for the Company included a historical market price analysis, a market multiples analysis, an acquisition multiples analysis, a discounted cash flow analysis and a takeover premium analysis. Ladenburg used the low and high per share equity value from each analysis to develop a range of values for the Company. The analyses used to determine per share equity values for the Company's interest in Elsinore included a market multiples analysis, an acquisitions multiple analysis, a discounted cash flow analysis and a valuation of the Warrants based on the proposal by Paulson Holdings to purchase Elsinore described in Elsinore's Quarterly Report on Form 10-Q dated March 31, 1997 (the "Paulson Elsinore Proposal"). Ladenburg compared the consideration to be received in the Transaction to the range of derived equity values for Riviera, inclusive of the derived range of median per share equity values for the Company's ownership interest in Elsinore.

  QUALITATIVE CONSIDERATIONS

     In addition to the quantitative analyses discussed below, Ladenburg considered a number of qualitative factors related to the Company. Ladenburg did not apply weightings to any of these qualitative analyses. Among the positive qualitative factors relating to the Company, Ladenburg noted (i) the Company's well-recognized brand name and loyal clientele; (ii) improved operating results over the last three fiscal years; (iii) greater revenue diversification relative to the Strip; (iv) strong entertainment products; and (v) a well regarded management team. Among the negative qualitative factors relating to the Company, Ladenburg noted that the Company's: (i) single property position results in concentrated risk; (ii) increased competition on the Strip; (iii) lack of a marquee attraction which will pose a challenge in the future given the trend towards themed properties on the Strip; (iv) substantially lower margins than those of comparable companies; (v) flat to declining revenues and decreasing earnings trend over the past three quarters; and (vi) 1997 results expected to be below 1996 levels.

  QUANTITATIVE ANALYSES

     Ladenburg evaluated the Company, through various methods described below, to derive implied aggregate equity values and implied per share equity values for 100% of the value of the Company.

     (a) Historical and Projected Financial Performance. Ladenburg reviewed the Company's historical financial performance for each of the three fiscal years in the three-year period ended December 31, 1996 and the nine months ended September 30, 1996 and September 30, 1997, and its projected performance as developed by management based on assumptions management believed were reasonable for the next five years.

     (b) Historical Market Price Analysis. Ladenburg examined the closing market prices of the Company's common stock over the 90-day trading period prior to November 13, 1997 during which time the closing market price ranged from $12.50 to $14.81 and had an average high and low trading price of $13.79 and

$13.59, respectively, and a closing price of $13.75 on November 13, 1997, one day prior to the date of Ladenburg's November 14, 1997 Opinion.

     (c) Market Multiples Analysis. Ladenburg conducted a market multiples analysis for the Company which determined the implied public market value based on the multiples of comparable public companies. Ladenburg derived results based upon the multiples of the following group of public companies which Ladenburg believes are comparable to the Company: Ameristar Casinos, Inc., Bally's Grand, Inc., Boyd Gaming Corporation, Harveys Casino Resort, Primadonna Resorts, Inc., Rio Hotel & Casino, Inc. and Station Casinos, Inc. (the "Comparable Companies").

     For all the Comparable Companies, Ladenburg derived the following median common stock trading multiples for the Comparable Companies: (i) revenues; (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (iii) earnings before interest and taxes ("EBIT"); (iv) net income; (v) projected earnings per share ("EPS"); and (vi) book value. Revenue, EBITDA and EBIT multiples are based on total enterprise value divided by each financial measure, respectively. Total enterprise value is defined as the market value of common stock, plus total debt, less cash and cash equivalents. The net income, projected EPS and book value multiples are derived by dividing the market value of the common stock in aggregate, or per share stock price as appropriate, by net income, projected EPS and book value.

     The implied equity valuations for Riviera based on revenue, EBITDA and EBIT were calculated by multiplying Riviera's revenue, EBITDA and EBIT by the median revenue, EBITDA and EBIT multiples, respectively, for the Comparable Companies, then subtracting debt outstanding and adding cash, net of operating cash, cash equivalents and the cash value of the exercise of all options with an exercise price of $15.00 or less as of September 30, 1997. To arrive at equity valuations based on net income, projected EPS and book value, Ladenburg multiplied the Company's net income, projected net income and book value by the median net income, projected EPS and book value multiples, respectively, for the Comparable Companies and added the cash value of the exercise of all options with an exercise price of $15.00 or less as of September 30, 1997. This range of implied equity values was divided by the total number of shares of Common Stock outstanding, assuming the exercise of all options with an exercise price of $15.00 or less as of September 30, 1997 to derive a range of implied equity values per share.

     Ladenburg applied a 25% discount to the median Comparable Company multiples to account for the qualitative considerations and the historical discount at which the Company trades relative to the Comparable Companies. Ladenburg examined the historical trading multiples of EBITDA, EBIT and net income based on the daily stock prices for the Company over the past twelve months. Ladenburg compared these data to the same multiples for the Comparable Companies and noted that the Company has traded at a discount of 26% to 39% compared to the median multiples of the Comparable Companies over the same time period. Further reasons for the discount include, but are not limited to: (i) an increased risk associated with the Company owning a single property; (ii) a less desirable location on the northernmost point on the Strip resulting in lower walk-in traffic and lower average room rates relative to comparable properties on the Strip; (iii) the Company's reliance on convention business; (iv) weak slot win per day performance year-over-year versus the Strip; and (v) substantially lower margins than those of the Comparable Companies.


     With respect to factor (ii) in the preceding paragraph, Ladenburg considered the Riviera's northern location to be less desirable in terms of enabling the Company to charge higher room rates and attract higher-level customers. The Company has informed Ladenburg that given the Company's marketing emphasis on attracting mid-level gaming customers, it believes the Riviera is well-situated. Although the Company hopes its average daily room rates will continue to increase, especially upon the opening of the new convention center, they have historically been and probably will continue to be below the daily average room rate for properties on the Strip; however, given the Riviera's marketing focus, the Company believes that lower average daily room rates will be beneficial to the Riviera's future competitive position.


     The discounted median market multiples for the Comparable Companies were as follows: (i) 1.2x as a multiple of revenues; (ii) 5.6x as a multiple of EBITDA;
(iii) 9.3x as a multiple of EBIT; (iv) 9.6x as a multiple of net income; (v) 11.6x as a multiple of projected EPS for the current fiscal year; (vi) 10.5x as a multiple of projected EPS for the next fiscal year; and (vii) 1.8x as a multiple of book value. The results of this analysis indicated a range of per share equity values of $7.88 to $12.64 (or $10.20 to $22.03 if the 25% discount had not been applied). On July 9, 1997, the results of this analysis indicated a range of per share equity values of $9.77 to $15.38 (or $12.72 to $25.51 if the 25% discount had not been applied). Ladenburg has confirmed that the change in this range is not material with respect to its Opinion.

     While Ladenburg calculated the per share value derived from the revenue multiple, Ladenburg did not include this per share value in the ranges of implied values, and did not present such a range to the Board, because in Ladenburg's professional judgment it is not a meaningful indicator of value. Had Ladenburg included the per share value derived from the revenue multiple, the range of discounted and undiscounted values would have been the same as those presented in the preceding paragraph and, had Ladenburg included such value on July 9, 1997, the range of values would have been $9.77 to $17.67 (or $12.72 to $28.57 if the 25% discount had not been applied).

     (d) Acquisition Multiples Analysis. Ladenburg conducted an acquisition multiples analysis which was similar to the market multiples analysis but instead relied upon multiples from comparable merger and acquisition transactions. For purposes of this analysis, the purchase price was equal to the amount paid for the target's equity and the transaction value was equal to the purchase price, plus the target's outstanding interest-bearing debt, less cash and cash equivalents.

     Ladenburg compared multiples from merger and acquisition transactions of the following target and acquiring companies, respectively: the acquisition of Colorado Gaming & Entertainment Co. by Ladbroke Group, PLC, the acquisition of Bally's Grand, Inc. by Hilton Hotels Corp., the acquisition of Griffin Gaming & Entertainment, Inc. by Sun International Ltd., the acquisition of Bally Entertainment by Hilton Hotels Corp., the acquisition of Par-A-Dice Gaming Corp. by Boyd Gaming Corporation, the acquisition of Boomtown, Inc. by Hollywood Park, Inc., the acquisition of certain gaming interests owned by Edward J. DeBartolo Corp. by Casino America, Inc., the acquisition of the Sahara Hotel & Casino by Bill Bennett, the acquisition of the Hacienda Hotel & Casino by Circus Enterprises, the acquisition of Gold Strike Resorts by Circus Enterprises and the acquisition of Caesar's World, Inc. by ITT Corp. Ladenburg determined that the following transactions represented a core group of transactions most comparable to the Company: the acquisition of Bally's Grand, Inc. by Hilton Hotels Corp., the acquisition of Griffin Gaming & Entertainment, Inc. by Sun International Ltd., the acquisition of Bally Entertainment by Hilton Hotels Corp., the acquisition of Par-A-Dice Gaming Corp. by Boyd Gaming Corporation, the acquisition of Boomtown, Inc. by Hollywood Park, Inc. and the acquisition of Gold Strike Resorts by Circus Circus Enterprises.


     Once again, Ladenburg applied a 25% discount to the median acquisition multiples for the core selected transactions for the same reasons described above in (c). The discounted median multiples for the core selected transactions were as follows: (i) 1.4x as a multiple of sales; (ii) 5.3x as a multiple of EBITDA; (iii) 8.2x as a multiple of EBIT; (iv) 17.8x as a multiple of net income; (v) 15.5x as a multiple of projected EPS for the current fiscal year; and (vi) 3.1x as a multiple of book value. The range of implied equity values derived from the acquisition multiples analysis was divided by the number of shares of Common Stock outstanding assuming the exercise of all options with an exercise price of $15.00 or less as of September 30, 1997 to derive implied equity value per share. The range of implied equity values per share of Common Stock was $6.85 to $21.82 (or $14.37 to $28.79 if the 25% discount had not been applied). On July 9, 1997, the results of this analysis indicated that the range of implied equity values per share of Common Stock was $13.42 to $23.65 (or $22.90 to $31.23 if the 25% discount had not been applied). Ladenburg has confirmed that the change in this range is not material with respect to its Opinion.


     While Ladenburg calculated the per share value derived from the revenue multiple, Ladenburg did not include this per share value in the ranges of implied values, and did not present such a range to the Board, because in Ladenburg's professional judgment it is not a meaningful indicator of value. Had Ladenburg included the per share value derived from the revenue multiple, the range of discounted values would have been the same as those presented in the preceding paragraph, the range of undiscounted values would have been $14.37 to $29.87, and, had Ladenburg included such value on July 9, 1997, the range of values would have been $13.42 to $24.10 (or $22.90 to $37.14 if the 25% discount had not been applied).

     (e) Discounted Cash Flow Analysis. Ladenburg conducted a discounted cash flow analysis which derived implied equity values based on the present value of future net cash flows, less current total debt, plus current total cash, net of operating cash, cash equivalents and the cash value of the exercise of all options with an exercise price of $15.00 or less as of September 30, 1997. The cash flows were discounted using a range of discount rates based upon a representative range of weighted average costs of capital in the industry. For purposes of this analysis, annual free cash flow equals de-levered net income, plus depreciation and amortization, less capital expenditures, less the change in working capital. In an assumed "exit" in year five, free cash flow also included proceeds from the sale of the business, which is typically assumed only for valuation purposes as a more representative "terminal value" than using cash flows in perpetuity. The terminal value was determined by applying a range of exit multiples based on the median EBITDA multiple of the Comparable Companies, discounted by 25% for the reasons noted above in (c). Ladenburg applied discount rates of 14.0% to 16.0% and exit multiples of 5.1x to 6.1x. The equity value was divided by the number of shares of Common Stock outstanding assuming the exercise of all options with an exercise price of $15.00 or less as of September 30, 1997 to derive implied equity value per share. The equity value per share ranged from $3.65 to $9.72 (or $10.41 to $17.10 if the 25% discount had not been applied). On July 9, 1997, the equity value per share ranged from $7.52 to $13.00 (or $12.99 to $18.96 if the 25% discount had not been applied). Ladenburg has confirmed that the change in this range is not material with respect to its Opinion.

     (f) Takeover Premium Analysis. Ladenburg conducted a takeover premium analysis which derived an implied per share stock price based on the market value premium typically given to a public company upon the announcement of a takeover of that company. Ladenburg looked at 100% completed acquisitions of a public company from June 10, 1996 to November 12, 1997. Ladenburg compared the takeover stock price of the target company to the target company stock price one day and one week prior to the original announcement date. Ladenburg derived a mean and median takeover price premium one day and one week prior to the takeover announcement. Ladenburg then applied the mean and median percentage premiums to the Common Stock price one day and one week prior to the announcement of the Merger on April 11, 1997 to derive a mean and median implied share price, for the one day and one week periods, respectively.

     The mean implied share price for the one day and one week time periods was $16.22 and $17.19, respectively. The median implied share price for the one day and one week time periods was $15.57 and $16.88, respectively. The resulting median of these four per share values indicated a per share stock price of $16.55.

     (g) Elsinore Implied Equity Valuation Analysis. Ladenburg conducted similar analyses as described above in (a), (c), (d) and (e) on Elsinore to derive a median implied aggregate equity value for 100% of the value of Elsinore. The Company's fully diluted 18.4% equity ownership in Elsinore was then divided by the number of shares of Common Stock outstanding assuming the exercise of all options with an exercised price of $15.00 or less as of September 30, 1997 to derive implied equity values of Elsinore per share of Common Stock.


     The market multiples analysis indicated a median equity value for the Company's 18.4% ownership of Elsinore of approximately $1.6 million. The acquisition multiples analysis indicated a median equity value for the Company's 18.4% ownership of Elsinore of approximately $2.7 million. The discounted cash flow analysis indicated a median equity value for the Company's 18.4% ownership of Elsinore of approximately $0.5 million. In addition, Ladenburg examined the value ascribed to the Elsinore Warrants based upon the Paulson Elsinore Proposal. The analyses indicated an equity value range of the Company's 18.4% ownership of Elsinore of $0.5 million to $2.7 million. The range of implied equity values was divided by the number of shares of Common Stock outstanding assuming the exercise of all options with an exercise price of $15.00 or less as of September 30, 1997 to derive implied equity value per share. The range of implied equity values per share of Common Stock was $0.09 to $0.47. On July 9, 1997, the analyses indicated an equity value range of the Company's 18.4% ownership of Elsinore of $1.5 million to $2.4 million, and the range of implied equity values per share of Common Stock was $0.26 to $0.42. Ladenburg has confirmed that the changes in these ranges are not material with respect to its Opinion. Upon consummation of the Elsinore Merger, the Company would receive approximately $2.4 million, net of the exercise price of the warrants, or $0.42 per share of Common Stock.

  COMPARISON OF THE MERGER CONSIDERATION TO THE VALUES OF RIVIERA


     Ladenburg used the low and high per share equity value from each of the analyses discussed above to develop a range of values for the Company. Ladenburg calculated the range of values by determining the median of the low ends of the ranges produced by the analyses discussed above as well as the median of the high ends of such ranges, excluding the Elsinore Implied Equity Valuation Analysis. This resulted in a range of per share equity values of between $7.88 and $13.67. In the Elsinore Implied Equity Valuation Analysis, Ladenburg calculated the median low end and median high end of the analyses performed to determine a range of per share equity values for the Company's Warrants to purchase shares of Elsinore. Ladenburg then compared the consideration to be received in the Transaction to the range of derived equity values for the Company, inclusive of the derived range of median per share equity values for the Company's Warrants to purchase shares of Elsinore. In rendering its Opinion, Ladenburg believed that it was appropriate to compare the Merger Consideration to this derived range of median per share equity values rather than to each individual range derived as described above in order to provide the most balanced analysis. Ladenburg noted that the Merger Consideration is lower than the bottom of the range derived under the takeover premium analysis discussed above. Ladenburg placed greater weight on the analysis of the derived range of equity values for the Company than on the takeover premium analysis because the takeover premium analysis does not take into account various subjective factors that are significant when comparing the Transaction to the comparable transactions. The takeover premium analysis also does not reflect any adjustments for differences in the structures of the takeover transactions themselves. Ladenburg concluded that the Merger Consideration to be received in the Merger is fair, from a financial point of view, to the Stockholders, based on among other things, the fact that the Merger Consideration falls within the range of values for the Company derived above.


  LIMITATIONS OF ANALYSES

     Although each of the analyses employed by Ladenburg in rendering its Opinion is summarized above, the above summary does not purport to be a complete description of Ladenburg's analyses and contains those aspects of Ladenburg's analyses deemed most relevant. In its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, based on, among other things, information provided to (and relied upon by) Ladenburg by the Company, many of which are beyond the control of the Company. Any estimates contained in Ladenburg's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily to reflect the prices at which businesses actually may be sold. Ladenburg's analysis does not reflect, among other things, changes since the date of the Opinion for the Company's business or prospects, changes in general business and economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such materials were prepared.

     Ladenburg is an internationally recognized investment banking firm which, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, merchant banking, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Ladenburg was engaged as Financial Advisor to the Company in connection with the Merger and to render the Opinion and will receive fees in connection therewith of $350,000. In addition, the Company has agreed to reimburse Ladenburg for its related expenses. The Company has also agreed, in a separate letter agreement, to indemnify Ladenburg, its affiliates and each of their respective directors, officers, agents, consultants and employees and each person, if any, controlling Ladenburg or any of its affiliates against certain liabilities, including liabilities under federal securities laws. In the ordinary course of its business Ladenburg may trade the securities of the Company for its own account and for the account of its customers, and may at any time hold a long or short position in such securities. Ladenburg has rendered financial advisory services in the past to the Company for which it received customary compensation.

ACCOUNTING TREATMENT

     The Merger will be treated as a "purchase" for accounting purposes.

NO DISSENTER'S RIGHTS

     Section 92A.390 of the NGCL provides that holders of a class of stock which is listed on a national securities exchange have a right to dissent with respect to a plan of merger only if the holders of such stock are required under the plan of merger to accept in exchange for the shares anything but, among other things, cash. Because the Common Stock is listed on the AMEX and the Merger Consideration will be paid in cash, Stockholders have no right of dissent under applicable Nevada law. In addition, the rules of the AMEX contain similar provisions applicable to Stockholders.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

     The following is a summary of material terms of the Merger Agreement, a copy of which is included in this Proxy Statement as Annex A, and the Escrow Agreement and Option and Voting Agreements (collectively, the "Related Agreements"), copies of which are included in this Proxy Statement as Annex B and Annex C, respectively. The material terms of the Merger Agreement and the Related Agreements are summarized below, but such summary is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the Merger Agreement and the Related Agreements. Stockholders are urged to review the Merger Agreement and the Related Agreements carefully.

     Pursuant to the Merger Agreement, unless the Merger Agreement has been terminated, as soon as practicable after the satisfaction or waiver of the conditions contained therein, but in no event more than 30 days thereafter, the Company will file the Articles of Merger with the Secretary of State of Nevada in accordance with the NGCL, specifying that the Merger shall become effective at the time the Articles of Merger are filed, or such later date as set forth in such filing (which may not be more than 90 days after the Articles of Merger are filed), which may be in no event later than April 1, 1998, unless extended in accordance with the terms of the Merger Agreement. The time at which the Merger becomes effective is referred to as the Effective Time.

     As a result of the Merger, at the Effective Time, each share of Common Stock (other than the Paulson Shares, or which are held in the treasury of the Company or any of its subsidiaries, which will be cancelled without payment) shall be converted into and represent the right to receive the Merger Consideration, which consists of (i) $15.00 in cash, plus (ii) additional consideration, (the "Additional Consideration") equal to the daily portion of the accrual on $15.00 at 7% compounded annually, accruing from June 1, 1997 to the Effective Time, except that the Additional Consideration to be received by the Majority Stockholders will be reduced by the monthly payments made to such Stockholders pursuant to the Option and Voting Agreement. In the Merger, the shares of capital stock of RAS issued and outstanding immediately prior to the Effective Time will be converted into shares of common stock of the Surviving Corporation.

TREATMENT OF OUTSTANDING OPTIONS

     The Merger Agreement provides that, at the Effective Time, all outstanding options granted on or prior to the dates of the merger agreement pursuant to the Company's 1993 Employee Stock Option Plan and the Company's Non-Qualified Stock Option Plan for Non-Employee Directors will be cancelled and the holders of such options will receive in exchange for each such option an amount in cash equal to the number of shares of Common Stock previously subject to such option multiplied by the excess of the Merger Consideration over the per share exercise price applicable to such option, less any applicable withholding taxes. In addition, at the Effective Time, all shares of Common Stock issued pursuant to the Company's Employee Stock Purchase Plan and the Company is Stock Compensation Plan for Directors Serving on the Compensation Committee will be cancelled and each holder of such shares will receive in exchange for such shares an amount in cash equal to the numbers of all such shares owned by such holder multiplied by the Merger consideration, less any unpaid balance of any loans by the Company to such holder.

EXCHANGE PROCEDURES

     At or prior to the Effective Time, Gaming will designate a bank or trust company reasonably acceptable to the Company to serve as the Exchange Agent for the shares of Common Stock. As soon as reasonably practicable at or after the Effective Time, Gaming will deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of Certificates, cash or immediately available funds in United States dollars in an amount that equals the aggregate Merger Consideration.

     Promptly after the Effective Time, the Surviving Corporation will instruct the Exchange Agent to mail to each record holder of outstanding Certificates as of the Effective Time a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration. Delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificates to the Exchange Agent.

     Upon the surrender to the Exchange Agent of a duly executed letter of transmittal and one or more Certificates, the holder of the Certificate(s) shall be entitled to receive only the Merger Consideration and the Certificate(s) shall be cancelled. If payment (or any portion thereof) is to be made to a person other than the person in whose name the Certificate surrendered is registered, the surrendered Certificate must properly endorsed in accordance with the instructions on the letter of transmittal and the person surrendering the Certificate(s) must pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of such surrendered Certificate(s) or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties made by the Company relating to, among other things: (a) the due organization, power and standing of the Company and similar corporate matters, (b) the authorization, execution, delivery and enforceability of the Merger Agreement,
(c) the capitalization of the Company and its subsidiaries, (d) compliance with applicable federal, state and foreign laws and regulations applicable to the businesses conducted by the Company and its subsidiaries, (e) Board approval of the granting of options and any sale of shares under the Option and Voting Agreement, (f) the absence of any conflicts under charters or by-laws, violations of any instruments or laws and required consents and approvals; (g) filing of reports required by the Exchange Act, representations as to the financial statements and absence of undisclosed liabilities, (h) absence of certain changes, including changes in the Company's capitalization, (i) the absence of any material misstatements or omissions in the Proxy Statement, (j) absence of brokers, (k) absence of litigation, (l) taxes, (m) employee benefits,
(n) intellectual property, (o) material contracts, (p) insurance, (q) labor matters, (r) real property, (s) environmental matters, and (t) completeness of representations and absence of undisclosed facts.

     The Merger Agreement also contains various representations and warranties made by Gaming and RAS relating to, among other things: (a) the due organization, power and standing of Gaming and RAS and similar corporate matters, (b) the non-contravention of the charters and by-laws of RAS and Gaming, violations of any instruments or laws and required consents and approvals, (c) absence of litigation, (d) the absence of any material misstatement or omission in the Proxy Statement, (e) absence of prior activities of Gaming or RAS, (f) absence of brokers, (g) the availability to Gaming on the Closing Date and as the Effective Time of the aggregate Merger Consideration plus amounts payable in the Merger with respect to the Company's options and stock purchase plans and (h) completeness of representations and absence of undisclosed facts.

CERTAIN COVENANTS

     The Company has agreed that from the date of the Merger Agreement until the Effective Time, the Company and its subsidiaries will each conduct their respective operations in accordance with their ordinary course of business consistent with past practice and will use their reasonable best efforts to preserve intact their business organization, keep their officers and employees and maintain existing business relationships. The Company has agreed that, prior to the Effective Time, without the prior written consent of Gaming, the Company will not: (a) amend its Articles of Incorporation or Bylaws or other comparable organizational documents, (b) authorize for issuance, issue, pledge, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or otherwise encumber, any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except as required by option agreements in effect as of the date of the Merger Agreement, or amend any of the terms of any such outstanding securities or agreements, (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or, redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries, (d) (i) with certain exceptions disclosed in the Merger Agreement, create or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other person, (ii) make any loans, advances or capital contributions to, or investments in, any other person, (iii) pledge or otherwise encumber any shares of capital stock of the Company or any of its subsidiaries, or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, (e) except as otherwise provided, enter into any transaction, other than in the ordinary course of business consistent with past practice, or make any investment, which individually or in the aggregate exceeds the amount of $500,000, (f) enter into, adopt or (except as may be required by law or by the terms of any such arrangement) amend or terminate any bonus, profit-sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or benefits of any director, officer or employee, or grant any benefit or termination or severance pay to any director, officer, or employee not required by any plan or arrangement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of stock options) or by law, (g) acquire, sell, lease or dispose of, or encumber any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction outside the ordinary course of business,
(h) change any of the accounting principles or practices used by the Company, except as may be required as a result of a change in law, SEC guidelines or GAAP, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) with certain exceptions relating to the Black Hawk Project, authorize any new capital expenditure or expenditures in excess of capital expenditure budgets previously provided by the Company to Gaming which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $1,500,000; (iii) settle any litigations for amounts in excess of $100,000 individually or $500,000 in the aggregate after giving effect to insurance recoveries; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, (j) make any Tax election or settle or compromise any Tax liability, other than in the ordinary course of business, (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed in the Merger Agreement or reflected or reserved against in the financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice, (l) terminate, modify, amend or waive compliance with any provision of any material contract to which the Company or any of its subsidiaries is a party, or fail to take any action necessary to preserve the benefits of any such material contract to the Company or any of its subsidiaries, (m) fail to comply with any laws, ordinances or other governmental regulations applicable to the Company or any of its subsidiaries, including, but not limited to, the Gaming Laws and any regulations promulgated thereunder, that may have a Company Material Adverse Effect, or (n) take, or agree in writing or otherwise to take, any of the foregoing actions.

     Each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger, including preparing any required regulatory filings and obtaining any required consents and waivers.

INDEMNIFICATION AND INSURANCE

     The parties to the Merger Agreement have agreed that the Surviving Corporation will indemnify and hold harmless the officers, directors or employees of the Company or any of its subsidiaries against all losses, liabilities, expenses, claims or damages based upon the fact that such person was a director, officer or employee of the Company or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Effective Time to the fullest extent permitted by Nevada law, for a period of not less than six years following the Effective Time. In addition, the Surviving Corporation will maintain the current policies of directors' and officers' liability insurance which is maintained by the Company, subject to certain permitted substitutions.

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

     The Company has agreed that it will not, and its subsidiaries and affiliates will not, and will use their reasonable best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction (defined below) with respect to the Company or any of its subsidiaries or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Alternative Transaction for the Company or any of its subsidiaries, engage in negotiations or discussions with, or provide any information or data to any person relating to any Alternative Transaction, subject to the Board's good faith determination, after consulting with outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would likely result in a breach of the Board's fiduciary duties under applicable law if such Alternative Transaction would provide the Company's stockholders with a purchase price per share of Common Stock that is higher (the amount of such excess in the purchase price per share of Common Stock being referred to as the "Spread") than the Merger Consideration to be received by the Stockholders. The Company will notify Gaming and RAS orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions thereof and the identity of the person making such), within 24 hours of the receipt thereof. The Company and its subsidiaries and affiliates will immediately cease and terminate any existing discussions and negotiations with any parties conducted previously with respect to any Alternative Transaction relating to the Company or any of its subsidiaries.

     "Alternative Transaction" means any tender or exchange offer for Common Stock or equivalent securities of the Company or any of its subsidiaries, any proposal for a merger, consolidation or other business combination involving any such person, any proposal or offer to acquire in any manner a 10% or more equity interest in, or 10% or more of the business or assets of, such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such person or any subsidiary of such person, except that "Alternative Transaction" does not apply to any such transaction involving Gaming, RAS or their affiliates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Merger Agreement provides that at the Effective Time, each option or share of Common Stock outstanding under the Company's stock option and stock purchase plans for directors, employees and non-employee directors, will become immediately vested and such persons will receive the right to receive in cash the difference between the exercise or purchase price for such option or share and the Merger Consideration, less any unpaid balance of any loans by the Company to such person. See "-- Treatment of Outstanding Options."

     The directors and executive officers of the Company own in the aggregate 111,180 shares, or approximately 2.3% of the outstanding Common Stock, and have informed the Company that they intend to vote their shares in favor of the proposed Merger Agreement.


     If the Merger were consummated on December 31, 1997, the directors and executive officers of the Company would have received in the aggregate approximately $1.4 million for their shares of Common Stock

(net of the purchase price for their shares), plus payments with respect to current stock options which aggregate approximately $5.3 million (net of the exercise price). As discussed below, certain employees of ROC are party to stay bonus agreements which require the Company under the terms set forth in such agreements to make payments aggregating approximately $352,500, net. If the Merger were consummated on December 31, 1997, the following individuals would have received payments in excess of $100,000: (i) William L. Westerman, an executive officer and director of the Company, would have received approximately $4.2 million, consisting of $3.05 million payable with respect to his stock options, net of their exercise price; and $1.12 million with respect to his shares of Common Stock, net of their purchase price; but excluding approximately $3.7 million, the accrued amount of Mr. Westerman's retirement benefit, which could be funded into a rabbi trust upon a change in control pursuant to Mr. Westerman's employment agreement; (ii) Phillip Hannifin, a director of the Company, would have received approximately $486,275 payable with respect to his stock options, net of their exercise price; (iii) Ronald P. Johnson, an executive officer of the Company, would have received approximately $473,075, consisting of $254,938 payable with respect to his stock options, net of their exercise price; $133,138 with respect to his shares of Common Stock, net of their purchase price; and $85,000 with respect to a stay bonus agreement; (iv) Duane Krohn, an executive officer of the Company, would have received approximately $349,577, consisting of $254,938 payable with respect to his stock options, net of their exercise price; $69,640 with respect to his shares of Common Stock, net of their purchase price; and $25,000 with respect to a stay bonus agreement; (v) Martin Gross, an executive officer of the Company, would have received approximately $334,335, consisting of $254,938 payable with respect to his stock options, net of their exercise price; $4,408 with respect to his shares of Common Stock, net of their purchase price; and $75,000 with respect to a stay bonus agreement; (vi) Robert Vannucci, an executive officer of the Company, would have received approximately $332,582, consisting of $254,938 payable with respect to his stock options, net of their exercise price; $2,645 with respect to his shares of Common Stock, net of their purchase price; and $75,000 with respect to a stay bonus agreement; (vii) Jerome Grippe, an executive officer of the Company, would have received approximately $284,345, consisting of $254,938 payable with respect to his stock options; $4,408 with respect to his shares of Common Stock, net of their purchase price; and $25,000 with respect to a stay bonus agreement; (viii) Robert Nickels, an executive officer of the Company, would have received approximately $269,345, consisting of $254,938 payable with respect to his stock options, net of their exercise price; $4,408 with respect to his shares of Common Stock, net of their purchase price; and $10,000 with respect to a stay bonus agreement; and (ix) Michael Falba, an executive officer of the Company, would have received approximately $240,158, consisting of $178,250 payable with respect to his stock options, net of their exercise price; $4,408 with respect to his shares of Common Stock, net of their purchase price; and $57,500 with respect to a stay bonus agreement.


     William Westerman, the Chief Executive Officer of the Company, is party to an employment agreement with the Company (the "Westerman Employment Agreement"). Under the Westerman Employment Agreement, the term of Mr. Westerman's employment will expire on December 31, 1998 and Mr. Westerman's employment will be automatically renewed for successive one-year terms unless the Company gives Mr. Westerman 90 days written notice or Mr. Westerman gives the Company 180 days notice. Mr. Westerman's base compensation is $600,000.

     Under the Westerman Employment Agreement, Mr. Westerman is entitled to participate in the Company's Senior Management Compensation Plan or such other executive bonus plan as shall be established by the Company's Board of Directors (collectively the "Plan"). If at least 80% of targeted net income, as defined by the Plan, is met, Mr. Westerman shall be entitled to receive a bonus under the Plan expressed as a percentage of his $600,000 base salary depending on the percentage of targeted net income realized by the Company in a particular year, with a maximum bonus of $900,000.

     The Westerman Employment Agreement provides that the Company fund a retirement account for Mr. Westerman. Pursuant to the Westerman Employment Agreement, an aggregate of $2,924,000 had been credited to the retirement account from its inception through January 1, 1997. Under the Westerman Employment Agreement, each year that Mr. Westerman continues to be employed, an amount equal to Mr. Westerman's base salary for that year will be credited to the account on January 1 of that year and in the event that Mr. Westerman is no longer employed by the Company (except for termination for cause, in which case Mr. Westerman would forfeit all rights to monies in the retirement account), Mr. Westerman will be entitled to receive the amount in the retirement account as of the date he ceases to be employed by the Company in 20 quarterly installments. Pursuant to such agreement, the retirement account was credited with $79,027 on April 1, 1997, $85,672 on July 1, 1997, and $90,757 on October 1, 1997 and shall be credited with additional amounts on the first day of each succeeding calendar quarter equal to the product of (i) the Company's average borrowing cost for the immediately preceding fiscal year, as determined by the Company's chief financial officer and (ii) the average outstanding balance in the retirement account during the preceding calendar quarter. In the event of Mr. Westerman's death, an amount equal to the applicable federal estate tax (now 60%) on the retirement account will be pre-paid prior to the date or dates such taxes are due.


     The Company retains beneficial ownership of all monies in the retirement account, which monies are earmarked to pay Mr. Westerman's retirement benefits. However, upon (i) the vote of a majority of the outstanding shares of Common Stock approving a "Change of Control" (as defined below), (ii) the occurrence of a Change of Control without Mr. Westerman's consent, (iii) a breach by the Company of a material term of the employment Agreement or (iv) the expiration or earlier termination of the term of the employment agreement for any reason other than cause, Mr. Westerman may require the Company to establish a "Rabbi Trust" for the benefit of Mr. Westerman and to fund such trust with an amount of cash equal to the amount then credited to the retirement account, including any amount to be credited to the retirement account upon a Change of Control discussed below.

     A "Change of Control" is defined generally as transactions involving (i) a sale of substantially all of the assets of the Company, (ii) a merger, sale or other transaction resulting in holders of Common Stock immediately prior to such transaction holding less than a majority in voting interest to elect the directors of the Company or any other surviving entity, (iii) any person that held less than 10% of the Common Stock acquiring a majority in voting interest to elect the directors of the Company or (iv) any person acquiring 50% or more of voting power to elect directors of the Company or any surviving entity or acquiror of substantially all of the assets of the Company. Under the Westerman Employment Agreement, a Change of Control without Mr. Westerman's consent is a special event of default entitling Mr. Westerman, upon at least 90 days prior notice to the Company, to terminate his employment with the Company and to (i) have an amount equal to one year of base salary credited to his retirement account and (ii) 100% vesting of stock options held by him. With respect to the Merger, Mr. Westerman and Mr. Paulson are negotiating Mr. Westerman's waiver of his rights under the "Change of Control" provisions of the Westerman Employment Agreement and amending such agreement with respect to the establishment of a "Rabbi Trust" for the benefit of Mr. Westerman upon notice by Mr. Westerman at any time and crediting Mr. Westerman's retirement account with an amount equal to one year's base salary in the event the Company terminates his employment or does not renew his employment agreement for any successive one year term.


     Twelve significant employees of ROC are party to agreements pursuant to which each such employee is entitled to receive one year's salary and benefits if his or her employment is terminated without cause within one year of a change of control (as defined in the termination fee agreements) of the Company or ROC. The estimated total amount that would be payable under all such agreements is approximately $1.4 million in salaries and $425,000 in benefits as of September 30, 1997.



     Seven significant employees of ROC are party to agreements pursuant to which each such employee is entitled to receive one year's salary (less the amount of any incentive bonus paid in 1997 for 1996) in the event there is a change of control (as defined in the stay bonus agreements) of the Company. The agreements expired on December 31, 1997. The estimated total amount that would have been payable under all such agreements was $352,500 if the Merger had been consummated prior to December 31, 1997. The Company has renewed the stay bonus agreements for these employees in which case, upon a change of control, each such employee would be entitled to receive one year's salary less the amount of any incentive bonus paid in 1998 for 1997 if the Merger is consummated in 1998.

REGULATORY APPROVALS


     U.S. Antitrust Matters. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder, which provide that certain transactions may not be consummated until required information and materials have been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting periods have expired or been terminated. The Company and Gaming have filed notifications and report forms under the HSR Act with the FTC and the Antitrust Division. The Company and Gaming received notice that the waiting period was terminated on November 21, 1997.


     However, compliance with the HSR Act does not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, the Company will prevail.

     Nevada Gaming Law Regulatory Approvals. The Company holds required gaming registrations, licenses and permits or has pending applications for licenses and permits in Nevada and Colorado. See "The Company -- Regulation and Licensing." In Nevada, certain regulatory requirements must be complied with and/or certain approvals must be obtained in connection with the Merger. Approval of the Nevada Gaming Authorities must be obtained before the Merger can occur.

     Review of the Merger by gaming regulatory authorities will involve examination of the structure of the Company and its financial stability, and will require the demonstration of the qualifications of key individuals associated with the combined company and its related companies, i.e. officers, directors, major shareholders and other individuals deemed appropriate by the gaming regulatory authorities ("Qualifiers"), particularly Allen E. Paulson, the beneficial owner of Gaming. The approval process may require the filing of business disclosures or other applications for the combined company and its related companies as well as personal history disclosures or applications for qualifications by Qualifiers.

     The failure to obtain approval for Merger or the failure to comply with the procedural requirements as prescribed by any gaming regulatory authority or the failure of Gaming or RAS or any individual associated with such entities to qualify or make disclosure or application as required under the laws and regulations of any gaming regulatory authority may result in the loss of license or denial of application for licenses in any such jurisdiction, in which case the Merger Agreement may be terminated. Paulson has represented to the Company that he knows of no reason why he should not be approved by the gaming regulatory authorities.

CONDITIONS TO THE MERGER

     The obligations of the Company, Gaming and RAS to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions: (a) the termination or expiration of any applicable waiting period under the HSR Act, and the absence of any action instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the Merger, (b) the approval of the Merger Agreement at the Special Meeting by the affirmative vote of the holders of at least 60% of all shares of Common Stock, excluding the Paulson Shares, (c) the absence of any order, injunction or other law promulgated, applicable to the Merger which, directly or indirectly, (i) prohibits the consummation of the Merger or the transactions contemplated by the Option and Voting Agreement, (ii) prohibits or materially limits the ownership or operation by the Company, or any of its respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries or seeks to compel the Company or Gaming or RAS to dispose of or hold separate any material portion of the business or assets of the Company or Gaming or RAS and its subsidiaries, or (iii) prohibits Gaming or RAS from effectively controlling the business or operations of the Company; although the Company, Gaming and RAS agree to use their reasonable best efforts to cause the repeal of any such order, injunction or law, (d) at or prior to the Closing Date the Company will have irrevocably deposited the funds for the defeasance of the 11% Notes, and, (e) the parties to the Merger Agreement will have obtained all material consents, licenses and other approvals required in connection with the Merger Agreement, including the approvals required under the Gaming Laws, in order to permit the conduct of the business of the Company and its subsidiaries following the Merger in the same manner as conducted prior to the Merger.

     In addition, the obligations of Gaming and RAS to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions: (a) the performance by the Company in all material respects of its obligations under the Merger Agreement and the accuracy of its representations and warranties as of the Closing Date, (b) the actual Consolidated EBITDA (as defined in the Merger Agreement) reflected in the consolidated statement of operations of the Company for the period of April 1, 1997 until shortly before the Effective Time shall not have declined by 7.5% or more when compared to the projections for such period previously delivered by the Company to Gaming; (c) the Option and Voting Agreement must be in full force and effect and the Majority Stockholders must have complied in all respects with the terms thereof; (d) Mr. Allen E. Paulson shall not have become deceased or Disabled (as defined therein); and (e) Gaming will have received from the Company any documents requested to evidence the Company's compliance with the Merger Agreement.

     In addition, the obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following additional conditions: (a) the performance by Gaming and RAS in all material respects of their respective obligations under the Merger Agreement and the accuracy of their representations and warranties as of the Closing Date, (b) at the Closing Date, Gaming shall have in cash or immediately available funds an amount equal to the aggregate Merger Consideration plus all amounts payable in the Merger with respect to the Company's options and stock purchase plans, and
(c) the Company will have received from the Gaming and RAS any documents requested to evidence the compliance by Gaming and RAS with the Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding the approval by the Stockholders at the Special Meeting: (a) by mutual written consent of Gaming, RAS and the Company, (b) by Gaming and RAS or the Company if any court or governmental authority issues an order, decree or ruling or takes any other action restraining or otherwise prohibiting the Merger, which order, decree, ruling or action becomes final and non-appealable, however, Gaming and the Company must use their reasonable best efforts to have such injunction lifted, (c) by Gaming and RAS or the Company, at any time after April 1, 1998, if the Merger has not occurred by that date; however, if the Merger has not occurred solely because the required approvals of the Nevada Gaming Authorities have not been obtained and the Nevada Gaming Authorities have informed Gaming or the Company that a review of the applications for such approvals is scheduled for a later date, then the termination of the Merger Agreement will be extended until such approvals have been granted or denied, but under no circumstances will the termination date be extended after June 1, 1998; in addition, the right to terminate the Merger Agreement because of the foregoing is not available to any party whose failure to fulfill its obligations under the Merger Agreement is the principal cause of the failure of the Merger to have occurred by such date, (d) by Gaming and RAS if (i) the Company has breached any representations or agreements which would have a material adverse effect on the Company or prevent the consummation of the Merger and the breach has not been cured on or prior to ten business days following notice of such breach, (ii) the Board withdraws or modifies in a manner adverse to Gaming its approval or recommendation of the Merger Agreement, the Merger or the transactions contemplated thereby or recommends, or the Company enters into an agreement providing for, an Alternative Transaction, (iii) the Merger Agreement is not approved by the requisite vote of the Stockholders at the Special Meeting, or (v) Mr. Allen E. Paulson shall have become deceased or disabled, (e) by the Company if (i) Gaming or RAS have breached any representations or agreements which would have a material adverse effect on Gaming or RAS or prevent the consummation of the Merger and the breach has not been cured on or prior to ten business days following notice of such breach, (ii) the Board determines in good faith after consulting with outside legal counsel that it is required in the exercise of its fiduciary duties to enter into a definitive agreement with respect to an Alternative Transaction, or (iii) the Agreement is not approved by the requisite vote of Stockholders at the Special Meeting, (f) or by the Company if the Closing has not occurred within 30 days following the receipt of the Nevada Gaming Authorities, provided all of the conditions to Gaming's obligations to effect the Merger must be satisfied or waived by Gaming.

     If the Merger Agreement are terminated because the Board has determined in the exercise of its fiduciary duties to withdraw or modify in a manner adverse to the Gaming its approval or recommendation for the Merger Agreement, the Merger, or the transactions contemplated thereby or the Company enters into a definitive agreement with respect to an Alternative Transaction, the Company will be required to pay to Gaming a Termination Fee upon the closing of an Alternative Transaction. The Termination Fee will be the aggregate amount equal to 3% of the consideration for the equity of the Company which is received by the Company or the Stockholders in the Alternative Transaction valued at the higher of the value of the consideration on the date of (i) the execution of the definitive agreement with respect to the Alternative Transaction and (ii) the closing of the Alternative Transaction.

THE MAJORITY STOCKHOLDERS; THE OPTION AND VOTING AGREEMENT

     Pursuant to the Option and Voting Agreement, the Majority Stockholders of the Company, who hold in the aggregate 2,891,640 shares, or approximately 58.9% of the outstanding Common Stock, have agreed that they will cause all such shares of Common Stock to be present for quorum purposes at the Special Meeting and to vote their shares of Common Stock, or cause them to be voted, in favor of the Merger Agreement. A copy of the Option and Voting Agreement is included in this Proxy Statement as Annex C.

     The Option and Voting Agreement also grants Gaming an option to purchase the shares of Common Stock beneficially owned by the Majority Stockholders, at any time until the earlier of the consummation of the Merger or the termination of the Option and Voting Agreement, at an exercise price of $15 per share. Under the terms of the Option and Voting Agreement, until the earlier of the termination of the Merger Agreement or the Closing Date, Gaming will continue to make monthly payments to each Majority Stockholder of such holder's pro rata portion of monthly interest payments at the rate of 7% per annum on $15.00, for all shares of Common Stock held by the Majority Stockholders.

     Section 78.438 of the NGCL prevents a Nevada corporation from engaging in any combination with an interested stockholder of such corporation for three years following the acquisition of such shares unless the combination or the acquisition of shares is previously approved by the board of directors of such Nevada corporation. By entering into the Option and Voting Agreement with the Majority Stockholders, Gaming may be deemed to be an "interested stockholder" within the meaning of the Nevada Statute. Accordingly, on July 9, 1997, the Board of Directors approved the Option and Voting Agreement, which approval was conditioned on the closing of the Merger and the receipt by the remaining Stockholders in the Merger of substantially the same payment as the Majority Stockholders under the Option and Voting Agreement.

THE ESCROW AGREEMENT


     Concurrently with the execution of the Merger Agreement, the Company and Gaming entered into the Escrow Agreement pursuant to which on September 22, 1997 Gaming deposited into escrow a letter of credit issued by City National Bank in the amount of $5,172,427, which amount represents (i) 20% of $23,333,775, which is the product of 1,555,585 (the number of shares of Common Stock outstanding as of September 15, 1997, excluding shares held by the Majority Stockholders and the Paulson Shares) multiplied by $15.00 per share, plus (ii) $505,672, representing the interest accrued on $23,333,775 from June 1, 1997 through September 21, 1997 at the rate of 7% per annum. Gaming has deposited into escrow an additional $375,897 in cash, representing accrued interest for the period from September 22, 1997 through December 15, 1997. Under the terms of the Escrow Agreement, Gaming will continue to deposit into escrow monthly interest payments at such rate until the earlier of the Closing Date (as defined in the Merger Agreement) for the Merger or the termination of the Merger Agreement. The Company will receive the escrowed funds, which will be distributed to Stockholders (other than the Majority Stockholders, the Company and its subsidiaries, and Gaming, RAS and their stockholders and affiliates) in the event the Merger Agreement is terminated for any reason other than the following: (a) a termination by mutual written consent of Gaming, RAS and the Company, (b) the issuance by a court or governmental authority of an order, decree or ruling, which becomes final and non-appealable, which enjoins or otherwise prohibits the Merger, (c) the Merger does not occur by April 1, 1998 (which may be extended under certain circumstances to June 1, 1998 in order to obtain the Nevada Gaming Authority approvals), because of the failure to obtain HSR Act approvals, the enactment of a law or statute prohibiting the Merger or otherwise limiting the conduct of the business of the Company following the Merger, a decline in the Company's actual Consolidated EBITDA by 7.5% or more when compared to the Projected Results for such Projected Period (each as defined in the Merger Agreement), or the Option and Voting Agreement is not in full force and effect or the Majority Stockholders breached their obligations thereunder (however, the ability to terminate the Merger Agreement pursuant to any of the foregoing is not available to a party whose failure to fulfill its obligations under the Merger Agreement is the principal cause of the Merger to have failed to occur by April 1, 1998, as such date may be extended),
(d) a termination by Gaming and RAS because the Company has breached its representations, warranties or obligations thereunder and such breaches were not cured within ten business days following notice of such breach, (e) the Board withdrew or modified in a manner materially adverse to Gaming its approval or recommendation of the Merger Agreement, the Merger or the transactions contemplated thereby or the Company entered into an agreement providing for an Alternative Transaction or resolved to do any of the foregoing, or (f) the Merger Agreement was not approved by the required vote of the Stockholders at Special Meeting.


     If the Merger does not occur by April 1, 1998, or any extension thereof, solely because Paulson has failed to receive the required approval of the Gaming Authorities, the Company will be entitled to receive the escrowed funds only if
(i) Paulson knew of a reason why he would not be able to obtain all approvals prior to such date or (ii) Paulson did not pursue vigorously or give prompt attention to the requests of the Gaming Authorities for information or took actions which delayed receipt of all necessary Gaming Authority approvals.

     A copy of the Escrow Agreement is included in this Proxy Statement as Annex B.

                    CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS

     The following discussion summarizes the material federal income tax consequences of the Merger to Stockholders. The discussion does not purport to consider all aspects of federal income taxation which may be relevant to a Stockholder, and the tax treatment of a Stockholder may vary according to the Stockholder's situation. Certain Stockholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. In addition, the discussion does not consider the effect of any foreign, state or local tax laws. The discussion assumes that Stockholders hold their Common Stock as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Finally, Stockholders should be aware that the conclusions set forth in the following discussions could be affected by future legislation, caselaw, or administrative interpretations, which could be applicable to Stockholders.

     The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Stockholder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between such Stockholder's adjusted tax basis in such Stockholder's Common Stock and the cash received by such Stockholder. Such gain or loss will be a capital gain or loss if such Common Stock is held as a capital asset.

     Under the provisions of the Taxpayer Relief Act of 1997, in the case of individuals and other persons not taxed as corporations, if the holding period for the Common Stock is more than 18 months as of the Effective Time, the maximum federal income tax rate on any capital gain recognized by the Stockholder is 20%. A non-corporate Stockholder whose holding period is more than 12 months but no more than 18 months as of the Effective Time will be subject to a maximum tax rate on capital gains of 28%. Net gains on the sale of capital assets held 12 months or less are taxed as ordinary income. A capital loss of a noncorporate Stockholder may be offset against ordinary income up to $3000; capital losses in excess of $3000 may be carried forward to future years. In the case of corporate Stockholders, capital gains and capital losses continue to be classified as long-term if the holding period exceeds one year.

     Stockholders who receive payments pursuant to the Escrow Agreement will be required to report such payments in full as ordinary income.

     The receipt of the Merger Consideration or receipt of payments under the Escrow Agreement may be subject, under certain circumstances, to "backup withholding" at a 31% rate. This withholding generally applied only if the Stockholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that he or she has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding. Amounts paid as backup withholding (but not any applicable penalties) are creditable against a Stockholder's federal income tax liability.

     The foregoing discussion may not apply to Stockholders who acquire their Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

                                    BUSINESS

GENERAL

     The Company owns and operates the Riviera located on the Strip in Las Vegas, Nevada. Opened in 1955, the Riviera has developed a long-standing reputation for delivering high quality, traditional Las Vegas-style gaming and entertainment. The Riviera is situated on a 26-acre site, located across the Strip from Circus Circus and across Paradise Road from the Las Vegas Hilton and the Las Vegas Convention Center. The property features approximately 2,100 hotel rooms, including 169 suites, 105,000 square feet of casino space, one of the largest convention, meeting and banquet facilities in Las Vegas, four full-service restaurants, a large buffet, four showrooms, an entertainment lounge, 43 food and retail concessions and approximately 2,900 parking spaces. The casino contains approximately 1,300 slot machines, 50 gaming tables, a keno lounge and a 200-seat race and sports book. The Riviera offers one of the most extensive entertainment programs in Las Vegas, including the award winning show, Splash(R). The Company, through its gaming management subsidiary, also manages the Four Queens on Fremont Street in downtown Las Vegas.


     From 1992 to the end of 1996, the Riviera's management team achieved consistent growth in EBITDA and profit margins. EBITDA has increased over 44% from $21.8 million in 1992 to $31.5 million in 1996 and EBITDA margins have improved from 15.1% to 19.2% over the same period. The Company achieved this growth through the implementation of a number of strategic initiatives that included (i) refocusing its marketing strategy from "high-rollers" to adult mid-level gaming customers, a niche that management believes has been underserved, (ii) focusing on conventioneers who pay higher room rates, causing Riviera's ADR to increase from $47 in 1992 to $57 in 1996, (iii) aggressively marketing its hotel facilities resulting in occupancy rates growing from 90.6% in 1992 to 98.2% in 1996, (iv) emphasizing higher margin slot play which increased slot revenue by 33.0% from 1992 to 1996 and (v) investing approximately $47 million in capital improvements since 1992. Management believes that it has also improved the stability of EBITDA by providing a broad entertainment experience (1996 non-gaming revenues: 55% vs. 47% for other casinos on the Strip), focusing on conventioneers (approximately 30% of midweek room nights pre-sold through June 1999) and developing a repeat and loyal customer base through proprietary database marketing.


     The Company, which was incorporated on January 27, 1993, is the successor to Riviera, Inc., which filed for protection under Chapter 11 of the United States Bankruptcy Code in December 1991. The Company acquired the Riviera pursuant to a plan of reorganization which became effective on June 30, 1993.


     On August 13, 1997 the Company completed the Note Offering pursuant to which it issued $175 million aggregate principal amount of the Notes. A portion of the proceeds of the Notes were used, among other things, to defease the outstanding 11% Notes. The Note Offering was effected in accordance with Rule 144A of the Securities Act. The Company has registered under the Securities Act securities identical to the Notes and has completed an offer to exchange such registered securities for the Notes.


GROWTH OPPORTUNITIES

     The Company seeks to continue its growth in EBITDA and profits by maximizing the potential of the Riviera's prime Strip frontage and capitalizing on the proven strength of its management team by leveraging its talents across multiple properties. To achieve this goal, the Company is pursuing the following opportunities:


     Riviera Expansion. By the end of 1997, the upgrade of the slot machines and refurbishment of substantially all of the hotel rooms at the Riviera was completed. To continue capitalizing on the Riviera's prime Strip frontage, the Company has developed Nickel Town(TM), a new 10,000 square-foot gaming area fronting the Strip complete with approximately 300 slot machines, a bar, snack bar and souvenir shop. Nickel Town(TM) is ideally positioned to attract the additional walk-in traffic from the newly built 1,000 rooms directly across the Strip at Circus Circus and the expansions of the Las Vegas Hilton and the Las Vegas Convention Center. Nickel Town(TM) costs approximately $5 million. To maintain and enhance its core conventioneer customer base, the Company also plans to expand its convention center from 100,000 square feet to 150,000 square feet by constructing new, state-of-the-art convention, meeting and banquet facilities. Construction will commence in the first quarter of 1998 and is expected to be completed by the end of 1998.

Management believes this expansion, which is estimated to cost approximately $15 million, will further solidify the Riviera as one of the premier convention sites in Las Vegas. In addition, the Company owns approximately six acres of contiguous property which is available for future expansion.


     The Black Hawk Project. As part of the Company's strategy to diversify its revenue base and leverage both the Riviera name and its management team, the Company pursues development opportunities in both established and emerging gaming markets. The Company has acquired for $15 million a certain parcel of real property in Black Hawk, Colorado (the "Black Hawk Land"), which management believes to be the premier gaming site in Colorado. The Company intends to use this site to construct one of the largest gaming facilities in the adjacent gaming cities of Black Hawk and Central City, Colorado (the "Black Hawk Project"). The Black Hawk Project is expected to feature approximately 1,000 slot machines, 14 table games, an approximately 500 space covered parking garage and entertainment and food service amenities. Management believes this market has attractive fundamentals, including (i) gaming limited to Black Hawk/Central City and Cripple Creek in Colorado, (ii) consistent gaming revenue growth since 1992 to over $300 million in 1996, (iii) slot machine dominated market due to statutory limited stakes, (iv) one hour drive from central Denver and (v) approximately 2.3 million adults residing within 100 miles of Black Hawk. Management believes that the proposed Riviera facility will be highly successful due to the following attributes: (i) premier location: it will be the first gaming site encountered when arriving from Denver, (ii) size and quality: it will be one of the largest casinos in the market complete with restaurant and entertainment options and (iii) superior parking: it will have on-site, covered self-parking, which is critical in this market where parking is currently extremely limited. The Black Hawk Project is an attractive investment opportunity that allows the Company to create a multi-jurisdictional gaming company. The Company currently estimates that total costs for completion of the Black Hawk Project will be approximately $55 million. The Company purchased the Black Hawk Land in August 1997 for $15 million, which was financed by the net proceeds from the sale of the Notes, and expects to finance the remainder of the Black Hawk Project from a combination of third party financing and additional investment by the Company, including up to an additional $15 million of the net proceeds from the sale of the Notes. The Company expects to receive the necessary excavation and other permits in the near future, with construction of the casino commencing shortly thereafter. The casino is scheduled to open during mid-1999.



     Casino/Hotel Management Contracts. The Company believes that there is increasing demand for the services of skilled gaming and hospitality professionals. In order to capitalize on management's reputation and experience as successful casino operators, the Company formed Riviera Gaming Management, Inc. ("RGM") for the primary purpose of obtaining casino management contracts with casinos/hotels in Nevada and other jurisdictions. Since August 1996, RGME, as subsidiary of RGM, has managed the Four Queens located adjacent to the Golden Nugget on Fremont Street in downtown Las Vegas. Under the Four Queens management contract, RGME receives a guaranteed minimum management fee plus additional compensation based on EBITDA improvement of the Four Queens, and Warrants to purchase 1,125,000 shares of Elsinore common stock (equal to 18.5% of the equity of Elsinore on a fully diluted basis) at $1.00 per share. Such management contract provides significant revenues and upside equity potential with minimal additional overhead and capital expenditure. Under RGME, Four Queens' EBITDA improved by approximately 12% in the twelve months ended September 30, 1997, compared to the same period in 1996 and generated approximately $1.0 million in management fees for the Company. Management is continually evaluating opportunities to manage other casinos/hotels.


THE RIVIERA

     The Riviera is located on the corner of the Strip and Riviera Drive, across from Circus Circus. The back of the 26-acre property fronts Paradise Road across from the Las Vegas Hilton and the Las Vegas Convention Center. The Riviera is strategically located to take advantage of the high tourist traffic along the Strip as well as the increasing number of convention customers that use the Las Vegas Convention Center.


     The Company recently completed an extensive capital investment program. When the Company acquired the Riviera on June 30, 1993, it embarked on a refurbishing and upgrading program and has invested approximately $50 million in such efforts through the end of 1997. Between July 1, 1993 and December 31, 1997, the Company spent approximately $21.6 million refurbishing its 2,100 rooms, including installation of a card key entry system and new telephone computer switch equipment and other similar upgrades; $8.7 million upgrading its slot machines to be competitive with slot machines of other Las Vegas Strip casinos and reducing the average age of the equipment to less than three years; $2.6 million remodeling bars, restaurants and convention banquet areas; $1.3 million remodeling the show rooms and upgrading light and sound equipment; $10.7 million upgrading the life safety, heating and cooling and other back of the house support systems; and $4.6 million upgrading its computer systems, including casino rating software, slot tracking systems and payroll management systems, all with the objective of controlling costs and enhancing customer service.


     Gaming. The Riviera has 105,000 square feet of casino space. The casino currently has approximately 1,300 slot machines and 50 gaming tables, including blackjack, craps, roulette, pai gow poker, Caribbean Stud(R) poker, baccarat, Let It Ride(R) and poker. The casino also includes a keno lounge and a 200-seat race and sports book.


     Gaming operations at the Riviera are continually updated to respond to both changing market conditions and customer demand in an effort to attract new customers and encourage repeat customer business through player tracking and database management. The Company maintains a slot players club, through which members receive special promotions and targeted mailings. New and innovative slot and table games have been introduced based on customer feedback. Management devotes substantial time and attention to the type, location and player activity of all its slot machines. The Company recently completed an extensive capital investment program for the upgrade of its slot machines.


     The current management team has made an effort to redirect its business away from high-stakes wagerers in favor of focusing on highly profitable, less volatile mid-level gaming customers consistent with its focused marketing efforts. In order to effectively pursue this strategy, management has made several strategic changes including reconfiguring the casino space to improve the flow of customer traffic, installing new slot machines and bill acceptors, reducing the number of gaming tables and de-emphasizing baccarat. In addition, management implemented stricter credit policies and reduced baccarat table limits. As a result, the percentage of table game dollar volume represented by credit play declined from approximately 24% in 1993 to 15% in 1996. Also, in 1996, revenues from slots and tables were approximately 70% and 30%, respectively, as compared to 55% and 45%, respectively, in 1992. Because the extension of credit is not necessary for success with mid-level gaming customers, losses on uncollectible and discounted receivables have declined significantly. Receivables from casino operations declined from approximately $2.9 million at December 31, 1993 to approximately $2.3 million at December 31, 1996 and the allowance for bad debts and discounts from casino operations declined from approximately $800,000 to $400,000 during the same period. These reductions have resulted primarily from the imposition of stricter credit standards.


     The Company further capitalized on the Riviera's prime Strip frontage and proximity to the Las Vegas Convention Center through additional development and expansion on the existing 26-acre site. To attract walk-in traffic from the nearby hotel casinos and motels (Circus Circus, Westward Ho, Stardust, Sahara, Las Vegas Hilton) which have more than 10,000 rooms, the Company developed a 10,000 square-foot "Nickel Town(TM)" on the corner of Las Vegas Boulevard and Riviera Boulevard at the crosswalk from Circus Circus and the local Strip bus stop for approximately $5 million. The facility contains approximately 300 slot machines, a bar, snack bar and souvenir shop. Food and beverage items are priced very attractively and promoted extensively. Dramatic signage and lighting effects compatible with the property's existing facade facing Las Vegas Boulevard create a "must see" effect for passersby on both sides of Las Vegas Boulevard. The Company believes that the nickel player represents the most rapidly growing segment of the Las Vegas gaming market and is frequently neglected by the Company's major competitors who focus their slot products on higher denominations. Two-thirds of the devices in Nickel Town(TM) are nickel slot machines. Development of Nickel Town(TM) was completed in December 1997.


     Hotel. The Riviera's hotel is comprised of five hotel towers with approximately 2,100 rooms, including 169 suites. Built in 1955 as part of the original casino/hotel, the nine-story North Tower features 391 rooms and 11 suites. In 1967, the 12-story South Tower was built with 147 rooms and 31 suites. Another 220 rooms and 72 suites, including penthouse suites, were added to the property through the construction of the 17-story Monte Carlo Tower in 1974. In 1977, the six-story San Remo Tower added 243 rooms and six suites to the south side of the resort. The most recent phase of hotel expansion was completed in 1988 upon the opening of the 930 room, 49 suite, 24-story Monaco Tower. The Company recently completed the refurbishment of all of its hotel rooms. Despite the significant increase in rooms on the Strip in the last three years, management believes that the Riviera has attained room occupancy rates that are among the highest on the Strip with 97.5% for 1994, 97.0% for 1995, and 98.2% for 1996 (based on available rooms). The average occupancy rate for the Strip was 91.4% in 1996. Room revenue has increased from $35.4 million in 1993 to $41.8 million in 1996, an increase of 18.1%. Management believes that this performance can be attributed to its targeted and coordinated marketing strategy, particularly its focus on conventioneers.


     Restaurants. The quality, value and variety of food services are critical to attracting Las Vegas visitors. The Riviera offers four bars and five restaurants and serves an average of approximately 5,000 meals per day, including banquets and room service. The following table outlines, for each restaurant, the type of service provided and total seating capacity:

                                                                           SEATING
                         NAME                            TYPE              CAPACITY
            -------------------------------  ----------------------------  --------
            Kady's.........................  Coffee Shop                       290
            Kristofer's....................  Steak and Seafood                 162
            Rik' Shaw......................  Chinese                           124
            Ristorante Italian.............  Italian                           126
            World's Fare Buffet............  All-you-can-eat                   432
                                                                           --------
                      Total..............................................    1,134
                                                                            ======

     In addition, the Riviera has a food court operated by a third party under a long-term lease with 200 seats and several branded, popular fast-food restaurants, including Burger King(R), Panda Express(R), Pizza Hut(R) and "TCBY"(R).

     Convention Center. The Riviera features 100,000 square feet of convention, meeting and banquet space. The convention center is one of the largest in Las Vegas and is an important feature that attracts customers. The facility can be reconfigured for multiple meetings of small groups or large gatherings of up to 5,000 people. The Riviera hosts approximately 150 conventions per year. As of June 30, 1997, convention related advance bookings of rooms totaled approximately 446,000 for 1998 and 1999, which includes 331,000 definite bookings and 115,000 tentative bookings. On average, approximately 25% of the rooms are occupied for conventions.


     The Company intends to increase its emphasis on the convention segment of its business and the Clark County Planning Commission has recently approved the expansion of the Company's convention facility. In 1998, the Company plans to expand its convention center from 100,000 to 150,000 square feet by constructing new, state-of-the-art convention, meeting and banquet facilities. The new facilities will connect to the existing convention facility and the main hotel buildings by a covered walkway. The Company expects the expanded convention center to be one of the premier convention facilities in Las Vegas, ideally positioned to take advantage of the growing convention business.



     The new facility will generate increased banquet, rental and entertainment revenue. In addition, the Company believes that with the expanded state-of-the-art facilities, hotel room nights occupied by conventioneers will increase as a percentage of total room nights. This will increase the Riviera's average daily room rate since convention rates are considerably more than those for all other occupancy segments. The Company's architect is currently finalizing drawings for permitting and bidding. Construction will commence in the first quarter of 1998 and is expected to be completed by the end of 1998.


     Entertainment and Other. The Riviera has one of the most extensive entertainment programs in Las Vegas, offering four different regularly scheduled shows and special appearances by headline entertainers in concert. The four in-house productions are regularly updated. In December 1994, the award winning Splash(R) production was closed in order to revise the show and remodel the showroom for the new Splash(R), which opened on June 23, 1995. The readers of the Las Vegas Review Journal recently voted The Riviera Comedy Club(SM) the number one comedy club in Las Vegas and Crazy Girls cast the most beautiful showgirls in Las Vegas. A summary of the shows and times is outlined below:

                                                                                                     SEATING
         SHOW                      TYPE                            PERFORMANCE TIMES                 CAPACITY
----------------------  --------------------------  -----------------------------------------------  --------
Splash(R).............  Variety show                Twice a night, seven nights per week                950
An Evening at La
  Cage(R).............  Female impersonation        Twice a night, five nights per week; three          575
                                                    times on Wednesday
Crazy Girls...........  Adult-oriented production   Twice a night, five nights per week;                410
                                                    three times a night on Saturday
The Riviera Comedy
  Club(SM)............  Stand-up comedy             Twice a night, five nights per week; three          350
                                                    times a night on Friday & Saturday

     Other entertainment includes the 200-seat Le Bistro entertainment lounge located in the casino which offers live performances six times per night. In addition, the Riviera sponsors special events, such as the Las Vegas Bowl football game, and presents major concerts such as the Beach Boys, the Pointer Sisters, Drew Carey and the Doobie Brothers.

     Entertainment revenues have increased from $16.5 million in 1993 to $20.9 million in 1996, a 26.7% increase. Management believes that this increase is attributable to the increasing popularity of the in-house productions.

FUTURE EXPANSIONS

     Future plans for the development of the Riviera include development of an approximately 60,000 square-foot domed shopping center and entertainment complex to be constructed directly over the casino and containing stores and entertainment that will appeal to the Riviera's main target audience, adults aged 45 to 65. The exit from the complex will be by an escalator which will deliver patrons to the casino. The Company expects to find partners to finance, develop and operate the entertainment attraction and retail stores.

     The Company also has approximately six acres of its existing 26-acre site available for additional development. The Company is exploring a number of options in order to make the best use of this valuable land, including a joint venture for the development of a time-share condominium tower. The Company expects it would contribute up to 6 acres of land to such a joint venture and a third party would construct and sell time-share units and arrange financing. Management believes that additional rooms adjacent to the Las Vegas Convention Center would be particularly attractive to business customers and would provide a base for additional casinos customers. The development of a time-share tower or parking facility would require additional financing and, in the case of the time-share tower, a joint venture partner, none of which the Company has in place at the time.

MARKETING STRATEGY

     Since 1992, the Riviera's management team implemented numerous programs aimed at repositioning the Riviera and refocusing its marketing efforts. Such initiatives included targeting California and the southwestern United States and emphasizing mid-level gaming customers, particularly slot players, as opposed to "high rollers." Management believes that adult mid-level gaming customers are underserved. Management reconfigured the casino space to improve the flow of customer traffic, installed new slot machines and bill acceptors, reduced the number of gaming tables and de-emphasized baccarat. In addition, management reduced credit limits, outsourced the Company's sports book and shifted to pari-mutuel horse wagering, thereby decreasing the volatility of gaming revenues. Also, improved hotel marketing efforts resulted in one of the highest room occupancy rates on the Strip.

     The Riviera will continue to emphasize marketing programs that appeal to slot and mid-level table game customers with a focus on creating repeat customers and increasing walk-in traffic. In addition, a key marketing focus is maintaining and expanding Riviera's core conventioneer customer base. In developing its overall marketing programs, the Company conducts extensive, ongoing research of its target customers' preferences through written surveys, one-on-one interviews and focus groups.


     Emphasize Slot Play. Management instituted a number of initiatives at the Riviera to increase slot play, including the replacement of old slot machines, the installation of bill acceptors and the addition of slot hosts. The Company's strategy is to continue to increase slot play through marketing programs and other improvements, including (i) the Company's slot upgrade program, which was completed in December 1997, (ii) addition of new signage, (iii) promotion of the Riviera Player's Club, (iv) sponsorship of slot tournaments, (v) creation of promotional programs and (vi) marketing of the "World's Loosest Corner of Slots" and "$40 for $20" slot promotions.


     One of the Company's most successful permanent promotions is its "$40 for $20" slot promotion which attracts slot players to the casino. The promotion offers $40 of slot play on certain promotional machines for $20 cash. If the customer does not win a jackpot of at least $40, a prize with a retail value of at least $20 is awarded. While the Riviera's competitors' promotions normally result in a cost (loss) to the casino department, this innovative program has a positive EBITDA (exclusive of ancillary slot play) which is used to offset other marketing costs, including "free pulls," drawings, advertising and general marketing. The sign-up counter and the promotion machines are located near an entrance to the casino and often draw long lines of patrons. The Company has introduced this promotion at the Four Queens and has been approached to license this promotion to other casinos as well, which it may do in the future. Another successful promotion is the "World's Loosest Corner of Slots" which is an area of the casino that contains banks of slot machines with the guaranteed highest payback percentages of any similar machines in Las Vegas. Like the "$40 for $20" slot promotion, the "World's Loosest Corner of Slots" is located near an entrance to the casino to attract walk-in traffic. These promotions have produced significant income from both repeat and walk-in customers within the Riviera's targeted market segments.

     Create Repeat Customers. Generating customer loyalty is a critical component of management's business strategy as retaining customers is less expensive than attracting new ones. The Company has developed a focused and coordinated marketing program intended to develop a loyal customer base which emphasizes (i) providing a high level of service to its customers to ensure an enjoyable experience while at the Riviera, (ii) responding to customer surveys and (iii) focusing marketing efforts and promotional programs on customers with positive gaming profiles. The Company uses its research data to tailor promotional offers to the specific tastes of targeted customers. All slot and table players are encouraged to join the Riviera Player's Club and to fill out surveys that provide the Riviera with personal information and preferences and tracks their level of play. Members of the Riviera Player's Club earn bonus points based upon their level of play, redeemable for free gifts, complimentary services or cash rebates. Promotional offers are made to qualifying customers through direct mail and telemarketing. The Company designs promotional offers targeted at certain mid-level gaming patrons that are expected to provide significant revenues based upon their historical gaming patterns. The Company contacts these customers through a combination of direct mail and telemarketing by an in-house marketing staff and independent representatives located in major cities. The Riviera uses a proprietary database which is linked to its player tracking system to help identify customers' requirements and preferences; thereby allowing the Riviera to customize promotions to attract repeat visitors. The Company offers customers personalized service, credit availability and access to a variety of complimentary or reduced-rate room, dinner and entertainment reservations. Management uses a specialized multi-tiered marketing approach to attract customers in each of its major market segments. Slot and table game tournaments and special events are designed for specific levels of play. Utilizing its proprietary database the Company's marketing department then targets and invites the customers most appropriate for the customized events. In addition, the Company hosts an array of special events, including slot and table tournaments, designed to attract customers for an extended stay. Management has found that this individualized marketing approach has provided significant revenues and profitable repeat business.

     Provide Extensive Entertainment Options. The Company focuses on attracting its guests through a range of entertainment opportunities. The Riviera has one of the most extensive entertainment programs in Las Vegas with four different regularly scheduled shows and special appearances by headline entertainers. In addition to providing a positive impact on the Company's profitability, the shows attract additional gaming revenue. Surveys indicate that approximately 80% of the show patrons come from outside the hotel and approximately 66% of these individuals gamble at the Riviera before or after the shows. In addition, the Riviera offers a variety of quality dining options, a range of accommodations from deluxe rooms to penthouse suites, a 75,000 square-foot pool area with an olympic-size swimming pool, tennis courts, fitness center, spa and 43 retail outlets located throughout the property. The Company believes that it offers a value-oriented experience by providing a variety of hotel rooms, restaurants and entertainment, with some of Las Vegas' most popular shows, all at reasonable prices.


     Attract Walk-In Traffic. The Company seeks to maximize the number of people who patronize the Riviera that are not guests in the hotel by capitalizing on Riviera's prime Strip location, convention center proximity and the Riviera's several popular in-house productions. The Riviera is well situated on the Las Vegas Strip near Circus Circus, The Stardust Hotel & Casino, the Westward Ho Casino & Hotel, the Las Vegas Hilton and the Las Vegas Convention Center. Management strives to attract customers from those facilities, as well as capitalize on the growth in Las Vegas visitors in general, with the goal of increasing walk-in traffic by (i) providing a variety of quality, value-priced entertainment and dining options, (ii) promoting the "World's Loosest Corner of Slots" and "$40 for $20" slot promotions, and placing them near the entrances to the casino, (iii) upgrading the exterior of the Riviera including painting, lighting and landscaping and (iv) the development of Nickel Town(TM).



     Focus on Convention Customers. This market segment consists of two groups:
(i) those trade organizations and groups that hold their events in the banquet and meeting space provided by a single hotel and (ii) those attending city-wide events, usually held at the Las Vegas Convention Center. The Riviera targets convention business because it typically provides patrons willing to pay higher room rates and provides certain advance planning benefits, since conventions are usually booked two years in advance of the event date. The Riviera has 100,000 square feet of exhibit, meeting and banquet space (one of the largest convention facilities provided by a casino/hotel in Las Vegas), making it attractive to large groups. Management focuses its marketing efforts on conventions whose participants have the most active gaming profile and higher room rate, banquet and function spending habits. The Riviera also benefits from its proximity to the Las Vegas Convention Center which makes it attractive to city-wide conventioneers looking to avoid the congestion that occurs during a major convention, particularly at the south end of the Strip. The Riviera currently has 251 conventions scheduled through June 1999 to use the Riviera's convention facilities. Management believes that its plans to further develop the Riviera's convention center will attract significant additional convention business. After completion of its expanded convention center to 150,000 square feet at the end of 1998, the Company believes its competitive position in the market for convention space and the corresponding hotel room occupancy by convention attendees will be significantly increased.


     The Company focuses its marketing efforts in the southwestern United States during the spring and summer months and in the midwestern United States during the fall and winter months to effectively capitalize on the vacation patterns of the Riviera's target customers in those markets. Marketing efforts in California are consistent throughout the year reflecting the constant flow of California residents to Las Vegas. Management has found that many of its customers use tour and travel "package" options to reduce the cost of travel, lodging and entertainment. These packages are produced by wholesale operators and travel agents and emphasize mid-week stays. Tour and travel patrons often book at off-peak periods enabling the Company to maintain occupancy rates at the highest levels throughout the year. Management has developed specialized marketing programs and cultivated relationships with wholesale operators, travel agents and major domestic air carriers to expand this market. The Company's four largest tour and travel operators, including America West Vacations, currently account for approximately 524 room bookings per night. The Company has successfully converted many tour and travel customers who meet the Company's target customer profile into repeat customers.

RIVIERA GAMING MANAGEMENT

     In order to capitalize on management's expertise and reputation as successful operators of casino properties, the Company formed RGM, a wholly owned subsidiary of the Company, for the primary purpose of obtaining casino management contracts in Nevada and other jurisdictions. RGM provides services such as assisting new venue licensee applicants in designing and planning their gaming operations and managing the start-up of new gaming operations. These services include casino design, equipment selection, employee recruitment and training, control and accounting systems and marketing programs. Management believes that management contracts provide high margin income with limited additional overhead and little or no capital expenditure requirements. Management is continually evaluating opportunities to manage other casinos/ hotels. The Company's objective is to obtain the right to a substantial equity position in projects it would manage as part of the compensation for its services.

     Four Queens Management Agreement. Since August 1996, RGME has been operating the Four Queens located adjacent to the Golden Nugget on Fremont Street in downtown Las Vegas under an interim management agreement for a fee of $83,333 per month. A long-term management agreement with Elsinore, the owner of the Four Queens, went into effect on February 28, 1997, the effective date of the Chapter 11 plan of reorganization of Elsinore.


     The term of the management agreement is approximately 40 months, subject to earlier termination or extension. Either party may terminate if the Four Queens' cumulative EBITDA for the first two fiscal years is less than $12.8 million. The term can be extended by an additional 24 months at RGME's option, if the Four Queens' cumulative EBITDA for the three fiscal years of the term is at least $19.2 million. RGME is paid a minimum annual management fee of $1.0 million in equal monthly installments. In addition, RGME receives a fee of 25% of the amount by which the Four Queens' EBITDA in any fiscal year exceeds $8 million. RGME has received Warrants to purchase 1,125,000 shares of common stock of Elsinore, exercisable during the term or extended term of the management agreement at an exercise price of $1.00 per share. If the Elsinore Merger is consummated (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"), the Company would receive approximately $2.4 million, net of the exercise price of the Warrants.


     Either party can terminate the management agreement if (i) substantially all the Four Queens' assets are sold, (ii) the Four Queens is merged or (iii) a majority of the Four Queens' or Elsinore's shares are sold. Upon such termination, RGME will receive a $2.0 million termination bonus minus any amount realized or realizable upon exercise of the Warrants.

LAS VEGAS MARKET

     Las Vegas is one of the largest and fastest growing entertainment markets in the country. According to the Las Vegas Convention and Visitors Authority (the "LVCVA"), the number of visitors traveling to Las Vegas has increased at a steady and significant rate for the last eleven years from 15.2 million in 1986 to 29.6 million in 1996, a compound annual growth rate of 6.9%. Clark County gaming has continued to be a strong and growing business with Clark County gaming revenues increasing at a compound annual growth rate of 9.2% from $2.4 billion in 1986 to $5.8 billion in 1996.

     The Riviera targets the large and expanding Las Vegas tourist and gaming market. Las Vegas is the largest city in Nevada, with a local population in excess of one million, and is Nevada's principal tourist center. Gaming and tourism are the major attractions, complemented by warm weather and the availability of many year-round recreational activities. Although Las Vegas' principal markets are the western region of the United States, most significantly Southern California and Arizona, Las Vegas also serves as a destination resort for visitors from all over the world. A significant percentage of visitors originate from Latin America and Pacific Rim countries such as Japan, Taiwan, Hong Kong and Singapore.

     Historically, Las Vegas has had one of the strongest hotel markets in the country. The number of hotel and motel rooms in Las Vegas has increased by over 40% from approximately 67,000 at the end of 1989 to 95,000 at the end of 1996, giving Las Vegas the most hotel and motel rooms of any metropolitan area in the country. Despite this significant increase in the supply of rooms, the Las Vegas hotel occupancy rate exceeded 91% for each of 1993, 1994, 1995 and 1996. Since January 1, 1996, approximately 4,700 new hotel rooms opened and as of December 31, 1996, there were over 9,200 hotel rooms under construction (which combined constitutes a 14.7% increase in the number of hotel and motel rooms in Las Vegas) and the LVCVA estimated that approximately 60,000 additional hotel rooms were proposed for construction. However, the Company believes that many of these projects will not materialize. The new rooms under construction are primarily being designed to attract the high end gaming and convention customers, and based on construction costs will be priced at rates well above those which have been or can be charged by the Riviera based on the investment in its facility.

     The Company believes that the growth in the Las Vegas market has been enhanced as a result of (i) a dedicated program by the LVCVA and major Las Vegas casino/hotels to promote Las Vegas as a major convention site, (ii) the increased capacity of McCarran Airport and (iii) the introduction of large themed "must see" destination resorts in Las Vegas. In 1987, approximately 1.7 million people attended conventions in Las Vegas and generated approximately $1.2 billion of non-gaming economic impact. In 1996, the number of convention delegates had increased to 3.3 million with approximately $3.9 billion of non-gaming economic impact. According to the LVCVA, Las Vegas was the largest convention market in the country in 1996.

     During the past five years, McCarran Airport has expanded its facilities to accommodate the increased number of airlines and passengers which it services. The number of passengers traveling through McCarran Airport has increased from approximately 15.6 million in 1987 to 30.5 million in 1996. Construction is currently underway on numerous roadway enhancements to improve access to the airport. The airport has additional long-term expansion plans underway which will provide additional runways, three new satellite concourses, 60 additional gates and other facilities.

COMPETITION

     Intense competition exists among companies in the gaming industry, many of which have significantly greater resources than the Company. The Riviera faces competition from all other casinos and hotels in the Las Vegas area. Management believes that the Riviera's most direct competition comes from certain large casino/hotels located on or near the Strip which offer amenities and marketing programs similar to those offered by the Riviera.

     Las Vegas gaming square footage and room capacity are continuing to grow and are expected to continue to increase significantly during the next several years. Since January 1, 1996 approximately 4,700 new hotel rooms opened. As of December 31, 1996 there were over 9,200 hotel rooms under construction (which combined constitutes a 14.7% increase in the number of hotel and motel rooms in Las Vegas) and the Las Vegas Convention and Visitors Authority estimates that approximately 60,000 additional hotel rooms are proposed for construction. Existing and future expansions, additions and enhancements to existing properties and construction of new properties by the Company's competitors could divert additional business from the Company's facilities. There can be no assurance that the Company will compete successfully in the Las Vegas market in the future.

     Compared to the first eight months ended August 31, 1996, during the first eight months of 1997, available rooms in the Las Vegas market increased by 11.2%, while total room nights occupied increased by only 6.8%. This has had the effect of intensifying competition, resulting in declining occupancy and average room rates throughout the Las Vegas market. Although the Company was able to increase its room rates nominally which offset a less than 1% decline in occupancy, there is no certainty that the Company can continue to maintain its present level of room revenue considering the competitive situation.


     Intense competition also characterizes the Black Hawk/Central City, Colorado market. There are approximately 31 casinos currently operating in this market in addition to casinos located in Cripple Creek. Several new development projects and expansion plans have been announced, including construction of a casino by a joint venture between Jacobs Entertainment, Ltd. and the owner/operator of Gilpin Hotel Casino and a casino on property adjacent to the Black Hawk Land by a joint venture between Casino America and Nevada Gold. Two additional projects have been announced which are subject to financing. Colorado does not limit the total number of gaming licenses available for issuance in Colorado and there are no minimum facility size requirements. The Company believes that many Colorado casinos may not be operating profitably. A number of Colorado casinos have ceased operations, and others have either filed for bankruptcy protection, closed temporarily or reduced the number of their employees.

     In May 1997, the Colorado Legislature passed a bill permitting the installation of a minimum of 500 video lottery terminals at each licensed horse and greyhound racetrack then located in Colorado Springs, Pueblo, Byers, Loveland, Commerce City and Arapahoe County. The Governor of Colorado vetoed the bill on June 4, 1997 labeling it as a "back-door expansion of gambling." There is no reason, however, to believe that there will not be renewed efforts to pass similar legislation during the 1998 or subsequent legislative sessions.

     The Company also competes, to some extent, with casinos in other states, riverboat and Native American gaming ventures, state-sponsored lotteries, on- and off-track wagering, card parlors and other forms of legalized gaming in the United States, as well as with gaming on cruise ships and international gaming operations. In addition, certain states have recently legalized or are considering legalizing casino gaming in specific geographical areas within those states. Any future development of casinos, lotteries or other forms of gaming in other states, particularly areas close to Nevada, such as California, could have a material adverse effect on the Company's results of operations.

     The current business of the Company is entirely dependent on gaming in Las Vegas. The Riviera derives a substantial percentage of its business from tourists, principally from Southern California and the southwestern United States. Weakness in the economy of Southern California has in the past and could in the future adversely affect the financial results of the Company. Until the Black Hawk Casino opens, the Company's operations will be primarily dependent upon the results of operations achieved by the Riviera on the Las Vegas Strip. Any significant disruption in operations at the Riviera would have a material adverse effect on the Company.

THE BLACK HAWK PROJECT

     In August 1997, the Company acquired the Black Hawk Land, which management believes to be the premier gaming site in Black Hawk, Colorado. The property is currently the closest gaming site to Denver and is the first site encountered when traveling from Denver to Black Hawk/Central City. The Black Hawk/Central City market primarily serves the metropolitan Denver area and is approximately an hour drive and 40 miles west of central Denver.


     Located on South Main Street, the property is directly across from the Colorado Central Station, owned by Anchor Gaming, which management believes is the most successful casino in Colorado due to its location, size and availability of parking. Unlike many other sites, the Riviera development site is level and has a relatively broad footprint, which is expected to provide significant cost and time savings in construction relative to other projects in the market and can accommodate a large Las Vegas-style casino on one floor.



     The development site comprises 71,000 square feet, zoned for gaming. The casino building is expected to be approximately 62,000 square feet and include approximately 1,000 slot machines and 14 table games. In addition, the facility will provide entertainment, food and beverage service and will incorporate an attached covered parking facility for approximately 500 vehicles. The Company believes that the Black Hawk Project could be expanded beyond its currently permitted scope based on zoning waivers or variances similar to those granted to other casino developers.



     The Company currently estimates that total costs for completion of the Black Hawk Project will be approximately $55 million. The Company purchased the Black Hawk Land in August 1997 for $15 million, which was financed by the net proceeds from the sale of the Notes, and expects to finance the remainder of the Black Hawk Project from a combination of third party financing and additional investment by the Company, including up to an additional $15 million of the net proceeds from the sale of the Notes. The Company expects to receive the necessary excavation and other permits in the near future, with construction of the casino commencing shortly thereafter. The casino is scheduled to open during mid-1999.

COLORADO MARKET

     In November 1990, Colorado voters approved limited stakes gaming ($5.00 or less per wager) in two historic gold mining areas, Black Hawk/Central City and Cripple Creek. Because of the $5.00 maximum bet, the casinos in Colorado emphasize gaming machine play. Black Hawk and Central City are contiguous, with Black Hawk being closer to Denver, and are located approximately 40 miles west of Denver and 10 miles north of Interstate 70, the main highway connecting Denver to many of Colorado's major ski resorts. Cripple Creek is located approximately 45 miles from Colorado Springs and 75 miles from Pueblo. Casinos located in the Black Hawk/Central City area serve primarily the residents of Denver and Boulder, Colorado and surrounding communities. Approximately three million people live within a 100-mile radius of the Black Hawk/Central City area.

     The following table sets forth statistical information relating to the growth of the Black Hawk/Central City market compiled from data published by the Colorado Department of Revenue:

                                                             YEARS ENDED DECEMBER 31,
                                                      ---------------------------------------
                                                       1993       1994       1995       1996
                                                      ------     ------     ------     ------
    Aggregate Gaming Revenues (Dollars in
      millions).....................................  $  182     $  243     $  291     $  309
    Revenue Per Slot Machine Per Day................      70         80         85         93
    Average Number of Slot Machines.................   6,922      7,705      8,636      8,446
    Average Number of Casinos in Operation..........      36         34         32         33

EMPLOYEES AND LABOR RELATIONS

     As of September 30, 1997, the Riviera employed approximately 2,100 persons and had collective bargaining contracts with eight unions covering approximately 1,300 of such employees including food and beverage employees, rooms department employees, carpenters, engineers, stage hands, musicians, electricians, painters and teamsters. The Company's agreements with the Southern Nevada Culinary and Bartenders Union and Stage Hands Union, which cover the majority of the Company's unionized employees, were renegotiated in 1994 and expired on May 31, 1997 and June 1, 1997, respectively. The Riviera, along with the other Las Vegas hotels are currently negotiating with these unions and anticipate that new contracts will be agreed upon during the first quarter of 1998. The Culinary and Bartenders Union is currently concentrating on its negotiations with the larger gaming companies and is expected to intensify its negotiations with the Riviera after preliminary agreements have been reached with the larger gaming companies. The Stage Hands Union's negotiations are proceeding at a steady pace and agreement on details of the contract is anticipated during the first quarter of 1998. The Teamsters, Operating Engineers, Carpenters, Painters and Electricians Unions' collective bargaining agreements were renewed in 1995 and generally expire in or after 1998. The Musicians Union's collective bargaining agreement expires on September 21, 1999. Although unions have been active in Las Vegas, management considers its employee relations to be satisfactory. There can be no assurance, however, that new agreements will be reached without union action or will be on terms satisfactory to the Company.

REGULATION AND LICENSING

     Nevada Gaming Regulations. The ownership and operation of casino gaming facilities in Nevada are subject to: (i) The Nevada Gaming Control Act and the regulations promulgated thereunder (collectively the "Nevada Act") and (ii) various local ordinances and regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Commission, the Nevada Board, the Clark County Board and the City of Las Vegas. The Nevada Commission, the Nevada Board, the Clark County Board and the City of Las Vegas are collectively referred to as the "Nevada Gaming Authorities."

     The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time and in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;
(iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations.

     ROC is required to be licensed by the Nevada Gaming Authorities. The gaming license held by ROC requires the periodic payment of fees and taxes and is not transferable. ROC is also licensed as a manufacturer and distributor of gaming devices. Such licenses also require the periodic payment of fees and are not transferable. The Company is registered by the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and has been found suitable to own the stock of ROC. ROC is also registered by the Nevada commission as an Intermediary Company and has been found suitable to own the stock of RGM which has been registered by the Nevada Commission as an Intermediary Company and has been found suitable to own the stock of its subsidiary Riviera Gaming Management-Elsinore, Inc. ("RGME"). RGME has been licensed as the manager of the Four Queens and such license is not transferable. ROC and RGME are each a Corporate Licensee (collectively, the "Corporate Licensees") under the terms of the Nevada Act. As a Registered Corporation, the Company is required periodically to submit detailed financial and operating reports to the Nevada Commission and to furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or receive any percentage of profits from, the Corporate Licensees without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Company, ROC, RGM and RGME have obtained from the Nevada Gaming Authorities the various registrations, approvals, permits, findings of suitability and licenses required in order to engage in gaming activities and manufacturing and distribution activities in Nevada.

     All gaming devices that are manufactured, sold or distributed for use or play in Nevada, or for distribution outside of Nevada, must be manufactured by licensed manufacturers, distributed or sold by licensed distributors and approved by the Nevada Commission. The approval process includes rigorous testing by the Nevada Board, a field trial and a determination as to whether the gaming device meets strict technical standards that are set forth in the regulations of the Nevada Gaming Authorities. Associated equipment must be administratively approved by the Chairman of the Nevada Board before it is distributed for use in Nevada.

     The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company, ROC, RGM or RGME in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of ROC and RGME must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the Company and RGM who are actively and directly involved in the gaming activities of ROC or RGME may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Any change in a corporate position by a licensed person must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

     If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company, ROC, RGM or RGME the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company, ROC, RGM or RGME to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

     The Company, ROC and RGME are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by ROC must be reported to or approved by the Nevada Commission.

     If it were determined that the Nevada Act was violated by ROC or RGME, the gaming licenses they hold could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company, ROC, RGM and RGME and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the casino and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of ROC or RGME or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect the Company's gaming operations.

     Any beneficial holder of the Company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of the Company's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

     The Nevada Act requires any person who acquires more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the corporate charter, bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are deemed to be consistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

     Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company, ROC, RGM or RGME, the Company (i) pays that person any dividend or interest upon voting securities of the Company,
(ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value. Additionally, the Clark County Board has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee.

     The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation, if it has reason to believe that such ownership would be inconsistent with the declared policies of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever;
(ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or
(iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

     The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require the Company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Company.


     The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. In addition, (i) a Corporate Licensee may not guarantee a security issued by a Registered Corporation pursuant to a public offering, or hypothecate its assets to secure the payment or performance of the obligations evidenced by such a security, without the prior approval of the Nevada Commission, (ii) the pledge of the stock of a Corporate Licensee or Intermediary Company ("Stock Pledge"), such as ROC, RGM and RGME, is void without the prior approval of the Nevada Commission, and (iii) restrictions upon the transfer of an equity security issued by a Corporate Licensee, or Intermediary Company and agreements not to encumber such securities (collectively, "Stock Restrictions") are ineffective without the prior approval of the Nevada Commission.



     Changes in control of the Company through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.


     The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming Licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established regulations to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming Licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's Board of

Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

     License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the County in which the ROC's and RGME's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or
(iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling of food, refreshments or merchandise. Nevada Licensees that hold a license to manufacture and distribute slot machines and gaming devices, such as ROC, also pay certain fees and taxes to the State of Nevada.

     Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

     Other Nevada Regulation. The sale of alcoholic beverages at the Riviera is subject to licensing, control and regulation by the Clark County Board. All licenses are revocable and are not transferable. The Clark County Board has full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse affect upon the operations of ROC.

     Colorado Gaming Regulation. Pursuant to an amendment to the Colorado Constitution (the "Colorado Amendment"), limited stakes gaming became lawful in the cities of Central City, Black Hawk and Cripple Creek on October 1, 1991. The Colorado Amendment defines limited stakes gaming as the use of slot machines and the card games of blackjack and poker, with a maximum single bet of five dollars.

     Limited stakes gaming is confined to the commercial districts of these cities as defined by Central City on October 7, 1981, by Black Hawk on May 4, 1978, and by Cripple Creek on December 3, 1973. In addition, the Colorado Amendment restricts limited stakes gaming to structures that conform to the architectural styles and designs that were common to the areas prior to World War I, and which conform to the requirements of applicable city ordinances regardless of the age of the structures. The Colorado Amendment provides that no more than 35% of the square footage of any building and no more than 50% of any one floor of any building may be used for limited stakes gaming. The Colorado Amendment prohibits limited stakes gaming between the hours of 2:00 a.m. and 8:00 a.m., and allows limited stakes gaming to occur in establishments licensed to sell alcoholic beverages.

     Further, the Colorado Amendment provides that, in addition to any other applicable license fees, up to a maximum of 40% of the Adjusted Gross Proceeds ("AGP") of limited stakes gaming operations may be payable by a licensee for conducting limited stakes gaming. Such percentage is to be established by the Colorado Limited Gaming Control Commission (the "Colorado Commission") per the Colorado Limited Gaming Act of 1991 (the "Colorado Act").

     The Colorado legislature promulgated the Colorado Act to implement the provisions of the Colorado Amendment. The Colorado Act became effective on June 4, 1991 and has been amended subsequently.

     The Colorado Act declares public policy on limited stakes gaming to be that: (i) the success of limited stakes gaming is dependent upon public confidence and trust that licensed limited stakes gaming is conducted honestly and competitively; the rights of the creditors of licensees are protected; gaming is free from criminal and corruptive elements; (ii) public confidence and trust can be maintained only by strict regulation of all persons, locations, practices, associations and activities related to the operation of licensed gaming establishments and the manufacture or distribution of gaming devices and equipment; (iii) all establishments where limited stakes gaming is conducted and where gambling devices are operated and all manufacturers, sellers and distributors of certain gambling devices and equipment must be licensed, controlled and assisted to protect the inhabitants of the state to foster the stability and success of limited stakes gaming and to preserve the economy and free competition in Colorado; and (iv) no applicant for a license or other approval has any right to a license or to the granting of the approval sought.

     The Colorado Act subjects the ownership and operation of limited stakes gaming facilities in Colorado to extensive regulation by the Colorado Commission and prohibits persons under the age of 21 from participating in limited stakes gaming. No limited stakes gaming may be conducted in Colorado unless all appropriate gaming licenses are approved by and obtained from the Colorado Commission. The Colorado Commission has full and exclusive authority to promulgate, and has promulgated, rules and regulations governing the licensing, conducting and operating of limited stakes gaming (the "Colorado Regulations"). Such authority does not require any approval by or delegation of authority from the Colorado Department of Revenue (the "Colorado Revenue Department"). The Colorado Act also created the Division of Gaming within the Colorado Revenue Department to license, implement, regulate and supervise the conduct of limited stakes gaming in Colorado, supervised and administered by the Director of the Division of Gaming ("Division Director").

     The Colorado Commission may issue: (i) slot machine manufacturer or distributor, (ii) operator, (iii) retail gaming, (iv) support and (v) key employee gaming licenses. The first three licenses require annual renewal by the Colorado Commission. Support and key employee licenses are issued for two year periods and are renewable by the Division Director. The Colorado Commission has broad discretion to condition, suspend for up to six months, revoke, limit or restrict a license at any time and also has the authority to impose fines.

     An applicant for a gaming license must complete comprehensive application forms, pay required fees and provide all information required by the Colorado Commission and the Division of Gaming. Prior to licensure, applicants must satisfy the Colorado Commission that they are suitable for licensing. Applicants have the burden of proving their qualifications and must pay the full cost of any background investigations. There is no limit on the cost of such background investigations.

     Gaming employees must hold either a support or key employee license. Every retail gaming licensee must have a key employee licensee in charge of all limited stakes gaming activities when limited stakes gaming is being conducted. The Colorado Commission may determine that a gaming employee is a key employee and, require that such person apply for a key employee license.

     A retail gaming license is required for all persons conducting limited stakes gaming on their premises. In addition, an operator license is required for all persons who engage in the business of placing and operating slot machines on the premises of a retailer. However, a retailer is not required to hold an operator license. No person may have an ownership interest in more than three retail licenses. A slot machine manufacturer or distributor license is required for all persons who manufacture, import or distribute slot machines in Colorado.

     The Colorado Act requires that every officer, director, and stockholder of private corporations or equivalent office or ownership holders for non-corporate applicants, and every officer, director or stockholder holding either a 5% or greater interest or controlling interest of a publicly traded corporation or owners of an applicant or licensee shall be a person of good moral character and shall submit to a full background investigation conducted by the Division of Gaming and the Colorado Commission. The Colorado Commission may require any person having an interest in a license to undergo a full background investigation and pay such costs in the same manner as an applicant.

     Persons found unsuitable by the Colorado Commission may be required immediately to terminate any interest, association or agreement with or relationship to a licensee. A finding of unsuitability with respect to any officer, director, employee, associate, lender or beneficial owner of a licensee or applicant also may jeopardize the licensee's license or the applicant's application. A license approval may be conditioned upon the termination of any relationship with unsuitable persons.

     An applicant or licensee must report to the Division of Gaming or Colorado Commission all leases not later than 30 days after the effective date of the lease. Also, an applicant or a licensee, upon the request of the Colorado Commission or the Division Director, must submit copies of all written gaming contracts and summaries of all oral gaming contracts to which it is or intends to become a party. The Division Director or the Colorado Commission may require changes in the lease or gaming contract before an application is approved or participation in such agreement is allowed or may require termination of the lease or gaming contract.

     The Colorado Act and the Colorado Regulations require licensees to maintain detailed records that account for all business transactions. Records must be furnished upon demand to the Colorado Commission, the Division of Gaming and other law enforcement authorities. The Colorado Regulations also establish extensive playing procedures and rules of play for poker, blackjack and slot machines. Retail gaming licensees must adopt comprehensive internal control procedures. Such procedures must be approved in advance by the Division of Gaming and include the areas of accounting, surveillance, security, cashier operations, key control and fill and drop procedures, among others. No gaming devices may be used in limited stakes gaming without the approval of the Division Director or the Colorado Commission.

     Licensees have a continuing duty to immediately report to the Division of Gaming the name, date of birth and social security number of all persons who obtain an ownership, financial or equity interest in the licensee of five (5) percent or greater, or who have the ability to control the licensee, or who have the ability to exercise significant influence over the licensee, or who loan any money or other thing of value to the licensee. Licensees must report to the Division of Gaming all licenses, and all applications for licenses, in foreign jurisdictions.

     With limited exceptions applicable to licensees that are publicly traded entities, no person may sell, lease, purchase, convey or acquire any interest in a retail gaming or operator license or business without the prior approval of the Colorado Commission.

     All agreements, contracts, leases, or arrangements in violation of the Colorado Act or the Colorado Regulations are void and unenforceable.

     The Colorado Amendment requires an annual tax of as much as 40% on the AGP from limited stakes gaming. Effective October 1 of each year, the Colorado Commission establishes the gaming tax for the following 12 months. Currently, the gaming tax on AGP is: 2% on the first $2 million of AGP; 4% on AGP from $2 million to $4 million; 14% on AGP from $4 million to $5 million; 18% on AGP from $5 million to $10 million; and 20% on AGP over $10 million.

     The Colorado Commission requires all gaming licensees to pay an annual device fee for each slot machine, blackjack table and poker table of $75. The municipality of Black Hawk assesses an annual device fee of $750 per device. There is no statutory limit on state or city device fees, which may be increased at the discretion of the Colorado Commission or the city. In addition, a business improvement fee of as much as $102 per device and a transportation authority device fee of $77 per device also may apply depending upon the location of the licensed premises in Black Hawk. The current annual business improvement fee is $89.04.

     Black Hawk also imposes taxes and fees on other aspects of the businesses of gaming licensees, such as parking, alcoholic beverage licenses and other municipal taxes and fees. Significant increases in these fees and taxes, or the imposition of new taxes and fees, may occur.

     Violation of the Colorado Act or any of the Colorado Regulations is a criminal offense. Gaming licensees violating the Colorado Act or the Colorado Regulations may, in addition to being subject to fines, suspension for as long as six months or revocation of the gaming license, commit a class 1 misdemeanor which may result in incarceration or fines or both.

     The sale of alcoholic beverages in gaming establishments is subject to strict licensing, control and regulation by state and local authorities and requires a liquor license. Alcoholic beverage licenses are revocable and non-transferable. State and local licensing authorities have full power to limit, condition, suspend for as long as six months or revoke any such licenses. Violation of state alcoholic beverage laws may constitute a criminal offense resulting in incarceration or fines or both.

     There are various classes of retail liquor licenses under the Colorado Liquor Code. A gaming licensee may sell malt, vinous or spirituous liquors only by the individual drink for consumption on the premises. Even though a retail gaming licensee may be issued various classes of retail liquor licenses such gaming licensee may only hold liquor licenses of the same class. An application for an alcoholic beverage license in Colorado requires notice, posting and a public hearing before the local liquor licensing authority prior to approval of the same. The Colorado Department of Revenue's Liquor Enforcement Division must also approve the application.

     The Colorado Commission has enacted Rule 4.5, which imposes requirements on publicly traded corporations holding gaming licenses in Colorado and on gaming licensees owned directly or indirectly by a publicly traded corporation whether through a subsidiary or intermediary company. The term "publicly traded corporation" includes corporations, firms, limited liability companies, trusts, partnerships and other forms of business organizations even if created under the laws of a foreign country. Such requirements shall automatically apply to any ownership interest held by a publicly traded corporation, holding company or intermediary company thereof, where such ownership interest directly or indirectly is, or will be upon approval of the Colorado Commission, 5% or more of the entire licensee. In any event, if the Colorado Commission determines that a publicly traded corporation, or a subsidiary, intermediary company or holding company has the actual ability to exercise influence over a licensee, regardless of the percentage of ownership possessed by said entity, the Colorado Commission may require that entity to comply with the disclosure regulations contained in Rule 4.5.

     Under Rule 4.5, gaming licensees, affiliated companies and controlling persons commencing a public offering of voting securities must notify the Colorado Commission within 10 days of the initial filing of a registration statement with the Securities and Exchange Commission. Licensed publicly traded corporations are also required to send proxy statements to the Division of Gaming within 5 days after distribution of such statement. Licensees to whom Rule 4.5 applies must include in their articles of organization or similar charter documents provisions that: restrict the rights of the licensees to issue voting interests or securities except in accordance with the Colorado Act and the Colorado Regulations; limit the rights of persons to transfer voting interests or securities of licensees except in accordance with the Colorado Act and the Colorado Regulations; and provide that holders of voting interests or securities of licensees found unsuitable by the Colorado Commission may, within 60 days of such finding of unsuitability, be required to sell their interests or securities back to the issuer at the lesser of the cash equivalent of the holders' investment or the market price as of the date of the finding of unsuitability. Alternatively, the holders may, within 60 days after the finding of unsuitability, transfer the voting interests or securities to a suitable person (as determined by the Colorado Commission). Until the voting interests or securities are held by suitable persons, the issuer may not pay dividends or interest, the securities may not be voted, they may not be included in the voting or securities of the issuer, and the issuer may not pay any remuneration in any form to the holders of the securities.

     Pursuant to Rule 4.5, persons who acquire direct or indirect beneficial ownership of (i) 5% or more of any class of voting securities of a publicly traded corporation required to include in its articles of organization the Rule
4.5 charter language provisions, or (ii) 5% or more of the beneficial interest in a gaming licensee directly or indirectly through any class of voting securities of any holding company or intermediary company of a licensee (all such persons hereinafter referred to as "qualifying persons"), shall notify the Division of Gaming within 10 days of such acquisition, are required to submit all requested information and are subject to a finding of suitability as required by the Division of Gaming or the Colorado Commission. Licensees also must notify any qualifying persons of these requirements. A qualifying person whose interests equal 10% or more must apply to the Colorado Commission for a finding of suitability within 45 days after acquiring such securities. Licensees must also notify any qualifying persons of these requirements. Whether or not notified, qualifying persons are responsible for complying with these requirements.

     A qualifying person who is an institutional investor under Rule 4.5 and who individually or in association with others, acquires, directly or indirectly, the beneficial ownership of 15% or more of any class of voting securities must apply to the Colorado Commission for a finding of suitability within 45 days after acquiring such interests. A qualifying person who is an institutional investor and whose interests equal 10%, but less than 15%, may not be required to apply for suitability, provided such person fulfills reporting requirements required by the Colorado Regulations.

     Pursuant to Rule 4.5, persons found unsuitable by the Colorado Commission must be removed from any position as an officer, director, or employee of a licensee, or from a holding or intermediary company. Such unsuitable persons also are prohibited from any beneficial ownership of the voting securities of any such entities. Licensees, or affiliated entities of licensees, are subject to sanctions for paying dividends or distributions to persons found unsuitable by the Colorado Commission, or for recognizing voting rights of, or paying a salary or any remuneration for services to, unsuitable persons. Licensees or their affiliated entities also may be sanctioned for failing to pursue efforts to require unsuitable persons to relinquish their interests. The Colorado Commission may determine that anyone with a material relationship to, or material involvement with, a licensee or an affiliated company must apply for a finding of suitability or must apply for a key employee license.

     Currently, no gaming or liquor licenses in Colorado have been granted in connection with the Black Hawk Project. Applications have been made for a retail gaming license and for a hotel and restaurant liquor license. Applications for key employee gaming licenses have also been made. Additional gaming and support license applications will have to be made and approved prior to the opening of the casino.

FEDERAL REGISTRATION

     ROC is required to annually file with the Attorney General of the United States in connection with the sales, distribution, or operations of slot machines. All requisite filings for the present year have been made.

LEGAL PROCEEDINGS

     The Company is a party to several routine lawsuits both as plaintiff and as defendant arising from the normal operations of a hotel. Management does not believe that the outcome of such litigation, in the aggregate, will have a material adverse effect on the financial position or results of operations of the Company.

PROPERTIES

     The Riviera complex is located on the Las Vegas Strip, occupies approximately 26 acres and comprises approximately 1,700,000 square feet, including 105,000 square feet of casino space, 100,000 square foot convention, meeting and banquet facility, approximately 2,100 hotel rooms (including approximately 169 luxury suites) in five towers, four restaurants, a buffet, four showrooms, a lounge and approximately 2,900 parking spaces. In addition, executive and other offices for the Riviera are located on the property.

     There are 47 food and retail concessions operated under individual leases with third parties. The leases are for periods from one year to ten years and expire over the next five years.

     The entire Riviera complex is encumbered by a first deed of trust securing the Notes. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     The Company also owns the Black Hawk Land, which is a 71,000 square foot parcel of real property in Black Hawk, Colorado.

                SELECTED HISTORICAL FINANCIAL AND OPERATING DATA


     The selected income statement data and balance sheet data as of December 31, 1992, 1993, 1994, 1995 and 1996 and for the year ended December 31, 1992, the six months ended June 30, 1993 and December 31, 1993 and the years ended December 31, 1994, 1995 and 1996 have been derived from the audited financial statements of the Company and, prior to the Company's emergence from bankruptcy in June 1993, the Hotel and Casino Division of Riviera, Inc., the Company's predecessor. The results for and as of the three months and nine months ended September 30, 1996 and 1997 are derived from the unaudited financial statements and notes thereto of the Company and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly information set forth therein. The results for the three months and nine months ended September 30, 1996 and 1997 are not necessarily indicative of the results expected for any other interim period or for the full year. The following information should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the financial statements and notes thereto included elsewhere in this Proxy Statement.



                                          YEAR ENDED           SIX MONTHS ENDED
                                         DECEMBER 31,    ----------------------------                 YEARS ENDED DECEMBER 31,
                                             1992          JUNE 30,      DECEMBER 31,   COMBINED   ------------------------------
                                         -------------       1993            1993       1993(1)      1994       1995       1996
                                         (PREDECESSOR)   -------------   ------------   --------   --------   --------   --------
                                                         (PREDECESSOR)   (SUCCESSOR)
                                                   (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA AND PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues:
    Casino.............................    $  75,975        $38,073        $ 41,158     $79,231    $ 82,060   $ 77,337   $ 80,384
    Rooms..............................       33,474         17,614          17,808      35,422      35,422     39,848     41,835
    Food and beverage..................       22,557         11,656          11,760      23,416      22,961     21,895     22,641
    Entertainment......................       19,046          8,059           8,422      16,481      16,945     14,423     20,883
    Other..............................        8,369          4,116           4,230       8,346       9,390      9,515     11,293
                                           ---------       --------        --------     --------   --------   --------   --------
                                             159,421         79,518          83,378     162,896     166,778    163,018    177,036
    Less promotional allowances........       14,919          6,816           7,157      13,973      12,857     11,873     12,627
                                           ---------       --------        --------     --------   --------   --------   --------
    Net revenues.......................      144,502         72,702          76,221     148,923     153,921    151,145    164,409
                                           ---------       --------        --------     --------   --------   --------   --------
  Costs and expenses:
    Casino.............................       46,892         24,559          25,533      50,092      48,826     45,325     47,509
    Rooms..............................       16,233          8,339           8,456      16,795      17,594     18,787     18,834
    Food and beverage..................       15,592          7,427           7,796      15,223      15,588     15,768     15,916
    Entertainment......................       15,152          7,051           7,897      14,948      13,982     10,329     15,290
    Other..............................        3,256          1,737           1,839       3,576       3,516      3,527      3,913
    Selling, general and
      administrative...................       25,534         12,707          13,534      26,241      28,822     29,618     31,454
    Depreciation and amortization......       13,230          2,622           2,399       5,021       5,674      6,811      8,212
    Loss on permanent impairment of
      assets(2)........................       85,221             --              --          --          --         --         --
                                           ---------       --------        --------     --------   --------   --------   --------
        Total costs and expenses.......      221,110         64,442          67,454     131,896     134,002    130,165    141,128
                                           ---------       --------        --------     --------   --------   --------   --------
  Income (loss) from operations........      (76,608)         8,260           8,767      17,027      19,919     20,980     23,281
  Interest expense, net(3).............          434          2,632           6,160       8,792      12,254     11,304     10,918
  Other (income) expense, net..........           --             --              --          --          --         --       (505)
  Reorganization items(4)..............       (3,863)            --              --          --          --         --         --
  Provision for income taxes...........           --             --              --          --       2,875      3,332      4,428
                                           ---------       --------        --------     --------   --------   --------   --------
  Net income (loss)....................    $ (80,905)       $ 5,628        $  2,607     $ 8,235    $  4,790   $  6,344   $  8,440
  Net income (loss) per share..........           --             --            0.54          --        1.00       1.26       1.63
                                           =========       ========        ========     ========   ========   ========   ========
OTHER DATA:
  EBITDA(5)............................    $  21,843        $10,882        $ 11,166     $22,048    $ 25,593   $ 27,791   $ 31,493
  EBITDA margin........................        15.1%          15.0%           14.6%       14.8%       16.6%      18.4%      19.2%
    Cash flows from operating
      activities.......................       13,130          8,517             766       9,283      16,372     16,740     18,290
    Cash flows used in investing
      activities.......................       (2,073)        (1,478)         (4,307)     (5,785)    (10,439)    (8,218)   (13,017)
    Cash flows used in financing
      activities.......................         (729)        (2,311)         (4,658)     (6,969)     (2,696)    (2,983)    (1,488)
    Capital expenditures...............    $   2,477        $ 1,478        $  4,307     $ 5,785    $  8,933   $  7,836   $ 14,923
OPERATING DATA:
  Average occupancy rate(6)............         90.6%          92.4%           95.0%       93.7 %      97.5%      97.0%      98.2%
  Average daily room rate (ADR)........    $   47.00        $ 51.63        $  49.33     $ 50.42    $  47.51   $  54.69   $  57.09
  Number of slot machines(7)...........        1,218          1,218           1,207       1,207       1,203      1,226      1,312
  Number of gaming tables(7)...........           74             70              70          70          56         56         55

                                                                                AS OF DECEMBER 31,
                                                     -------------------------------------------------------------------------
                                                         1992              1993             1994           1995         1996
                                                     -------------     -------------     -----------     --------     --------
                                                     (PREDECESSOR)      (SUCCESSOR)
BALANCE SHEET DATA:
  Cash and cash equivalents .......................    $  16,659         $  13,188        $  16,423      $21,962      $ 25,747
  Total assets.....................................      145,631           143,704          151,925      157,931       167,665
  Long term debt, including current portion........      133,255           112,677          110,489      107,822       105,878
  Stockholders' equity.............................     (114,358)           15,148           19,938       26,282        35,251

                                                                              NINE MONTHS              THREE MONTHS
                                                                          ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                                         ---------------------     --------------------
                                                                           1996         1997        1996         1997
                                                                         --------     --------     -------     --------
                                                                          (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA
                                                                                     AND PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues:
    Casino.............................................................  $ 61,378     $ 55,123     $20,996     $ 16,989
    Rooms..............................................................    30,869       30,635       9,098        9,211
    Food and beverage..................................................    17,228       16,260       5,185        5,012
    Entertainment......................................................    16,961       16,233       5,714        5,475
    Other..............................................................     7,636        7,904       2,884        2,663
                                                                         --------     --------     -------     --------
                                                                          134,072      126,155      43,877       39,350
    Less promotional allowances .......................................     9,867        9,670       2,946        2,967
                                                                         --------     --------     -------     --------
    Net revenues.......................................................   124,205      116,485      40,931       36,383
                                                                         --------     --------     -------     --------
  Costs and expenses:
    Casino.............................................................    36,592       32,809      12,116       10,604
    Rooms..............................................................    14,155       13,685       4,787        4,516
    Food and beverage..................................................    11,924       11,801       3,837        3,798
    Entertainment......................................................    12,262       11,752       4,361        4,203
    Other..............................................................     2,194        2,300         742          827
    Selling, general and administrative................................    23,755       22,923       8,153        7,085
    Depreciation and amortization......................................     5,959        7,700       2,097        2,690
                                                                         --------     --------     -------     --------
        Total costs and expenses.......................................   106,841      102,970      36,093       33,723
                                                                         --------     --------     -------     --------
  Income from operations...............................................    17,364       13,515       4,838        2,660
  Interest expense, net(3).............................................        --        9,367          --        3,948
  Other (income) expense, net..........................................        --        1,070          --          220
  Provision (Benefit) for income taxes.................................     3,072        1,062         670         (520)
                                                                         --------     --------     -------     --------
  Net income (Loss)....................................................  $  6,034     $  2,016     $ 1,417     $   (988)
  Net income (loss) per share..........................................      1.18         0.38        0.27        (0.19)
                                                                         ========     ========     =======     ========
OTHER DATA:
  EBITDA(5)............................................................  $ 23,323     $ 21,215     $ 6,935     $  5,349
  EBITDA margin........................................................      18.8%        18.2%       16.9%        14.7%
  Cash flow from operating activities..................................  $ 15,453     $ 14,224     $ 7,419     $  5,789
  Cash flows used in investing activities..............................    (6,811)     (34,752)     (4,250)     (26,767)
  Cash flows provided by (used in) financing activities................    (1,618)      57,188        (267)     (57,760)
  Capital expenditures.................................................  $  9,502     $ 11,379     $ 4,242     $  4,494
OPERATING DATA:
  Average occupancy rate(6)............................................      99.0%        98.3%       99.0%        98.4%
  Average daily room rate (ADR) .......................................  $  55.73     $  56.19     $ 49.14     $  49.95
  Number of slot machines(7)...........................................     1,312        1,308       1,312        1,308
  Number of gaming tables(7)...........................................        55           52          55           52

                                                                                                AS OF SEPTEMBER 30,
                                                                                               ---------------------
                                                                                                 1996         1997
                                                                                               --------     --------
BALANCE SHEET DATA:
  Cash and cash equivalents..................................................................  $ 28,986     $ 62,407
  Total assets...............................................................................   166,374      341,895
  Long term debt, including current portion(8)...............................................   108,912      273,809
  Stockholders' equity.......................................................................    32,676       37,599

---------------

(1) As the Company emerged from bankruptcy in June 1993, operating results presented for 1993 reflect the combined operating results of the Company and its predecessor.

(2) Includes a recognized loss on the permanent impairment of assets during the bankruptcy of the Company's predecessor to record the fair market value of the property and equipment.

(3) Interest expense is presented net of interest income. 1993 results reflect no accrual of interest on debt through June 1993. If accrued, interest expense on these obligations would have totaled $21,400 and $10,400 for the year ended December 31, 1992 and the six months ended June 30, 1993, respectively.

(4) Represents costs incurred in connection with the bankruptcy of the Company's predecessor.

(5) EBITDA consists of earnings before interest, income taxes, depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with GAAP, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. Although EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, management believes that certain investors find EBITDA to be a useful tool for measuring the ability of the Company to service its debt. The Company's calculation of EBITDA could differ from the calculation and presentation of EBITDA by other companies, which may affect the comparability of such amounts.

(6) Based on available rooms.

(7) Number of licensed slot machines and gaming tables at period end.


(8) Includes the 11% Notes to be retired by U.S. treasury bills as of September 30, 1997.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL


     The current management team successfully guided the Company through its emergence from bankruptcy in June 1993. From 1992 to the end of 1996, the Riviera's management team has achieved consistent growth in EBITDA and profit margins. EBITDA increased over 44% from $21.8 million in 1992 to $31.5 million in 1996 and EBITDA margins improved from 15.1% to 19.2% over the same period. The Company achieved this growth through the implementation of a number of strategic initiatives that included (i) refocusing its marketing strategy from "high-rollers" to adult mid-level gaming customers, a niche that management believes has been underserved, (ii) focusing on conventioneers who pay higher room rates, causing Riviera's ADR to increase from $47 in 1992 to $57 in 1996,
(iii) aggressively marketing its hotel facilities resulting in occupancy rates growing from 90.6% in 1992 to 98.2% in 1996, (iv) emphasizing higher margin slot play which increased slot revenue by 33.0% from 1992 to 1996 and (v) investing approximately $47 million in capital improvements since 1992. Management believes that it has also improved the stability of EBITDA by providing a broad entertainment experience (1996 non-gaming revenues: 55% vs. 47% for other casinos on the Strip), focusing on conventioneers (approximately 30% of mid-week room nights pre-sold through June 1999) and developing a repeat and loyal customer base through proprietary database marketing.


RESULTS OF OPERATIONS


     The following table sets forth certain of the Company's operating information for the years ended December 31, 1994, 1995, and 1996 and for the three months and nine months ended September 30, 1996 and 1997. Revenues and promotional allowances are shown as a percentage of net revenues. Departmental costs are shown as a percentage of departmental revenues. All other percentages are based on net revenues.



                                                                                           NINE MONTHS        THREE MONTHS
                                                                  YEARS ENDED                 ENDED               ENDED
                                                                 DECEMBER 31,             SEPTEMBER 30,       SEPTEMBER 30,
                                                           -------------------------     ---------------     ---------------
                                                           1994      1995      1996      1996      1997      1996      1997
                                                           -----     -----     -----     -----     -----     -----     -----
REVENUES:
  Casino.................................................   53.3%     51.2%     48.9%     49.4%     47.3%     51.3%     46.7%
  Rooms..................................................   23.0      26.4      25.4      24.9      26.3      22.2      25.3
  Food and beverage......................................   14.9      14.5      13.8      13.9      14.0      12.7      13.8
  Entertainment..........................................   11.0       9.5      12.7      13.7      13.9      14.0      15.0
  Other..................................................    6.1       6.3       6.9       6.1       6.8       7.0       7.3
  Less promotional allowances............................   (8.3)     (7.9)     (7.7)     (8.0)     (8.4)     (7.2)     (8.1)
                                                           -----     -----     -----     -----     -----     -----     -----
        Net revenues.....................................  100.0     100.0     100.0     100.0     100.0     100.0     100.0
COSTS AND EXPENSES:
  Casino(1)..............................................   59.5      58.6      59.1      59.6      59.5      57.7      62.4
  Rooms(1)...............................................   49.7      47.1      45.0      45.9      44.7      52.6      49.0
  Food and beverage(1)...................................   67.9      72.0      70.3      69.2      72.6      74.0      75.8
  Entertainment(1).......................................   82.5      71.6      73.2      72.3      72.4      76.3      76.8
  Other(1)...............................................   37.4      37.1      34.6      28.7      29.1      25.7      31.1
  Selling, general and administrative....................   18.7      19.6      19.1      19.1      19.7      19.9      19.5
  Depreciation and amortization..........................    3.7       4.5       5.0       4.8       6.6       5.1       7.4
                                                           -----     -----     -----     -----     -----     -----     -----
        Total costs and expenses.........................   87.1      86.1      85.8      86.0      88.4      88.2      92.7
                                                           -----     -----     -----     -----     -----     -----     -----
Income from operations...................................   12.9      13.9      14.2      14.0      11.6      11.8       7.3
Interest expense, net....................................    8.0       7.5       6.7        --       9.4        --       3.9
Other (income) expense, net..............................    0.0       0.0      (0.3)      1.1        --        .2
                                                           -----     -----     -----     -----     -----     -----     -----
Income (loss) before provision (benefit) for income
  taxes..................................................    4.9       6.4       7.8       7.3       2.6       5.1      (4.1)
Provision (benefit) for income taxes.....................    1.9       2.2       2.7      (2.5)     (0.9)     (1.6)      1.4
                                                           -----     -----     -----     -----     -----     -----     -----
Net income (loss)........................................    3.0       4.2       5.1       4.9       1.7       3.5      (2.7)
                                                           -----     -----     -----     -----     -----     -----     -----
EBITDA margin............................................   16.6%     18.4%     19.2%     18.8%     18.2%     16.9%     14.7%


---------------

(1) Shown as a percentage of corresponding departmental revenue.

     The following discussion and analysis should be read in conjunction with the consolidated financial statements and the related notes thereto appearing elsewhere in this Prospectus.

     THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1996

     Revenues. Net revenues decreased by approximately $4.5 million, or 11.1% from $40.9 million for the three months ended September 30, 1996 to $36.4 million for the three months ended September 30, 1997 due to the general softness of the Las Vegas market.

     Casino revenues decreased by approximately $4.0 million, or 19.1%, from $21.0 million during 1996 to $17.0 million during 1997. Slot revenues decreased $1.8 million or 12.7% from $14.5 million in 1996 to $12.7 million in 1997 due to a decrease in coin-in of $12.2 million, or 6.0% and a decrease in the hold percentage from 6.4% to 6.0%. These decreases were primarily in the $1 and $5 slot machines due to competition from neighboring casinos. Table games win decreased $1.7 million or 33.0% from $5.2 million in 1996 to $3.5 million in 1997 due to the competitive environment on the Las Vegas Strip. Table games drop decreased $5.5 million, 21.0%, from $25.7 million in 1996 to $20.2 million in 1997. Table games win percentage decreased 3.1%, from an unusually high 20.5% in 1996 to a normal 17.5% in 1997. The decrease in drop accounted for $1.1 in lower revenues and the decrease in hold percentage accounted for $600,000 in lower revenues. Race book revenues decreased $390,000 due to the elimination of rebates (to selected high volume customers) under revised agreements between the casinos and the Nevada Pari Mutuel Association.

     Room revenues increased by approximately $113,000, or 1.2%. from $9.1 million during 1996 to $9.2 million during 1997 as a result of an increase of $0.81 in average room rate from $49.14 in 1996 to $49.95 in 1997. Hotel occupancy remained stable at 99.0% for 1996 and 98.4% in 1997.

     Food and beverage revenues decreased approximately $170,000, or 3.3%, from $5.2 million during 1996 to $5.0 million during 1997 due primarily to reduced complimentary beverage in the casino and a 6.0% reduction in covers in the restaurants.

     Entertainment revenues decreased by approximately $240,000, or 4.2%, from $5.7 million during 1996 to $5.5 million during 1997 due to a 10% decrease in covers which was partially offset by a 7% increase in the average ticket price.

     Other revenues decreased by approximately $220,000, or 7.6%, from $2.9 million during 1996 to $2.7 million during 1997 due primarily to the $570,000 rebate received in 1996 from a union health and welfare trust fund for reduced premiums for prior periods. Fees earned for the Four Queens management contract totaled $250,000 in 1997 compared to $142,000 in 1996.

     Promotional allowances were unchanged at $2.9 million during 1996 and 1997. Lower food and beverage complimentaries were offset by increased room complimentaries

     Direct Costs and Expenses of Operating Departments. Total direct costs and expenses of operating departments decreased by approximately $1.9 million, or 7.3%, from $25.8 million for the three months ended September 30, 1996 to $23.9 million for the three months ended September 30, 1997.

     Casino expenses decreased by approximately $1.5 million, or 12.5%, from $12.1 million during 1996 to $10.6 million during 1997 due to a corresponding decrease in casino revenues. Casino expenses as a percent of casino revenue increased from 57.7% to 62.4%, in spite of a 17.0% decrease in marketing expenses in 1997. Management is reviewing the competition and may increase marketing expenditures somewhat to stimulate additional revenues. However, the Company does not intend to significantly discount its gaming product or substantially increase its promotional allowances.

     Room costs decreased by approximately $270,000, or 5.7%, from $4.8 million during the 1996 period to $4.5 million during the 1997 period and room costs as a percentage of room revenue decreased from 52.6% in 1996 to 49.0% in 1997 due to decreased payroll and direct operating costs.

     Food and beverage costs decreased by approximately $40,000, or 1.0%, from $3.8 million in 1996 to $3.8 million in 1997. However, food and beverage costs as a percentage of revenues increased from 74.0% in

1996 to 75.8% in 1997 because the costs transferred to the casino department for promotional allowances decreased from 1996.

     Entertainment costs decreased by approximately $200,000, or 3.6%, from $4.4 million in 1996 to $4.2 million in 1997 as a direct result of the lower revenues in all shows. Entertainment expense as a percentage of entertainment revenues increased slightly from 76.3% in 1996 to 76.8% in 1997.


     Other expenses as a percentage of revenues increased from 25.7% in 1996 to 31.1% in 1997 because of the one time union premium refund recorded in revenues in 1996 with no associated costs.


     Other Operating Expenses. Selling, general and administrative expenses decreased by approximately $1.1 million, or 13.1%, from $8.2 million for the three months ended September 30, 1996 to $7.1 million for the three months ended September 30, 1997 due to reduced management incentives and company profit sharing plan contributions. Selling, general and administrative expenses decreased from 19.9% of total net revenues during the 1996 period to 19.5% in 1997.

     Depreciation and amortization increased by approximately $600,000, or 28.0%, from $2.1 million in 1996 to $2.7 million in 1997 and from 5.1% to 7.4% of net revenues due to the significant capital expenditures in the twelve months ended September 30, 1997 totaling $16.8 million.

     Other Income (Expense). Interest income on Treasury Bills held to retire the 11% Notes was $773,000 in 1997. Interest income, other increased $300,000 in the Third Quarter 1997 because of the increased cash balances from the proceeds of the Notes.

     Net Income (Loss). As a result of the factors discussed above, net income decreased by approximately $2.4 million, from $1.4 million during the three months ended September 30, 1996, to a loss of $988,000 during the three months ended September 30, 1997.

     EBITDA. EBITDA decreased by approximately $1.6 million, or 22.9%, from $6.9 million during the three months ended September 30, 1996 to $5.3 million during the three months ended September 30, 1997. During the same periods, EBITDA margin decreased from 16.9% to 14.7% of net revenues. Although management reduced direct costs and operating expenses by 7.3%, such reduction was not sufficient to offset the $4 million decrease in casino revenues in 1997 and the $570,000 union health and welfare premium rebate received in September 1996.

     NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     Revenues. Net revenues decreased by approximately $7.7 million, or 6.2%, from $124.2 million for the nine months ended September 30, 1996 to $116.5 million for the nine months ended September 30, 1997.

     Casino revenues decreased by approximately $6.3 million, or 10.2%, from $61.4 million during 1996 to $55.1 million during 1997 due to a general softness in the gaming market in Las Vegas. Slot revenues decreased approximately $3.0 million primarily in the dollar denomination due to competition from casinos at the north end of the Las Vegas Strip. This effected both coin in and revenue as the hold percent was reduced in response to the competitive pressure. Although the table games drop was down approximately $15.7 million or 17.4%, the win percentage increased 1.5%, which resulted in a net decrease in table games revenues of approximately $1.4 million. Elimination of three times odds on craps and single deck blackjack games were major factors contributing to the increase in win percentage. Race book revenues decreased approximately $1.2 million due to the elimination of rebates (to selected high volume customers) under revised agreements between the casinos and the Nevada Pari Mutuel Association.

     Room revenues decreased by approximately $300,000, or 0.8%. from $30.9 million during 1996 to $30.6 million during 1997 due primarily to 4,600 more rooms being out of order for refurbishing. Hotel occupancy remained relatively constant at 98.3% in 1997 as compared to 99.0% in 1996 (based on available rooms). The average room rate increased $0.46, or 0.9%, from $55.73 to $56.19 recovering from first quarter 1997 when the average room rate had fallen $2.15 because of the shift of a major convention from the first quarter of 1997 to the second quarter.

     Food and beverage revenues decreased approximately $900,000, or 5.6%, from $17.2 million during 1996 to $16.3 million during 1997 primarily due to reduced complimentary beverage in the casino as well as lower food covers in the restaurants.

     Entertainment revenues decreased by approximately $800,000, or 4.3%, from $17.0 million during 1996 to $16.2 million during 1997 due to a 7.2% decrease in covers with only Crazy Girls showing an increase in covers and revenues in 1997. Splash(R) revenues decreased approximately $600,000.

     Other revenues increased by approximately $270,000, or 3.5%, from $7.6 million during 1996 to $7.9 million during 1997 due to the management fees of $745,000 for operating the Four Queens Hotel/ Casino in downtown Las Vegas which began in August 1996. These revenues were offset by a $570,000 union premium refund which was recognized in September 1996.

     Promotional allowances decreased by approximately $200,000, or 2.0%, from $9.9 million during 1996 to $9.7 million during 1997 due to lower food and beverage complimentaries of $600,000 which were partially offset by increased room complimentaries of $400,000.

     Direct Costs and Expenses of Operating Departments. Total direct costs and expenses of operating departments decreased by approximately $4.8 million, or 6.2%, from $77.1 million for the nine months ended September 30, 1996 to $72.3 million for the nine months ended September 30, 1997.

     Casino expenses decreased by approximately $3.8 million, or 10.3%, from $36.6 million during 1996 to $32.8 million during 1997 due to a corresponding decrease in casino revenues. Casino expenses as a percent of casino revenue decreased from 59.6% to 59.5%, primarily due to a 15.2% decrease in marketing expenses in 1997. Management has reviewed the competition and has increased marketing expenditures somewhat to drive additional revenues. However, the Company does not intend to significantly discount its gaming product or substantially increase its promotional allowances.

     Room costs decreased by approximately $470,000, or 3.3%, from $14.2 million during the 1996 period to $13.7 million during the 1997 period and room costs as a percentage of room revenue decreased from 45.9% in 1996 to 44.7% in 1997 because of increased costs transferred to the casino department for promotional allowances.

     Food and beverage costs were relatively flat for 1997 compared to 1996, however, food and beverage costs as a percentage of revenues increased from 69.2% in 1996 to 72.6% in 1997 because the costs transferred to the casino department for promotional allowances decreased.

     Entertainment costs decreased by approximately $500,000, or 4.2%, from $12.3 million in 1996 to $11.8 million in 1997 due to fewer concerts and special events in 1997 and the lower payments to the Splash(R) producer. Entertainment expense as a percentage of entertainment revenues remained flat at 72.3% for 1996 and 1997.

     Other expenses as a percentage of revenues increased from 28.7% in 1996 to 29.1% in 1997 because of the union premium refund of $570,000 recognized in September 1996 other revenues.

     Other Operating Expenses. Selling, general and administrative expenses decreased by approximately $800,000, or 3.5%, from $23.8 million for the nine months ended September 30, 1996 to $22.9 million for the nine months ended September 30, 1997 due to reductions in management incentives and profit sharing contributions. As a percentage of total net revenues, selling, general and administrative expenses increased from 19.1% during the 1996 period to 19.7% during the 1997 period as a result of spreading of fixed costs over a lower revenue base in the 1997 period.

     Depreciation and amortization increased by approximately $1.7 million, or 29.2%, from $6.0 million in 1996 to $7.7 million in 1997 and from 4.8.6% to 6.6% of net revenues due to the significant capital expenditures in the twelve months ended September 30, 1997, totaling $16.8 million.

     Other Income (Expense). Interest income on Treasury Bills held to retire the 11% Notes was $773,000 in 1997. Interest income, other increased $300,000 because of the increased cash balances from the proceeds of the Notes.

     Net Income. As a result of the factors discussed above, net income decreased by approximately $4.0 million, or 66.5%, from $6.0 million during the nine months ended September 30, 1996 to $2.0 million during the nine months ended September 30, 1997.


     EBITDA. EBITDA decreased by approximately $2.1 million, or 9.0%, from $23.3 million during the nine months ended September 30, 1996 to $21.2 million during the nine months ended September 30, 1997. Moreover, during the same periods, EBITDA margin decreased from 18.8% to 18.2% of net revenues.

FISCAL 1996 COMPARED TO FISCAL 1995

     Revenues. Net revenues increased by approximately $13.3 million, or 8.8%, from $151.1 million in 1995 to $164.4 million in 1996. Casino revenues increased by approximately $3.0 million, or 3.9%, from $77.3 million in 1995 to $80.4 million in 1996 due primarily to a $2.9 million, or 5.4%, increase in slot revenues as a result of an increase in promotional activities directed at slot players. Room revenues increased by approximately $2.0 million, or 5.0%, from $39.8 million in 1995 to $41.8 million in 1996 as a result of an increase in hotel occupancy from 97.0% to 98.2% (based on available rooms) and an increase in average room rate of $2.40, or 4.4%. Food and beverage revenues increased approximately $700,000, or 3.4%, from $21.9 million in 1995 to $22.6 million in 1996 due to additional covers in the bars and restaurants. Entertainment revenues increased by approximately $6.5 million, or 44.8%, from $14.4 million in 1995 to $20.9 million in 1996. This was principally due to the reopening of Splash(R), a variety show which had been closed during the first half of 1995 for show revisions and theater remodeling. Other revenues increased by approximately $1.8 million, or 18.7%, from $9.5 million in 1995 to $11.3 million in 1996 due primarily to a refund of $576,000 from a union health and welfare trust fund for reduced premiums and general increases in other revenues such as telephone, gift shops and box office commissions. In addition, the Company received management fees of approximately $400,000 for operating the Four Queens in downtown Las Vegas beginning in August 1996. Promotional allowances increased by approximately $700,000, or 6.4%, from $11.9 million in 1995 to $12.6 million in 1996 due to additional complimentary show tickets for Splash(R) and an increase in complimentaries associated with casino and slot marketing programs.

     Direct Costs and Expenses of Operating Departments. Total direct costs and expenses of operating departments increased by approximately $7.7 million, or 8.2%, from $93.7 million in 1995 to $101.5 million in 1996. Casino expenses increased by approximately $2.2 million, or 4.8%, from $45.3 million in 1995 to $47.5 million in 1996 due to a corresponding increase in casino revenues and casino expenses as a percent of casino revenues increased from 58.6% to 59.1%, primarily due to increased entertainment promotional allowances upon the reopening of Splash(R) on June 23, 1995. Room costs were mostly flat for 1996 compared to 1995, however, room costs as a percentage of room revenues decreased from 47.1% in 1995 to 45.0% in 1996 as room revenues increased while room costs remained relatively constant. Food and beverage costs increased by approximately $150,000, or 0.9%, from $15.8 million in 1995 to $15.9 million in 1996 resulting from a corresponding increase in revenues. Food and beverage costs as a percentage of food and beverage revenues decreased from 72.0% in 1995 to 70.3% in 1996 because food and beverage revenue increased while payroll and other costs remained relatively constant. Entertainment costs increased by approximately $5.0 million, or 48.0%, from $10.3 million in 1995 to $15.3 million in 1996, due to the additional expenses associated with operating Splash(R) for a full year in 1996. Entertainment expenses as a percentage of entertainment revenues increased from 71.6% in 1995 to 73.2% in 1996 due to a revision in the Splash(R) producer's agreement. Other expenses increased by approximately $400,000, or 10.9%, from $3.5 million to $3.9 million due to a corresponding increase in other revenues.

     Other Operating Expenses. Selling, general and administrative expenses increased by approximately $1.8 million, or 6.2%, from $29.6 million in 1995 to $31.5 million in 1996 due to increased incentive plan costs required to retain personnel in the competitive gaming environment. As a percentage of total net revenues, selling, general and administrative expenses decreased from 19.6% in 1995 to 19.1% in 1996 as a result of lower general marketing expenses and the spreading of fixed costs over a larger revenue base in 1996. Depreciation and amortization increased by approximately $1.4 million, or 20.6%, from $6.8 million in 1995 to $8.2 million in 1996.

     Other Income (Expense). Interest expense decreased by approximately $400,000, or 3.0%, from $12.5 million in 1995 to $12.1 million in 1996 while interest income remained constant at $1.1 million in 1995 and 1996. This was due to a reduction in average debt outstanding, an increase in average cash balances and a decrease in the investment yield in 1996. Other income increased by $505,000 due to a gain on the final payment of certain unsecured notes in the fourth quarter of 1996 offset by a loss due to the change in terms of one of the Company's notes.

     Net Income. As a result of the factors discussed above, net income increased by approximately $2.1 million, or 33.0%, from $6.3 million in 1995 to $8.4 million in 1996. The effective income tax rate was 34.4% for 1995 and 1996.

     EBITDA. EBITDA increased by approximately $3.7 million, or 13.3%, from $27.8 million in 1995 to $31.5 million in 1996. During the same periods, EBITDA margin increased from 18.4% to 19.2% of net revenues.

FISCAL 1995 COMPARED TO FISCAL 1994

     Revenues. Net revenues decreased by approximately $2.8 million, or 1.8%, from $153.9 million in 1994 to $151.1 million in 1995. Casino revenues decreased by approximately $4.7 million, or 5.8%, from $82.1 million in 1994 to $77.3 million in 1995 which was largely due to an approximately $5.9 million, or 22.9%, decrease in table game revenues as a result of reduced "high-roller" play and the elimination of unprofitable marketing programs offset by an approximately $1.3 million, or 2.8%, increase in slot machine revenues. Room revenues increased by approximately $4.4 million, or 12.5%, from $35.4 million in 1994 to $39.8 million in 1995 due to a slight decrease in occupancy offset by an increase of $7.18 in the average room rate. Food and beverage revenues decreased approximately $1.1 million, or 4.6%, from $23.0 million in 1994 to $21.9 million in 1995, principally due to reduced covers resulting from the decline in customer traffic as a result of Splash(R) being closed for six months in 1995 compared to one month in 1994. Entertainment revenues decreased by approximately $2.5 million, or 14.9%, from $16.9 million in 1994 to $14.4 million in 1995 due primarily to the closure of Splash(R) from December 1994 to June 1995. Other revenues increased by approximately $125,000, or 1.3%, from $9.4 million in 1994 to $9.5 million in 1995. Promotional allowances decreased by approximately $1.0 million, or 7.7%, from $12.9 million in 1994 to $11.9 million in 1995, primarily due to the elimination of certain marketing programs.

     Direct Costs and Expenses of Operating Departments. Total direct costs and expenses of operating departments decreased by approximately $5.8 million, or 5.8%, from $99.5 million in 1994 to $93.7 million in 1995. Casino expenses decreased by approximately $3.5 million, or 7.2%, from $48.8 million in 1994 to $45.3 million in 1995 due to a corresponding decrease in casino revenues. Casino expenses as a percentage of casino revenues decreased from 59.5% in 1994 to 58.6% in 1995 due to reduced complimentaries. Room costs increased by approximately $1.2 million, or 6.8%, from $17.6 million in 1994 to $18.8 million in 1995, principally due to the payment of higher credit card and travel agent commissions associated with the increase in room revenues. Room costs as a percentage of room revenues decreased from 49.7% in 1994 to 47.1% in 1995 as a result of certain fixed costs being allocated over a larger revenue base. Food and beverage costs increased by approximately $180,000, or 1.2%, from $15.6 million in 1994 to $15.8 million in 1995. As a percentage of food and beverage revenues, costs increased from 67.9% in 1994 to 72.0% in 1995 because certain fixed costs could not be reduced commensurate with the reduction of revenue. Entertainment costs decreased by approximately $3.7 million, or 26.1%, from $14.0 million in 1994 to $10.3 million in 1995 due to Splash(R) being closed during the first half of 1995. Entertainment costs as a percentage of entertainment revenues decreased from 82.5% in 1994 to 71.6% in 1995 due to better contract terms with the producer of Splash(R). Other expenses remained constant at $3.5 million in 1995.

     Other Operating Expenses. Selling, general and administrative expenses increased by approximately $800,000, or 2.8%, from $28.8 million in 1994 to $29.6 million in 1995. As a percentage of total net revenues, selling, general and administrative expenses increased from 18.7% in 1994 to 19.6% in 1995 due to increases in payroll and maintenance offset by a decrease in workers' compensation insurance expense resulting from the Company becoming self-insured and a decrease in the provision for bad debts as a result of stricter credit policies during 1995. Depreciation and amortization increased by approximately $1.1 million, or 20.0%, from $5.7 million in 1994 to $6.8 million in 1995.

     Other Income (Expense). Interest expense decreased by approximately $311,000, or 2.4%, from $12.8 million in 1994 to $12.5 million in 1995, while interest income more than doubled from approximately $510,000 to $1.1 million. This was due to a reduction in average debt outstanding and an increase in average cash balances, respectively, during 1995 compared to 1994.

     Net Income. As a result of the factors discussed above, net income increased by approximately $1.6 million, or 32.4%, from $4.8 million in 1994 to $6.3 million in 1995. The effective income tax rate for 1995 was 34.4% compared to 37.5% for 1994.

     EBITDA. EBITDA increased by approximately $2.2 million, or 8.6%, from $25.6 million in 1994 to $27.8 million in 1995. During the same periods, EBITDA margin increased from 16.6% to 18.4% of net revenues.

LIQUIDITY AND CAPITAL RESOURCES

     The Company had cash and cash equivalents of $62.4 million at September 30, 1997, which was $37.0 million greater than balances at December 31, 1996.

     The Company's net cash provided by operating activities was approximately $5.8 million and $14.2 million for the quarter and nine months ended September 30, 1997, and approximately $7.4 million and $15.5 million for the comparable prior year periods, respectively. EBITDA for the first nine months of 1996 and 1997 was $23.3 million and $21.2 million, respectively, which was adequate to cover the Company's debt service and capital expenditures. Management believes that cash flow from operations, combined with the $62.4 million cash on hand, will be sufficient to cover the Company's debt service and enable investment in budgeted capital expenditures for the next twelve months.

     Scheduled interest payments on the 11% Notes is provided by the "contractual defeasance" whereby a portion of the proceeds from the new Notes was used to acquire U.S. Treasury Securities sufficient to pay the interest on the 11% Notes in December 1997 and the interest, principal and premium due June 1, 1998 when the final defeasance will be accomplished through redemption of the 11% Notes. Substantially all of the covenants on the 11% Notes were released as a result of the "contractual defeasance."

     Cash flow from operations is not expected to be sufficient to pay 100% of the principal of the Notes at maturity on August 15, 2004. Accordingly, the ability of the Company to repay the Notes at maturity will be dependent upon its ability to refinance those Notes. There can be no assurance that the Company will be able to refinance the principal amount of the Notes at maturity. The Notes are not redeemable at the option of the Company until August 15, 2001, and thereafter are redeemable at premiums beginning at 105.0% and declining each subsequent year to par in 2003.


     The Indenture pursuant to which the Notes were issued (the "Note Indenture") provides that, in certain circumstances, the Company must offer to repurchase the Notes upon the occurrence of a change of control or certain other events. In the event of such mandatory redemption or repurchase prior to maturity, the Company would be unable to pay the principal amount of the Notes without a refinancing. The Merger is specifically excluded from the defined transactions which would be considered a change in control.


     The Note Indenture contains certain covenants which limit the ability of the Company and its restricted subsidiaries, subject to certain exceptions, to:
(i) incur additional indebtedness; (ii) pay dividends or other distributions, repurchase capital stock or other equity interests or subordinated indebtedness;
(iii) enter into certain transactions with affiliates; (iv) create certain liens; sell certain assets; and (vi) enter into certain mergers and consolidations. As a result of these restrictions, the ability of the Company and ROC to incur additional indebtedness to fund operations or to make capital expenditures is limited. In the event that cash flow from operations is insufficient to cover cash requirements, the Company and ROC would be required to curtail or defer certain of their capital expenditure programs under these circumstances, which could have an adverse effect on the Company's operations. Management believes the Company is in compliance with the covenants of the Note Indenture.



     In February 1997, the Company entered into a $15.0 million, five year reducing revolving line of credit (the "Credit Facility"). The Credit Facility bears interest at prime plus 0.5% or LIBOR plus 2.9%. The Company has not utilized this line of credit. The Credit Facility was modified as a result of the Notes and the proposed Merger. The modifications included an increase in the allowable funded debt to EBITDA ratio to 4.75 to one. The Company is not currently meeting this requirement and therefore, cannot draw down on the Credit Facility at this time. The Credit Facility is callable upon a change in control other than the Merger.



     Management considers it important to the competitive position of the Riviera that expenditures be made to upgrade the property. Capital expenditures totaled approximately $8.9 million in 1994, $7.8 million in 1995, $14.9 million in 1996, and $11.4 million for the nine months ended September 30, 1997. Management budgeted approximately $21.0 million for capital expenditures in 1997, which were financed from cash flow and the proceeds from the Notes.



     The Company currently estimates that total costs for completion of the Black Hawk Project will be approximately $55 million. The Company purchased the Black Hawk Land in August 1997 for $15 million, which was financed by the net proceeds from the sale of the Notes, and expects to finance the remainder of the Black Hawk Project from a combination of third party financing and additional investment by the Company, including up to an additional $15 million of the net proceeds from the sale of the Notes. The Company expects to receive the necessary excavation and other permits in the near future, with construction of the casino commencing shortly thereafter. The casino is scheduled to open during mid-1999.



COMPUTERIZED OPERATIONS AND THE YEAR 2000



     During recent years, there has been significant global awareness raised regarding the potential disruption to business operations worldwide resulting from the inability of current technology to process properly the change from the year 1999 to 2000. Although, based on a review of its data processing, operating and other computer-based systems, the Company does not currently believe that it will experience any significant adverse effects or material unbudgeted costs resulting therefrom, the Company cannot provide any assurance in this regard, and any such costs or effect could materially and adversely affect the operations of the Company.


FORWARD LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain matters discussed in this filing could be characterized as forward-looking statements such as statements relating to plans for future expansion, as well as other capital spending, financing sources and effects of regulation and competition. Such forward-looking statements involve important risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

RECENTLY ADOPTED ACCOUNTING STANDARDS

     During 1996 the Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121") Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 had no impact on the financial statements of the Company.

     In October 1995, the Financial Accounting Standards Board ("FASB") issued the Statement of Financial Accounting Standards No. 123 ("SFAS 123") Accounting for Stock-Based Compensation which establishes financial accounting and reporting standards for stock-based employee compensation plans and for transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. The Company continues to account for stock-based compensation arrangements in accordance with Account-ing Principles Board No. 25, "Accounting for Stock Issued to Employees" and therefore the adoption of SFAS 123 had no effect on the financial position or results of operations of the Company. The Company has provided the pro forma and other additional disclosures about stock-based employee compensation plans in its 1996 consolidated financial statements as required by SFAS 123.

RECENTLY ISSUED ACCOUNTING STANDARDS

     The FASB recently issued Statement of Accounting Standards No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share and is effective for financial statements issued for periods ending after December 15, 1997. Earlier application of this statement is not permitted and upon adoption requires restatement (as applicable) of all prior-period earnings per share data presented. Management believes that the implementation of this standard will not have a material impact on earnings per share.

     In addition, the FASB issued Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure in February 1997. This statement establishes standards for disclosing information about an entity's capital structure. Management intends to comply with the disclosure requirements of this statement which are effective for periods ending after December 15, 1997.

     On June 30, 1997, the FASB issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position, and is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management does not believe this new FASB will have a material impact on their financial statements.


     On June 30, 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosure About Segments of an Enterprise and Related Information. This Statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. The Company believes the segment information required to be disclosed under SFAS No. 131 will be more comprehensive than previously provided, including expanded disclosure of income statement and balance sheet items for each of its reportable segments under SFAS No. 131. However, the Company has not yet completed its analysis of which operating segment it will report on.

                          MARKET PRICES AND DIVIDENDS

     The Common Stock began trading on the AMEX on May 13, 1996 and was reported on the NASDAQ Bulletin Board prior to that date.

     The table below sets forth the bid and ask sales prices by quarter for the years ended December 31, 1995 and 1996, based on information provided by certain brokers who have had transactions in the Common Stock during the year:


                                                                  HIGH           LOW
                                                                 ------         ------
        1995
          First Quarter........................................  $ 4.89         $ 4.09
          Second Quarter.......................................    9.38           3.96
          Third Quarter........................................   12.15           8.72
          Fourth Quarter.......................................   10.55           7.64
        1996
          First Quarter........................................  $10.55         $ 8.44
          Second Quarter (through May 12, 1996)................   15.31           9.23
          Second Quarter (beginning May 13, 1996)..............   17.75          11.00
          Third Quarter........................................   17.13          14.00
          Fourth Quarter.......................................   15.63          12.94
        1997
          First Quarter........................................  $14.50         $12.88
          Second Quarter.......................................   14.13          12.25
          Third Quarter........................................   15.50          12.13
          Fourth Quarter.......................................   14.94          12.75



     As of December 31, 1997, there were 4,903,680 shares of Common Stock issued and outstanding. As of the close of business on November 4, 1997, there were 131 record holders, and approximately 1,800 beneficial owners, of Common Stock.



     On May 14, 1997, the date preceding public announcement of the execution of a non-binding letter of intent by the Company and Allen E. Paulson to undertake the Merger, the high, low and closing sale prices of a share of Common Stock on the AMEX were $13.38, $13.25 and $13.25, respectively. On January 12, 1998, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales price of a share of Common Stock on the AMEX were $13.50, $13.25 and $13.50, respectively.



     The Company has not paid any dividends on its Common Stock and does not currently expect to pay any dividends (cash or otherwise) on its Common Stock in the foreseeable future. The Company currently anticipates that it will retain future earnings to fund the development and growth of its business. The Company's ability to pay dividends is primarily dependent upon receipt of dividends and distributions from ROC. In addition, the Note Indenture restricts the Company's ability to pay dividends on its Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The Common Stock is traded on the AMEX. The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of November 4, 1997 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock, (ii) the directors and certain officers of the Company and (iii) all directors and officers of the Company and ROC as a group. The percentages of shares of Common Stock held or beneficially owned by any Stockholder or group of Stockholders are based upon the total number of shares of Common Stock outstanding as of December 31, 1997. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.



                                                                  SHARES BENEFICIALLY
                                                                         OWNED
                                                                ------------------------
        NAME                                                     NUMBER       PERCENTAGE
        ------------------------------------------------------  ---------     ----------
        William L. Westerman(1)(7)............................    329,200         6.7%
        Ronald P. Johnson(1)(7)...............................     30,250        *
        Martin R. Gross(1)(7).................................     19,250        *
        Robert Vannucci(1)(7).................................     18,850        *
        Jerome P. Grippe(1)(7)................................     19,250        *
        Robert R. Barengo(1)(7)...............................      4,380        *
        William M. Friedman(1)(7).............................        400        *
        Philip P. Hannifin(1)(7)..............................     33,000        *
        Keyport Life Insurance Company(2)(8)..................    857,160        17.5
        SunAmerica Life Insurance Company(3)(8)...............    761,920        15.5
        Morgens Entities:(4)(8)
          Betje Partners......................................     29,360        *
          Morgens, Waterfall Income Partners..................     43,920        *
          MWV Employee Retirement Plan Group Trust............      7,760        *
          Phoenix Partners, L.P...............................     79,440         1.6
          Restart Partners, L.P...............................    282,000         5.7
          Restart Partners II, L.P............................    440,600         9.0
          Restart Partners III, L.P...........................    298,600         6.1
          The Common Fund.....................................     90,880         1.8
                                                                ---------        ----
                  Total Morgens Entities......................  1,272,560        25.9
        James D. Bennett(5)...................................    484,265         9.9
        Allen E. Paulson(6)...................................    463,655         9.4
        All executive officers and directors as a group (12
          persons)(1)(7)......................................    521,480        10.6


---------------

 *  Less than 1%.

(1) The address for each director and officer of the Company or ROC is c/o Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(2) The address for Keyport Life Insurance Company ("Keyport") is 125 High Street, Boston, Massachusetts 02110. Stein Roe, an affiliate of Keyport, is Keyport's investment advisor, and, as such, has the power and authority to direct the disposition of the securities, and accordingly, could be deemed to be a "beneficial" owner within the meaning of Rule 13d-3 of the Exchange Act. Stein Roe, however, disclaims actual beneficial ownership of such securities.

(3) The address for SunAmerica is One Sun America Center, Century City, California 90067.

(4) The address for Morgens, Waterfall is 10 East 50th Street, New York, New York 10022. Morgens, Waterfall or its principals are either investment advisors to, or trustees or general partners of, the eight entities listed in the above table ("Morgens Entities") that are the owners of Common Stock. Morgens, Waterfall or its principals have the power and authority to direct the disposition of these securities and, accordingly, could be deemed to be "beneficial" owners within the meaning of Rule 13d-3 of the Exchange Act. Each of Morgens, Waterfall, its principals and the Morgens Entities, however, disclaims beneficial ownership with respect to any securities not actually beneficially owned by it.

(5) Includes (i) 323,003 shares held by Restructuring Capital Associates, L.P. and Bennett Restructuring Fund, L.P. and (ii) 161,262 shares held by Bennett Offshore Restructuring Fund, Inc. The address for Mr. Bennett is 2 Stamford Plaza, Suite 1501, 281 Tresser Boulevard, Stamford, Connecticut 06901.

(6) The address for Mr. Paulson is Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067.

(7) Includes vested portion of options to purchase shares of Common Stock granted pursuant to the Stock Option Plan and Nonqualified Stock Option Plan for Non-Employee Directors.


(8) Pursuant to the Option Agreement, Morgens, Waterfall, SunAmerica and Stein Roe, Keyport's investment advisor, have agreed to vote their shares in favor of the Merger Agreement and the Merger.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Note Offering, Jefferies and Ladenburg acted as the initial purchasers of the Notes, for which they received fees and commissions of approximately $4.3 million and $1.8 million, respectively. Jefferies has also acted as the financial advisor to Gaming and RAS in connection with the proposed Merger, as well as certain additional transactions, for which it has received retainer fees aggregating to $210,000, which will be offset against a fee payable to Jefferies upon completion of the Merger of 1.0% of the total "Enterprise Value" of the Company plus out-of-pocket expenses. "Enterprise Value" is defined as total market capitalization plus the market value of total debt less cash and marketable securities. (In connection with the Elsinore Merger, Jefferies will also receive from Allen E. Paulson and his affiliates a fee of 1% of the Enterprise Value of Elsinore. In addition, Jefferies will receive a fee of approximately $1 million out of the price to be paid by Paulson Holdings for the shares of Elsinore's common stock.) As the Financial Advisor, Ladenburg will receive fees and compensation from the Company of approximately $350,000.


     Affiliates of Gaming and RAS have entered into an agreement to purchase the outstanding stock of Elsinore, which owns the Four Queens. Based upon reports filed pursuant to the Exchange Act as of December 31, 1997, Morgens, Waterfall, one of the Majority Stockholders, beneficially owned approximately 94% of the equity of Elsinore and would receive in such sale approximately $14.7 million, plus interest. Such sale would be effected through the Elsinore Merger in which all Elsinore stockholders would receive the same per share consideration as Morgens, Waterfall and Elsinore would become a wholly-owned subsidiary of Paulson Holdings. From August 1996 until February 1997, RGME, an indirect subsidiary of the Company, had been managing the Four Queens located adjacent to the Golden Nugget on Fremont Street in downtown Las Vegas under an interim management agreement for a fee of $83,333 per month. A long-term management agreement (the "Management Agreement") with Elsinore, the owner of the Four Queens, went into effect on February 28, 1997, the effective date of the Chapter 11 plan of reorganization of Elsinore. The Company believes that the terms of the Management Agreement are no less favorable to the Company than if the Company had negotiated with an independent third party.



     The term of the Management Agreement is approximately 40 months, subject to earlier termination or extension. Either party may terminate if the Four Queens' cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first two fiscal years is less than $12.8 million. The term can be extended by an additional 24 months at RGME's option, if the Four Queens' cumulative EBITDA for the three fiscal years of the term is at least $19.2 million. RGME is paid a minimum annual management fee of $1.0 million in equal monthly installments. In addition, RGME receives a fee of 25% of the amount by which the Four Queens' EBITDA in any fiscal year exceeds $8 million. RGME has received Warrants to purchase 1,125,000 shares of Elsinore common stock (equal to 18.5% of the equity of Elsinore on a fully diluted basis) at $1.00 per share, exercisable during the term or extended term of the Management Agreement at an exercise price based on the higher of (i) the per share book value on the effective date of the Elsinore bankruptcy plan or (ii) total shareholders' equity of $5.0 million. Either party can terminate the Management Agreement if
(i) substantially all the Four Queens' assets are sold, (ii) the Four Queens is merged or (iii) a majority of the Four Queens' or Elsinore's shares are sold. Upon such termination, RGME will receive a $2.0 million termination bonus minus any amount realized or realizable upon exercise of the Warrants. Upon consummation of the Elsinore Merger, the Company would receive approximately $2.4 million, net of the exercise price of the Warrants. The merger agreement relating to the Elsinore Merger was executed on

September 16, 1997. The Company believes it is the intention of Elsinore and Paulson Holdings to consummate the Elsinore Merger at approximately the same time as the Merger.

     Robert R. Barengo was formerly a director and 10% shareholder of Leroy's. In May 1996, Leroy's became a wholly owned subsidiary of AWI, a publicly held corporation listed on NASDAQ. Mr. Barengo is currently a director of AWI and owns 7% of the outstanding stock of AWI, which leases approximately 12,000 square feet of the Riviera casino floor. AWI is the operator of the Riviera's sports book operations. This lease was assumed by the Company from Riviera, Inc. and is still in effect. The lease provides for rental payments based upon the monthly and annual revenues derived by AWI from the location. From January 1, 1996 through December 31, 1996, AWI paid aggregate rent to ROC of approximately $168,705. The Company believes that the terms of the lease with AWI are at least as favorable to the Company and ROC as could have been obtained from unaffiliated third parties and are at least as favorable as terms obtained by other casino/hotels in Las Vegas. AWI also owns Howard Johnson Hotel & Casino located at the intersection of Tropicana Avenue and Interstate 15 in Las Vegas, Nevada. The hotel's operations include an International House of Pancakes restaurant, on-site food and beverage sales, 150 guest rooms (no suites) and approximately 53 gaming machines. The Company believes that this casino/hotel's operations are not competitive with the Riviera.


MORGENS, WATERFALL'S ROLE IN DETERMINING PURCHASE PRICES OF THE COMPANY AND ELSINORE



     In March 1997, representatives of Mr. Allen E. Paulson held discussions with Morgans, Waterfall, Keyport and SunAmerica concerning a transaction whereby Paulson would get options (the "Options") to buy their collective 58.9% equity interest in the Company for $15 per share. Morgens, Waterfall informed Paulson, Keyport and SunAmerica that Morgens, Waterfall would not sell its 25.9% equity interest in the Company unless Paulson bought its equity interest in Elsinore. Paulson offered to acquire Morgens, Waterfall's interest in Elsinore as well. The Merger is not conditioned upon the effectiveness of the Elsinore Merger; however, Morgens, Waterfall has the option to put its Elsinore shares to Paulson at the Elsinore Merger price if the Merger is consummated but the Elsinore Merger is not consummated.



     Under Nevada law, the granting of the Options by Morgens, Waterfall, Keyport and SunAmerica required the prior approval of the Board of Directors and, accordingly, Paulson and his representatives met with the Board to seek its approval of the Options. The Board informed Paulson that it would approve the Options only if Paulson agreed to a transaction in which all of the Stockholders received the same per share consideration. Paulson agreed in principle to that condition, and the transaction was modified to provide for a merger in which all Stockholders would receive the same per share consideration.



     In approving the per share consideration to be paid in the Merger, the Board relied in part on the fact that the terms of the Merger were approved by Keyport and SunAmerica, which collectively hold 33% of the equity interests in the Company. Neither Keyport nor SunAmerica is controlled by Morgens, Waterfall nor do they have any interest in Elsinore. Morgens, Waterfall did not participate in the Board's decision to approve the Merger or otherwise control the Board. Further, the Company, Elsinore and Morgens, Waterfall used separate counsel in negotiating the Merger Agreement and the Related Agreements and the Company retained its own financial advisor.



     Under Nevada law, Morgens, Waterfall was prohibited from participating in the Board's decision to approve the Merger or to otherwise control the Board. Morgens, Waterfall holds its shares only for "investment purposes" as set forth in Regulation 16.430(2) of the Nevada Gaming Commission ("NGC"). That regulation provides that "an institutional investor shall not be deemed to hold voting securities for investment purposes only unless the voting securities were . . . acquired and are held . . . not for the purpose of causing . . . any change in the . . . management, policies or operations. . . . "



     The total amount of consideration being paid for the Company and Elsinore pursuant to the Merger and the Elsinore Merger is $66.7 million and $15.8 million, respectively, exclusive of interest thereon. Of the foregoing amounts, upon the closing of the mergers, Morgens, Waterfall will receive an aggregate of $14.9 million with respect to its holdings in Elsinore and an aggregate of $19.1 million with respect to its holdings in the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP serves as the Company's independent certified public accountants. The consolidated financial statements of Riviera Holdings Corporation and subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. A representative of Deloitte & Touche LLP will be at the Special Meeting to answer questions by Stockholders.

                             STOCKHOLDER PROPOSALS


     In accordance with regulations issued by the SEC, Stockholder proposals intended for presentation at the 1998 Annual Meeting of Stockholders must have been received by the Secretary or Assistant Secretary of the Corporation no later than December 17, 1997 if such proposals are to be considered for inclusion in the Company's proxy statement for the next annual meeting of the Company's Stockholders. In accordance with the Company's By-Laws, Stockholder proposals intended for presentation at the 1998 Annual Meeting of the Stockholders that are intended to be considered for inclusion in the Company's Proxy Statement must have been received by the Secretary or Assistant Secretary of the Company not later than December 13, 1997.


                                 OTHER MATTERS


     The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and as of the date hereof does not know of any other matters that may be brought before the Special Meeting by others. If any other matter should properly come before the Special Meeting, the persons named in the enclosed proxy as proxy appointees will have discretionary authority to vote the shares of Common Stock thereby represented in accordance with their best judgment.

                          RIVIERA HOLDINGS CORPORATION

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report..........................................................  F-2
Consolidated Balance Sheets as of December 31, 1995 and 1996, and September 30, 1997
  (unaudited).........................................................................  F-3
Consolidated Statements of Operations for the Years Ended December 31, 1994, 1995 and
  1996, and for the Nine Months Ended September 30, 1996 and 1997 (unaudited).........  F-4
Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1994,
  1995 and 1996, and for the Nine Months Ended September 30, 1997 (unaudited).........  F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
  1996, and for the Nine Months Ended September 30, 1996 and 1997 (unaudited).........  F-6
Notes to Consolidated Financial Statements............................................  F-7

                          INDEPENDENT AUDITORS' REPORT

Riviera Holdings Corporation
d.b.a. Riviera Hotel & Casino
Las Vegas, Nevada

     We have audited the accompanying consolidated balance sheets of Riviera Holdings Corporation and subsidiaries (the "Company") d.b.a. Riviera Hotel & Casino as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
February 28, 1997

                          RIVIERA HOLDINGS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS


                                                               DECEMBER 31,
                                                           ---------------------     SEPTEMBER 30,
                                                             1995         1996           1997
                                                           --------     --------     -------------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents (Note 1).....................  $ 21,962     $ 25,747       $  62,407
  Accounts receivable, net (Notes 1 and 2)...............     4,334        5,113           5,117
  Inventories (Note 1)...................................     2,186        3,039           3,191
  Prepaid expenses and other assets......................     2,602        2,692           3,554
                                                           --------     --------       ---------
          Total current assets...........................    31,084       36,591          74,269
U.S. TREASURY BILLS HELD TO RETIRE $100 MILLION NOTES....        --           --         110,602
PROPERTY AND EQUIPMENT, NET
  (Notes 1, 3, 6 and 8)..................................   121,049      127,760         146,440
OTHER ASSETS.............................................     4,759        2,853          10,376
RESTRICTED CASH FOR PERIODIC SLOT PAYMENTS (Notes 1 and
  5).....................................................     1,039          461             208
                                                           --------     --------       ---------
TOTAL ASSETS.............................................  $157,931     $167,665       $ 341,895
                                                           ========     ========       =========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt (Note 6).............  $  2,005     $  1,297       $     356
  Accounts payable (Notes 1 and 4).......................     8,364        8,530           7,168
  Current income taxes payable (Note 7)..................        51          413              --
  Accrued interest on $100 million notes.................        --           --           2,750
  Accrued interest, other................................        --           --           2,195
  Accrued expenses (Notes 1 and 4).......................     9,640        9,757           9,872
                                                           --------     --------       ---------
          Total current liabilities......................    20,060       19,997          22,341
                                                           --------     --------       ---------
DEFERRED INCOME TAXES PAYABLE (Note 7)...................     3,023        4,626           4,665
                                                           --------     --------       ---------
$100 MILLION NOTES TO BE RETIRED BY U.S. TREASURY BILLS
  (Note 13)..............................................                                100,000
                                                                                       ---------
OTHER LONG-TERM LIABILITIES (Note 5).....................     2,749        3,210           3,837
                                                           --------     --------       ---------
LONG-TERM DEBT, NET OF CURRENT PORTION
  (Notes 1, 6 and 13)....................................   105,817      104,581         173,453
                                                           --------     --------       ---------
COMMITMENTS AND CONTINGENCIES
  (Notes 8, 9, 10, 11 and 13)
STOCKHOLDERS' EQUITY: (Note 1)
Common stock ($.001 par value; 20,000,000 shares
  authorized; 4,800,000 shares at December 31, 1995,
  4,922,503 shares at December 31, 1996, and 4,908,180
  shares at September 30, 1997, issued and
  outstanding)...........................................         5            5               5
  Additional paid-in capital.............................    12,537       13,919          13,751
  Notes receivable from Employee Stockholders............        --         (853)           (353)
  Retained earnings......................................    13,740       22,180          24,196
                                                           --------     --------       ---------
          Total stockholders' equity.....................    26,282       35,251          37,599
                                                           --------     --------       ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...............  $157,931     $167,665       $ 341,895
                                                           ========     ========       =========


                See notes to consolidated financial statements.

                          RIVIERA HOLDINGS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                                THREE MONTHS
                                                                          NINE MONTHS ENDED    ENDED SEPTEMBER
                                            YEAR ENDED DECEMBER 31,         SEPTEMBER 30,            30,
                                         ------------------------------   -----------------   -----------------
                                           1994       1995       1996      1996      1997      1996      1997
                                         --------   --------   --------   -------   -------   -------   -------
                                                                             (UNAUDITED)         (UNAUDITED)
REVENUES: (Note 1)
  Casino...............................  $ 82,060   $ 77,337   $ 80,384   $61,378   $55,123   $20,996   $16,989
  Rooms................................    35,422     39,848     41,835    30,869    30,635     9,098     9,211
  Food and beverage....................    22,961     21,895     22,641    17,228    16,260     5,185     5,012
  Entertainment........................    16,945     14,423     20,883    16,961    16,233     5,714     5,475
  Other (Notes 8 and 10)...............     9,390      9,515     11,293     7,636     7,904     2,884     2,663
                                         --------   --------   --------   -------   -------   -------   -------
                                          166,778    163,018    177,036   134,072   126,155    43,877    39,350
  Less promotional allowances (Note
     1)................................    12,857     11,873     12,627     9,867     9,670     2,946     2,967
                                         --------   --------   --------   -------   -------   -------   -------
          Net revenues.................   153,921    151,145    164,409   124,205   116,485    40,931    36,383
                                         --------   --------   --------   -------   -------   -------   -------
COSTS AND EXPENSES: (Notes 1, 8, and
  11)
  Direct costs and expenses of
     operating departments:
  Casino...............................    48,826     45,325     47,509    36,592    32,809    12,116    10,604
  Rooms................................    17,594     18,787     18,834    14,155    13,685     4,787     4,516
  Food and beverage....................    15,588     15,768     15,916    11,924    11,801     3,837     3,798
  Entertainment........................    13,982     10,329     15,290    12,262    11,752     4,361     4,203
  Other................................     3,516      3,527      3,913     2,194     2,300       742       827
Other operating expenses:
  Selling, general and
     administrative....................    28,822     29,618     31,454    23,755    22,923     8,153     7,085
  Depreciation and amortization........     5,674      6,811      8,212     5,959     7,700     2,097     2,690
                                         --------   --------   --------   -------   -------   -------   -------
          Total costs and expenses.....   134,002    130,165    141,128   106,841   102,970    36,093    33,723
                                         --------   --------   --------   -------   -------   -------   -------
INCOME FROM OPERATIONS.................    19,919     20,980     23,281    17,364    13,515     4,838     2,660
                                         --------   --------   --------   -------   -------   -------   -------
OTHER INCOME (EXPENSE):
  Interest expense on $100 million
     notes.............................   (11,000)   (11,000)   (11,000)   (8,250)   (8,300)   (2,750)   (2,767)
  Interest income on Treasury Bills
     held to retire $100 million
     notes.............................        --         --         --        --       773        --       773
  Interest expense, other (Notes 6 and
     8)................................    (1,764)    (1,453)    (1,085)     (865)   (3,015)     (265)   (2,505)
  Interest income, other...............       510      1,149      1,167       857     1,175       264       551
  Other, net (Notes 4 and 13)..........        --         --        505        --    (1,070)       --      (220)
                                         --------   --------   --------   -------   -------   -------   -------
          Total other income
            (expense)..................   (12,254)   (11,304)   (10,413)   (8,258)  (10,437)   (2,751)   (4,168)
                                         --------   --------   --------   -------   -------   -------   -------
INCOME (LOSS) BEFORE PROVISION
  (BENEFIT) FOR INCOME TAXES...........     7,665      9,676     12,868     9,106     3,078     2,087    (1,508)
PROVISION (BENEFIT) FOR INCOME TAXES
  (Notes 1 and 7)......................     2,875      3,332      4,428     3,072     1,062       670      (520)
                                         --------   --------   --------   -------   -------   -------   -------
NET INCOME (LOSS)......................  $  4,790   $  6,344   $  8,440   $ 6,034   $ 2,016   $ 1,417   $  (988)
                                         ========   ========   ========   =======   =======   =======   =======
Weighted average common and common
  equivalent shares outstanding (Notes
  1 and 12)............................     4,800      5,040      5,177     5,127     5,241     5,227     5,234
                                         ========   ========   ========   =======   =======   =======   =======
Net income (loss) per common and common
  equivalent shares (Notes 1 and 12)...  $   1.00   $   1.26   $   1.63   $  1.18   $  0.38   $  0.27   $ (0.19)
                                         ========   ========   ========   =======   =======   =======   =======


                See notes to consolidated financial statements.

                          RIVIERA HOLDINGS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                        NOTES
                                                                                      RECEIVABLE
                                                             ADDITIONAL                  FROM
                                        SHARES      COMMON    PAID-IN     RETAINED     EMPLOYEE
                                      OUTSTANDING   STOCK     CAPITAL     EARNINGS   STOCKHOLDERS    TOTAL
                                      -----------   ------   ----------   --------   ------------   -------
Balances, January 1, 1994...........   4,800,000     $  5     $ 12,537    $  2,606           --     $15,148
Net Income..........................                                         4,790           --       4,790
                                       ---------     ----     --------    --------     --------     -------
Balances, December 31, 1994.........   4,800,000        5       12,537       7,396           --      19,938
Net Income..........................                                         6,344           --       6,344
                                       ---------     ----     --------    --------     --------     -------
Balances, December 31, 1995.........   4,800,000        5       12,537      13,740           --      26,282
Stock Issued Under Employee Stock
  Purchase Plan.....................     137,000       --        1,543          --     $ (1,383)        160
Collections of Stockholders'
  Receivables.......................          --       --           --          --          332         332
Refunds on Employee Stock
  Purchases.........................     (17,600)      --         (198)         --          198
Director Compensation Plan..........       3,103       --           37          --           --          37
Net Income..........................          --       --           --       8,440                    8,440
                                       ---------     ----     --------    --------     --------     -------
Balances, December 31, 1996.........   4,922,503        5       13,919      22,180         (853)     35,251
Stock Issued Under Employee Stock
  Purchase Plan (unaudited).........       6,200       --           71          --          (71)         --
Collections of Stockholders'
  Receivables
  (unaudited).......................          --       --           --          --          319         319
Refunds on Employee Stock Purchases
  (unaudited).......................     (21,400)      --         (252)         --          252          --
Director Compensation Plan
  (unaudited).......................         877       --           13          --           --          13
Net Income (unaudited)..............          --       --           --       2,016           --       2,016
                                       ---------     ----     --------    --------     --------     -------
Balances, September 30, 1997
  (unaudited).......................   4,908,180     $  5     $ 13,751    $ 24,196     $   (353)    $37,599
                                       =========     ====     ========    ========     ========     =======


                See notes to consolidated financial statements.

                          RIVIERA HOLDINGS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                            NINE MONTHS          THREE MONTHS
                                                              YEARS ENDED                      ENDED                 ENDED
                                                              DECEMBER 31,                 SEPTEMBER 30,         SEPTEMBER 30,
                                                    --------------------------------    -------------------   -------------------
                                                      1994        1995        1996       1996       1997       1996       1997
                                                    --------    --------    --------    -------   ---------   -------   ---------
                                                                                            (UNAUDITED)           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $  4,790    $  6,344    $  8,440    $ 6,034   $   2,016   $ 1,417   $    (988)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization.................     5,674       6,811       8,212      5,959       7,700     2,097       2,690
    Provision for bad debts.......................       991         478         524        363           5       123          67
    Provision for gaming discounts................       133         143         232         33         (78)       19         (12)
    Write-off of secondary offering costs and
      other costs.................................        --          --          --         --       1,070        --         220
    Gain on disposition of long-term debt, net....        --          --        (505)        --          --        --          --
    Interest expense..............................    12,764      12,453      12,085      9,115      11,315     3,015       5,272
    Interest paid.................................   (13,052)    (12,489)    (12,072)    (6,222)     (5,899)     (102)       (265)
    Changes in operating assets and liabilities:
      Decrease (increase) in accounts
        receivable................................    (1,116)        126      (1,535)       (16)         69        65        (726)
      Decrease (increase) in inventories..........      (508)         86        (853)      (660)       (153)     (333)       (400)
      Decrease (increase) in prepaid expenses and
        other assets..............................      (310)       (212)        (90)      (864)       (196)      (34)       (622)
      Decrease in restricted cash for periodic
        slot payments.............................       591         318         578        577         253       325          --
      Increase (decrease) in accounts payable.....     1,064       1,033         166       (996)     (1,169)      (87)        621
      Increase (decrease) in accrued expenses.....     2,393         758         104        573        (549)      526       1,155
      Increase (decrease) in current income taxes
        payable...................................       573        (522)        362        (51)     (1,079)       --      (1,244)
      Increase (decrease) in deferred income taxes
        payable...................................     2,010       1,013       1,603      1,289          39       281        (219)
      Increase in non-qualified pension plan
        obligation to CEO upon retirement.........       375         400       1,039        319         880       107         240
                                                    --------    --------    --------    -------   ---------   -------   ---------
        Net cash provided by operating
          activities..............................    16,372      16,740      18,290     15,453      14,224     7,419       5,789
                                                    --------    --------    --------    -------   ---------   -------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and
    equipment.....................................    (8,933)     (7,836)    (14,923)    (9,502)    (11,379)   (4,242)     (4,494)
  Purchase of Land -- Black Hawk, Colorado........        --          --          --         --     (15,000)       --     (15,000)
  Increase in other assets -- Black Hawk,
    Colorado......................................        --          --          --         --        (531)       --        (531)
  Increase (decrease) in other assets.............    (1,506)       (382)      1,906      2,691      (7,842)       (8)     (6,742)
                                                    --------    --------    --------    -------   ---------   -------   ---------
        Net cash provided by (used in) investing
          activities..............................   (10,439)     (8,218)    (13,017)    (6,811)    (34,752)   (4,250)    (26,767)
                                                    --------    --------    --------    -------   ---------   -------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings..............       675         176         209        154     172,886        56     172,886
  US Treasury Bills purchased to retire $100
    Million Notes.................................        --          --          --         --    (110,602)       --    (110,602)
  Payments on long-term borrowings................    (3,371)     (3,159)     (2,226)    (2,132)     (5,427)     (511)     (4,601)
  Proceeds from issuance of stock to employees and
    directors.....................................        --          --         197      1,523        (168)    1,511         (77)
  Collections of notes receivable from
    employees.....................................        --          --         332     (1,163)        499    (1,323)        154
                                                    --------    --------    --------    -------   ---------   -------   ---------
        Net cash provided by (used in) financing
          activities..............................    (2,696)     (2,983)     (1,488)    (1,618)     57,188      (267)     57,760
                                                    --------    --------    --------    -------   ---------   -------   ---------
INCREASE IN CASH AND CASH EQUIVALENTS:............     3,237       5,539       3,785      7,024      36,660     2,902      36,782
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD:...    13,186      16,423      21,962     21,962      25,747    26,083      25,625
                                                    --------    --------    --------    -------   ---------   -------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD:.........  $ 16,423    $ 21,962    $ 25,747    $28,986   $  62,407   $28,985   $  62,407
                                                    ========    ========    ========    =======   =========   =======   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Income taxes paid...............................  $    292    $  2,852    $  2,463    $ 2,032   $   1,860
                                                    ========    ========    ========    =======   =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
  ACTIVITIES
  Stock issued to employees for notes
    receivable....................................        --          --    $  1,383
  Non-cash reductions of long-term debt...........        --          --    $    845


                See notes to consolidated financial statements.

                          RIVIERA HOLDINGS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Riviera Holdings Corporation (the "Company") and its wholly-owned subsidiary Riviera Operating Corporation ("ROC") were incorporated on January 27, 1993, in order to acquire all assets and liabilities of Riviera, Inc. Casino-Hotel Division on June 30, 1993, pursuant to a plan of reorganization.

     In July 1994, management established a new division, Riviera Gaming Management, Inc. ("RGM") for the purpose of obtaining management contracts in Nevada and other jurisdictions. In August 1995, RGM incorporated in the state of Nevada as a wholly owned subsidiary of ROC.

  Nature of Operations

     The primary line of business of the Company is the operation of the Riviera Hotel and Casino on the "Strip" in Las Vegas, Nevada. The Company is engaged in a single industry segment, the operation of a hotel/casino with restaurants and related facilities. The Company also manages the Four Queens Hotel & Casino in downtown Las Vegas (see Note 10).

     Casino operations are subject to extensive regulation in the State of Nevada by the Gaming Control Board and various other state and local regulatory agencies. Management believes that the Company's procedures for supervising casino operations, for recording casino and other revenues and for granting credit comply, in all material respects, with the applicable regulations.

  Interim Financial Information

     The financial information at September 30, 1997 and for the three and nine months ended September 30, 1996 and 1997, is unaudited. However, such information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary to a fair presentation of the financial position results of operations and cash flows for the interim period. The results of operations for the three and nine months ended September 30, 1996 and 1997, are not necessarily indicative of the results that will be achieved for the entire year.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries ROC and RGM entities. All material intercompany accounts and transactions have been eliminated.

  Cash and Cash Equivalents

     All highly liquid investments securities with a maturity of three months or less when acquired are considered to be cash equivalents. The Company accounts for investment securities in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), Accounting for Certain Investments in Debt and Equity Securities.

     The Company's investment securities, along with certain cash and cash equivalents that are not deemed securities under SFAS 115, are carried on the consolidated balance sheets in the cash and cash equivalents category. SFAS 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities, and requires such securities to be classified as either held-to-maturity, trading or available-for-sale. Management determines the appropriate classification of its investment securities at the time of purchase and re-evaluates such determination at each balance sheet date. Held to maturity securities are required to be carried at amortized cost. At December 31, 1995 and 1996, securities classified as held to maturity were comprised of debt securities issued by the U.S.

                          RIVIERA HOLDINGS CORPORATION

Treasury and other U.S. government corporations and agencies and repurchase agreements with an amortized cost of $15,000,000 and $19,756,000 maturing in three months or less.

  Inventories

     Inventories consist primarily of food, beverage, gift shop and promotional inventories and are stated at the lower of cost (determined on a first-in, first-out basis) or market.

  Property and Equipment

     Property and equipment are stated at cost, and capitalized lease assets are stated at the present value of future minimum lease payments at the date of lease inception. Interest incurred during construction of new facilities or major additions to facilities is capitalized and amortized over the life of the asset. Depreciation is computed by the straight-line method over the shorter of the estimated useful lives or lease terms, if applicable, of the related assets, which range from 5 to 40 years. The costs of normal maintenance and repairs is charged to expense as incurred. Gains or losses on disposals are recognized as incurred.

  Restricted Cash for Periodic Slot Payments

     At December 31, 1995 and 1996, the Company had interest-bearing deposits with a commercial bank in the amount of $1,039,000 and $461,000 respectively, which are restricted as to use. These amounts represent deposits required by the State of Nevada Gaming Control Board to fund periodic slot payments due customers through the year 2000.

  Fair Value Disclosure as of December 31, 1996

     Cash and cash equivalents, accounts receivable, restricted cash for periodic slot payments, accounts payable and accrued liabilities -- The carrying value of these items are a reasonable estimate of their fair value.

     Long-term Debt -- The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. Based on the borrowing rates currently available to the Company for debt with similar terms and average maturities, the estimated fair value of long-term debt is approximately $112,588,000.

  Casino Revenue

     The Company recognizes, as gross revenue, the net win from gaming activities, which is the difference between gaming wins and losses.

  Promotional Allowances

     Promotional allowances consist primarily of accommodations, entertainment, and food and beverage services furnished without charge to customers. The retail value of such services is included in the respective revenue classifications and is then deducted as promotional allowances.

                          RIVIERA HOLDINGS CORPORATION

     The estimated costs of providing promotional allowances are classified as costs of the casino operating department through interdepartmental allocations. These allocations for the years ended December 31, 1994, 1995 and 1996, are as follows:

                                                         1994        1995        1996
                                                        -------     -------     -------
                                                                (IN THOUSANDS)
        Food and beverage.............................  $ 7,225     $ 6,570     $ 6,671
        Rooms.........................................    1,843       1,451       1,410
        Entertainment.................................    2,121       2,280       2,592
                                                        -------     -------     -------
        Total costs allocated to casino...............  $11,189     $10,301     $10,673
                                                        =======     =======     =======

  Federal Income Taxes

     The Company and its subsidiaries file a consolidated federal tax return. The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes reflect the net tax effects of (i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (ii) operating loss and tax credit carryforwards.

  Net Income Per Share

     Earnings per common and common equivalent share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock. Fully diluted per share amounts are substantially the same as primary per share amounts for the periods presented.

     On November 16, 1995, the stockholders of the Company approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized shares of common stock from 5,000,000 to 20,000,000 and a four for one stock split. Accordingly, per share information, average number of shares outstanding and number of shares outstanding in the accompanying consolidated financial statements have been adjusted for the stock split as of the earliest date presented (January 1, 1994).

  Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from estimates.

  Reclassifications

     Certain reclassifications have been made to the 1994 and 1995 financial statements to conform with the current year presentation.

  Recently Adopted Accounting Standards

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. During 1996 the Company adopted the provisions of SFAS 121. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 is effective for

                          RIVIERA HOLDINGS CORPORATION
fiscal years beginning after December 15, 1995. Adoption of SFAS 121 in the current year did not have a material impact on the consolidated financial statements of the Company.

     In October 1995, the FASB issued Statement No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation, which establishes financial accounting and reporting standards for stock-based employee compensation plans and for transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. The Company continues to account for stock based compensation arrangements in accordance with Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, and therefore the adoption of SFAS No. 123 had no effect on the financial position or results of operations of the Company. The Company has included additional disclosures about stock-based employee compensation plans as required by SFAS 123 (see Note 12).

  Recently Issued Accounting Standards

     The FASB recently issued SFAS No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share and is effective for financial statements issued for periods ending after December 15, 1997. Earlier application of this statement is not permitted and upon adoption requires restatement (as applicable) of all prior-period earnings per share data presented. Management believes that the implementation of this standard will not have a significant impact on earnings per share.

     In addition, the FASB issued SFAS No. 129, Disclosure of Information about Capital Structure in February 1997. This statement establishes standards for disclosing information about an entity's capital structure. Management intends to comply with the disclosure requirements of this statement which are effective for periods ending after December 15, 1997.

 2. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following at December 31:

                                                                      1995       1996
                                                                     ------     ------
                                                                      (IN THOUSANDS)
        Casino.....................................................  $2,581     $2,280
        Hotel......................................................   2,494      3,479
                                                                     ------     ------
        Total......................................................   5,075      5,759
        Less allowance for bad debts and discounts.................     741        646
                                                                     ------     ------
        Total......................................................  $4,334     $5,113
                                                                     ======     ======

     Changes in the casino and hotel allowance for bad debts and discounts for the years ended December 31, 1995, and 1996, consist of the following:

                                                                     1995       1996
                                                                    -------     -----
                                                                     (IN THOUSANDS)
        Beginning balance.........................................  $ 1,424     $ 741
        Write-offs................................................   (1,358)     (912)
        Recoveries................................................       54        61
        Provision for bad debts...................................      478       524
        Provision for gaming discounts............................      143       232
                                                                    -------     -----
        Ending balance............................................  $   741     $ 646
                                                                    =======     =====

                          RIVIERA HOLDINGS CORPORATION

 3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                                   1995         1996
                                                                 --------     --------
                                                                    (IN THOUSANDS)
        Land and improvements..................................  $ 21,751     $ 21,751
        Buildings and improvements.............................    75,875       77,455
        Equipment, furniture, and fixtures.....................    38,307       51,650
                                                                 --------     --------
          Total property and equipment.........................   135,933      150,856
        Less accumulated depreciation..........................    14,884       23,096
                                                                 --------     --------
        Net property and equipment.............................  $121,049     $127,760
                                                                 ========     ========

 4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable consist of the following at December 31:

                                                                      1995       1996
                                                                     ------     ------
                                                                      (IN THOUSANDS)
        Outstanding chip and token liability.......................  $  854     $  836
        Casino account deposits....................................     642        498
        Unpaid race and sports book winners........................      26         17
        Miscellaneous gaming.......................................     850        762
                                                                     ------     ------
          Total liabilities related to gaming activities...........   2,372      2,113
        Accounts payable to vendors................................   4,497      5,118
        Hotel deposits.............................................   1,415      1,123
        Other......................................................      80        176
                                                                     ------     ------
        Total......................................................  $8,364     $8,530
                                                                     ======     ======

     Accrued expenses consist of the following at December 31:

                                                                      1995       1996
                                                                     ------     ------
                                                                      (IN THOUSANDS)
        Payroll, related payroll taxes and vacation................  $5,095     $5,244
        Health and other liability claims..........................     548        450
        Union benefits and dues....................................     816        663
        Progressive slot machine liability.........................     226        203
        Taxes......................................................     518        631
        Professional fees..........................................     208        176
        Incentive plans............................................   2,209      2,357
        Interest...................................................      20         33
                                                                     ------     ------
        Total......................................................  $9,640     $9,757
                                                                     ======     ======

                          RIVIERA HOLDINGS CORPORATION

 5. OTHER LONG TERM LIABILITIES

     Other long term liabilities consist of the following at December 31:

                                                                      1995       1996
                                                                     ------     ------
                                                                      (IN THOUSANDS)
        Periodic slot payments due to customers through 2000,
          prefunded by restricted cash (see Note 1)................  $1,039     $  461
        Non-qualified pension plan obligation to the CEO of the
          Company, payable in 20 quarterly installments upon
          expiration of his employment contract....................   1,710      2,749
                                                                     ------     ------
                                                                     $2,749     $3,210
                                                                     ======     ======

 6. LONG-TERM DEBT

     Long-term debt consists of the following at December 31:

                                                                       1995         1996
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    First Mortgage Notes maturing on December 31, 2002, bearing interest at the rate of 11% per annum, payable semi-annually on June 30 and December 31, redeemable beginning June 1, 1998, at 104.3125%; 1999 at 102.8750%; 2000 at 101.4375%; and 2001
      and thereafter at 100%. These notes are collateralized by the
      physical structures comprising the Riviera Hotel and Casino... $100,000     $100,000
    Unsecured, non-interest bearing notes to settle Class 4, 5 and
      12 claims, discounted at 16.8%, paid in 1996..................    2,056           --
    Unsecured, non-interest bearing promissory note in an original principal amount of $8,000,000 (the "Class 13/14 Note") to settle the claims of the former sole shareholder, and his
      affiliates, payable to a bank in semi-annual installments of
      $250,000 until the Class 12 Note is paid in full and
      commencing on the next payment due thereafter in semi-annual
      installments of $500,000 to $750,000 discounted at 12%........    4,159        4,707
    Capitalized lease obligations (see Note 8)......................    1,341          986
    Unsecured, promissory notes in the original principal amount of
      $441,262, bearing interest at the rate of 8.5% per annum,
      payable monthly and maturing December 31, 1998................      266          185
                                                                     --------     --------
    Total long-term debt............................................  107,822      105,878
    Less current maturities by terms of debt........................    2,005        1,297
                                                                     --------     --------
              Total................................................. $105,817     $104,581
                                                                     ========     ========

     Maturities of long-term debt for the years ending December 31, were as follows:

                                                                     (IN THOUSANDS)
                                                                     --------------
            1997...................................................     $  1,297
            1998...................................................        1,181
            1999...................................................        1,215
            2000...................................................        1,491
            2001...................................................          694
            Thereafter.............................................      100,000
                                                                        --------
            Total..................................................     $105,878
                                                                        ========

     The Indenture for the First Mortgage Notes imposes certain financial covenants and restrictions on the Company, including but not limited to the maintenance of a minimum consolidated net worth, which should

                          RIVIERA HOLDINGS CORPORATION
not be less than $2,542,000 for any two consecutive fiscal quarters, and limitations on (i) dividends on common stock, (ii) liquidation of assets, (iii) incurrence of indebtedness, (iv) creation of subsidiaries and joint ventures and
(v) capital purchases. Capital purchases are limited to cash expenditures of $6,000,000 plus 80% of cumulative available cash flow from the Company's inception at July 1, 1993, to the extent that this cash flow has not been utilized in any prior year. Management believes the Company is in compliance with the covenants of the Indenture as of December 31, 1996.

     Effective September 8, 1995, the Board of Directors and holders of 94% of the Company's First Mortgage Notes approved amendments to certain note restrictive covenants. Noteholders who consented to the modification of the restrictive covenants were paid a fee of $5.00 for each $1,000 of Notes held for a total payment of $500,000 which is included in other assets at December 31, 1995 and 1996 and amortized over the life of the related debt. These costs are being amortized using the straight-line method which approximates the effective interest method over the life of the indebtedness. The amendments to the restrictive covenants were designed to permit the Company's management team to utilize its expertise in turning around troubled gaming properties which are either in or on the verge of bankruptcy and to manage casinos in so called "new venues".

     During the fourth quarter of 1996, the Company made the final payment on the note issued to settle the Class 12 claim, which was less than what was recorded and resulted in income of approximately $845,000. Also during the fourth quarter of 1996, the terms of the Class 13/14 Note was revised, which resulted in a decrease in the discount rate from 16.8% to 12.0% and increased principal, resulting in additional expense of $340,000. Other, net income for the year ended December 31, 1996, includes the net effect of the above transactions.

     In February, 1997, the Company entered into a $15.0 million five year reducing revolving line of credit collateralized by equipment. The revolving line of credit bears interest at 0.5% or LIBOR plus 2.9%. Availability of loans under the Revolving Credit Facility is subject to compliance by the Company and ROC with certain conditions precedent, including the maintenance of certain financial ratios. As a result of the sale of the Existing Notes, the Company ceased to meet such conditions for borrowing availability. The Company intends to renegotiate the conditions to borrowing under the Revolving Credit Facility or to seek a replacement facility. There can be no assurance, however, that such renegotiations or replacement will be successful. The Company has not utilized this line of credit.

     The Company has credit facilities totaling $1,100,000 at banks for letters of credit issued periodically to foreign vendors for purchases of merchandise.

 7. FEDERAL INCOME TAXES

     SFAS 109 requires the Company to compute deferred income taxes based upon the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     The effective income tax rates on income attributable to continuing operations differ from the statutory federal income tax rates for the years ended December 31, 1994, 1995 and 1996, as follows:

                                          1994                  1995                  1996
                                     ---------------       ---------------       ---------------
                                     AMOUNT     RATE       AMOUNT     RATE       AMOUNT     RATE
                                     ------     ----       ------     ----       ------     ----
                                                           (IN THOUSANDS)
    Taxes at federal statutory
      rate.......................    $2,680     35.0%      $3,386     35.0%      $4,504     35.0%
    Other........................       195      2.5          (54)    (1.0)         (76)    (1.0)
                                     ------     ----       ------     ----       ------     ----
    Provision for income taxes...    $2,875     37.5%      $3,332     34.0%      $4,428     34.0%
                                     ======     ====       ======     ====       ======     ====

                          RIVIERA HOLDINGS CORPORATION

     The tax effects of the items comprising the Company's net deferred tax liability consist of the following at December 31:

                                                                      1995       1996
                                                                     ------     ------
                                                                      (IN THOUSANDS)
        Deferred Tax Liabilities:
          Basis in long-term debt obligations......................  $  640     $  457
          Reserve differential for hospitality and gaming
             activities............................................   1,090      1,133
          Difference between book and tax depreciable property.....   4,430      5,226
          Other....................................................     383        806
                                                                     ------     ------
             Total.................................................   6,543      7,622
                                                                     ------     ------
        Deferred Tax Assets:
          Reserves not currently deductible........................   1,500      1,806
          Bad debt reserves........................................     260        226
          AMT credit...............................................   1,760        964
                                                                     ------     ------
             Total.................................................   3,520      2,996
                                                                     ------     ------
          Net deferred tax liability...............................  $3,023     $4,626
                                                                     ======     ======

     The Company has $964,000 of alternative minimum tax credit available to offset future income tax liabilities. The credit has no expiration date.

 8. LEASING ACTIVITIES

     The Company leases certain equipment under capital leases. These agreements have been capitalized at the present value of the future minimum lease payments at lease inception and are included with property and equipment. Management estimates the fair market value of the property and equipment subject to the leases approximates the net present value of the leases. The leased property and equipment consist primarily of signs and air conditioning equipment.

     The following is a schedule by year of the minimum rental payments due under capital leases, as of December 31, 1996:

                                                                     (IN THOUSANDS)
            1997...................................................      $  441
            1998...................................................         441
            1999...................................................         429
            2000...................................................         227
                                                                         ------
            Total minimum lease payments...........................       1,538
            Less taxes, maintenance and insurance..................         390
            Less interest portion of payments......................         162
                                                                         ------
            Present value of net minimum lease payments............      $  986
                                                                         ======

     Rental expense for the years ended December 31, 1994, 1995 and 1996, was approximately $295,000, $406,000 and $334,000, respectively.

     In addition, the Company leases retail space to third parties under terms of noncancelable operating leases which expire in various years through 1999. Rental income, which is included in other income, for the years ended December 31, 1994, 1995 and 1996, was approximately $1,687,000, $1,533,000 and
$1,573,000, respectively.

                          RIVIERA HOLDINGS CORPORATION

     At December 31, 1996, the Company had future minimum annual rental income due under noncancelable operating leases as follows:

                                                                     (IN THOUSANDS)
            1997...................................................      $1,159
            1998...................................................         946
            1999...................................................         748
            2000...................................................         494
            2001...................................................         351
            Thereafter.............................................         993
                                                                         ------
            Total..................................................      $4,691
                                                                         ======

 9. COMMITMENTS AND CONTINGENCIES

     The Company is party to several routine lawsuits both as plaintiff and defendant arising from normal operations of a hotel. Management does not believe that the outcome of such litigation in the aggregate, will have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

10. MANAGEMENT AGREEMENTS

     From August 1996 until February 1997, RGM has been operating the Four Queens located adjacent to the Golden Nugget on Fremont Street in downtown Las Vegas under an interim management agreement for a fee of $83,333 per month. The long-term management agreement (the "Management Agreement") with Elsinore Corporation ("Elsinore"), the owner of the Four Queens, went into effect on February 28, 1997, the effective date of the Chapter 11 plan of reorganization of Elsinore. The Company believes that the terms of the Management Agreement are no less favorable to the Company than if the Company had negotiated with an independent party.

     The term of the Management Agreement is approximately 40 months, subject to earlier termination or extension. Either party may terminate if cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first two fiscal years is less than $12.8 million. The term can be extended by an additional 24 months at RGM's option, if cumulative EBITDA for the three fiscal years of the term is at least $19.2 million. RGM will be paid a fee of 25% of any increase in annual EBITDA over $4.0 million, subject to a $1.0 million minimum fee, payable in equal monthly installments. In addition, the management agreement entitles RGM to receive warrants for 1,125,000 shares of common stock of Elsinore, exercisable during the term or extended term of the management agreement at an exercise price based on the higher of (i) the per share book value on the effective date of the Elsinore bankruptcy plan or (ii) total stockholders' equity of $5.0 million.

     Either party can terminate the management agreement if (i) substantially all the Four Queens' assets are sold, (ii) the Four Queens is merged or (iii) a majority of the Four Queens' or Elsinore's shares are sold. Upon such termination, RGM will receive a $2.0 million termination bonus minus any amount realized or realizable upon exercise of the warrants.

11. EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS

     The Company has an employment agreement with Mr. Westerman, Chairman of the Board and Chief Executive Officer of the Company. This agreement includes an annual base salary, an incentive bonus based upon the extent of adjusted operating earnings, contributions to a Non-Qualified Pension Plan and contributions to a Profit Sharing and 401(k) Plan. In addition, the Company has termination fee agreements with each of the Directors, Executive Officers and Significant Employees pursuant to which each of such employees will be entitled to receive one year's salary and health insurance benefits if their employment with

                          RIVIERA HOLDINGS CORPORATION
the Company is terminated within one year of a change of control of the Company and without cause, or the involuntary termination of Mr. Westerman. On November 21, 1996, the Company amended Mr. Westerman's employment agreement subject to stockholder approval, which was granted at the annual meeting held on May 8, 1997.

     The Company has an incentive compensation plan, covering employees of the Company who, in the opinion of the Chairman of the Board, either serve in key executive, administrative, professional or technical capacities with the Company or other employees who also have made a significant contribution to the successful and profitable operation of the Company. The amount of the bonus is based on operating earnings before depreciation, amortization, interest expense, provision for income taxes, extraordinary losses and gains, any provisions or payments made pursuant to the Plan, and any provisions or payments made pursuant to the incentive compensation of the Chairman and Chief Executive Officer. During the years ended December 31, 1994, 1995 and 1996, the Company recorded accrued bonuses of $1,430,000 and $2,123,000 and $2,588,000, respectively, based upon the above incentive compensation plan and the incentive compensation plan established for the Chairman of the Board under his employment agreement.

     The Company contributes to multi-employer pension plans under various union agreements to which the Company is a party. Contributions, based on wages paid to covered employees, were approximately $1,725,000, $1,576,000 and $1,650,000 for the years ended December 31, 1994, 1995 and 1996. These contributions were for approximately 1,364 employees including food and beverage employees, room department employees, carpenters, engineers, stage hands, electricians, painters and teamsters. The Company's share of any unfunded liability related to multi-employer plans, if any, is not determinable.

     The Company sponsors a Profit Sharing and 401(k) Plan which incurred administrative expenses of approximately $67,000, $59,000 and $34,000 for the years ended 1994, 1995 and 1996.

     The profit sharing component of the Profit Sharing and 401(k) Plan provides that the Company will make a contribution equal to 1% of each eligible employee's annual compensation if a prescribed annual operating earnings target is attained and an additional 1/10th of 1% thereof for each $200,000 by which operating earnings is exceeded, up to a maximum of 3% thereof. The Company may elect not to contribute to the Profit Sharing and 401(k) Plan if it notifies its employees by January of the Profit Sharing and 401(k) Plan year. An employee will become vested in the Company's contributions based on the employee's years of service. An employee will receive a year of vesting service for each plan year in which the employee completed 1,000 hours of service. Vesting credit will be allocated in 20% increments for each year of service commencing with the attainment of two years of service. An employee will be fully vested following the completion of six years of service.

     The 401(k) component of the Profit Sharing and 401(k) Plan provides that each eligible employee may contribute up to 15% of such employee's annual compensation, and that the Company will contribute 1% of each employee's annual compensation for each 4% of compensation contributed by the employee, up to a maximum of 2%. All non-union employees of the Company are eligible to participate in the Profit Sharing and 401(k) Plan after twelve consecutive months of service with the Company.

     ROC is a party to termination fee agreements with certain significant employees pursuant to which each such employee is entitled to receive one year's salary and benefits if his or her employment with ROC is terminated within one year of a change of control of the Company or ROC, or the involuntary termination of Mr. Westerman's employment. The estimated total amount that would be payable under all such agreements at December 31, 1996 is approximately $1.3 million in salaries and $400,000 in benefits.

     ROC is a party to stay bonus agreements with certain significant employees pursuant to which each such employee is entitled to receive one year's salary (less the amount of any incentive bonus paid in 1997 for 1996) in the event there is a change of control of the Company. The agreements expire on December 31, 1997. The estimated total amount that would be payable under all such agreements is approximately $300,000.

                          RIVIERA HOLDINGS CORPORATION

12. STOCK OPTION PLANS

     At a meeting held on July 27, 1993, the Company's Board of Directors adopted a stock option plan providing for the issuance of both non-qualified and incentive stock options (as defined in the Internal Revenue Code). This stock option plan was ratified by the Company's stockholders at the April 26, 1994 annual meeting. The number of shares available for purchase under the Stock Option Plan as adopted was 120,000 (as adjusted pursuant to antidilution provisions). The stockholders approved a four-for-one stock split, increasing the number of shares of Common Stock available for purchase under the Stock Option Plan to 480,000. Options were granted for 228,000 shares for 1993, 132,000 shares for 1994, none for 1995, and 110,000 for 1996, leaving a balance available for future grants of 10,000 shares. No options were exercised in 1994, 1995 or 1996. On November 21, 1996, the Company amended the Stock Option Plan, which was approved at the annual meeting held on May 8, 1997, to increase the number of shares available under the Stock Option Plan from 480,000 shares to 1,000,000 shares and granted options to purchase 300,000 additional shares to Mr. Westerman. Options vest 25% one year after the date of grant and 25% each subsequent year. The term of an option can in no event be exercisable more than ten years (five years in the case of an incentive option granted to a shareholder owning more than 10% of the Common Stock), or such shorter period, if any, as may be necessary to comply with the requirements of state securities laws, from the date such option is granted.

     On March 5, 1996, the Board of Directors adopted an employee stock purchase plan (the "Stock Purchase Plan"), which was approved by the stockholders on May 10, 1996. A total of 300,000 shares of common stock (subject to adjustment for capital changes) in the aggregate may be granted under the stock purchase plan. The Stock Purchase Plan is administered by the compensation committee. The purchase price per share of stock shall be 85% of per share market value of the common stock on the purchase date. On May 31, 1996, approximately 560 union and non-union employees participated in the 1996 employee stock purchase plan. Under the plan, 137,000 shares were issues to employees at $11.26 (85 percent of market price at May 10, 1996), for $160,000 cash and the balance in notes receivable of $1,383,000 which are payable over two years via payroll deduction. During 1996, 17,600 shares were returned through the plan as the result of refunds through the employees.

     On May 10, 1996, the stockholders approved a Nonqualified Stock Option Plan for Non-Employee Directors (the "Nonqualified Stock Option Plan") and a Stock Compensation Plan for Directors serving on the Compensation Committee (the "Stock Compensation Plan"). The total number of shares available for purchase under each plan is 50,000. Pursuant to the Nonqualified Stock Option Plan, two directors were granted options to purchase 4,000 shares at an exercise price of $13.25, which represented fair market value. As of December 31, 1996, 3,103 shares were issued pursuant to the Stock Compensation Plan at $12.08 per share.

                          RIVIERA HOLDINGS CORPORATION

     The Company has adopted the disclosures-only provision of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant for awards consistent with the provisions of SFAS 123, the Company's net income and pro forma net income common share and common share equivalent would have been decreased to the pro forma amounts indicated below.

                                                              YEAR ENDED       YEAR ENDED
                                                             DECEMBER 31,     DECEMBER 31,
                                                                 1995             1996
                                                             ------------     ------------
                                                                    (IN THOUSANDS,
                                                                EXCEPT PER SHARE DATA)
        Net income -- as reported..........................     $6,344           $8,440
        Net income -- pro forma............................      6,289            8,380
        Net income per common and common share
          equivalent -- as reported........................     $ 1.26           $ 1.63
        Net income per common and common share
          equivalent -- pro forma..........................     $ 1.25           $ 1.61

13. SUBSEQUENT EVENTS (UNAUDITED)

     Secondary Offering Costs -- The Company withdrew its secondary offering due to market conditions and, as a result, charged costs totaling $850,000 to earnings for the quarter ended March 31, 1997.


     Proposed Merger -- On September 16, 1997 the Company entered into a Agreement and Plan of Merger with R&E Gaming Corp., an entity controlled by Allen E. Paulson, pursuant to which Riviera would be acquired by R&E Gaming and Riviera shareholders would receive $15 per share in cash for each share of Riviera common stock owned by them, plus an amount equal to 7% per annum from June 1, 1997 to the date of the closing. As part of its review of the transaction, Riviera's Board of Directors received an opinion from its financial advisor. Ladenburg, Thalmann & Co., Inc., as to the fairness, from a financial point of view, of the consideration to be received in the merger by Riviera's shareholders. In connection with the execution of the merger agreement, shareholders owning approximately 56% of the outstanding, fully diluted Riviera shares have granted R&E Gaming an option to purchase their shares at the same price that all shareholders would receive in the merger and have agreed to vote in favor of the transaction. Closing of the merger is subject to a number of conditions, including approval by the holders of at least 60% of the Riviera shares (excluding the shares owned by Mr. Paulson or his affiliates) at a meeting of shareholders scheduled to be held in February 1998, and the receipt of all necessary approvals by the Nevada Gaming Authorities. There can be no assurance that the conditions to the merger will be met or that the merger will be consummated.


     A subsidiary of R&E Gaming has entered into an agreement to purchase the outstanding common stock of Elsinore Corporation, the primary asset of which is the Four Queens Hotel and Casino in Downtown Las Vegas, Nevada. Since August, 1996, Riviera Gaming Management-Elsinore, Inc. (RGME), an indirect subsidiary of the Company, has been managing the Four Queens under a contract which guarantees RGME a minimum management fee plus additional compensation based on EBITDA improvement of the Four Queens, and warrants to purchase 1,125,000 shares of Elsinore common stock (equals to 18.4% of the equity of Elsinore on a fully diluted basis) at $1.00 per share. Upon consummation of the Elsinore Merger, the Company would receive approximately $2.4 million, net of the exercise price of the warrants.

     Proposed Black Hawk Project -- The Company intends to construct a casino in Black Hawk, Colorado on a site which was purchased for $15 million in August 1997. The Company expects to receive the necessary excavation and other permits in the near future. As of September 30, 1997 the Company had expended approximately $15.5 million on the project.

                          RIVIERA HOLDINGS CORPORATION

     Subsequent Financing -- On August 13, 1997, the Company issued 10% First Mortgage Notes ("the 10% Notes") with a principal amount of $175 million dollars. The Notes were issued at a discount in the amount of $2.2 million. The discount is being amortized over the life of the note on a straight line basis. On August 13, 1997, the Company used part of these proceeds to purchase United States Government securities ("the Securities") at a cost of $109.8 million which were deposited into an irrevocable trust. These Securities, together with interest that will be earned by the Securities will be used to pay the principal, interest and call premium due on the 11% First Mortgage Notes ("the 11% Notes") on June 1, 1998, the earliest date the 11% Notes can be redeemed. Interest earned from the Securities is included in interest income. The interest expense from the 10% Notes and from the 11% Notes is included in interest expense. The 10% Note Indenture contains certain covenants, which limit the ability of the Company and its restricted subsidiaries, subject to certain exceptions, to: (i) incur additional indebtedness; (ii) pay dividends or other distributions, repurchase capital stock or other equity interests or subordinated indebtedness; (iii) enter into certain transactions with affiliates; (iv) create certain liens; sell certain assets; and (v) enter into certain mergers and consolidations. A portion of the proceeds from the 10% Notes totaling $4.5 million was paid to a bank to retire the Class 13/14 Notes.



     The First Mortgage Notes are unconditionally guaranteed by all existing and future restricted subsidiaries of the Company, which will not initially include Black Hawk Operating Company. As of September 30, 1997, Black Hawk Operating Company had no operations. At September 30, 1997, Black Hawk Operating Company only had assets of approximately $15.5 million, which represents the cost of the land for the Black Hawk project. Therefore the Company has not included separate financial information for the guarantors as of September 30, 1997. The Company intends to disclose such additional information in the future as the subsidiary develops.



     The Company has registered under the Securities Act of 1933, as amended, securities identical to the 10% First Mortgage Notes. On January 8, 1998, the Company completed an exchange offer for such registered securities for the First Mortgage Notes.


  Recently Issued Accounting Standards

     On June 30, 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position, and is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management does not believe this new FASB will have material impact on their financial statements.

     On June 30, 1997, the FASB issued SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. The Company believes the segment information required to be disclosed under SFAS No. 131 will be more comprehensive than previously provided, including expanded disclosure of income statement and balance sheet items for each of its reportable segments under SFAS No. 131. However, the Company has not yet completed its analysis of which operating segments it will report on.

                                                                         ANNEX A

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               R&E GAMING CORP.,

                         RIVIERA ACQUISITION SUB, INC.

                                      AND

                          RIVIERA HOLDINGS CORPORATION

                         DATED AS OF SEPTEMBER 15, 1997

================================================================================

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of September 15, 1997 (the "Agreement"), by and among R&E Gaming Corp., a Delaware corporation ("Gaming"), Riviera Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Gaming ("RAS"), and Riviera Holdings Corporation, a Nevada corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Gaming, RAS and the Company have each approved the transactions contemplated by the terms and conditions set forth in this Agreement;

     WHEREAS, in furtherance thereof, upon the terms and subject to the conditions of this Agreement, (i) RAS would be merged (the "Riviera Merger") with and into the Company, (ii) each share of common stock, par value $.001 per share, of the Company (the "Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined herein) (the "Shares") would, except as otherwise expressly provided herein, be converted into the right to receive the Merger Consideration (as defined herein) and (iii) Riviera Operating Corporation, a Nevada corporation and a wholly owned subsidiary of the Company ("ROC"), will, as a result of the Riviera Merger, become a wholly owned subsidiary of the surviving corporation of the Riviera Merger (the "Surviving Corporation");

     WHEREAS, Gaming and RAS are unwilling to enter into this Agreement unless Gaming, contemporaneously with the execution and delivery of this Agreement, enters into an Option and Voting Agreement (the "Riviera Option Agreement") with Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of certain investment accounts ("Morgens Waterfall"), Keyport Life Insurance Company on behalf of a certain investment account ("Keyport"), and SunAmerica Life Insurance Company ("SunAmerica" and, together with Morgens Waterfall and Keyport, the "Option Sellers"), providing for, among other things, (i) the grant by the Option Sellers to Gaming of an option to purchase all of the Shares owned, directly or indirectly, by the Option Sellers and (ii) the agreement by the Option Sellers to cause the Shares owned by them to be present for quorum purposes at any meeting of the stockholders of the Company (the "Company Stockholders") called to vote upon the Riviera Merger, and to vote for the transactions contemplated by this Agreement and against any Alternative Transaction (as defined in Section 4.9(b) hereof) and any other action which may be adverse to the transactions contemplated in this Agreement; and the Board of Directors of the Company (the "Board") has approved the execution and delivery of the Riviera Option Agreement which is being executed contemporaneously with the execution hereof; and

     WHEREAS, the Board has determined that the Riviera Merger and the consideration to be received by the holders of the Shares are fair to, and in the best interests of, the Company and the Company Stockholders.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Riviera Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of Nevada law, RAS shall be merged with and into the Company, whereupon the separate existence of RAS shall cease and the Company shall continue as the Surviving Corporation, and shall be a wholly owned subsidiary of Gaming, and, further, immediately after the Effective Time, ROC shall continue its existence as a wholly owned subsidiary of the Surviving Corporation.

     SECTION 1.2 Effective Time; Closing. Unless this Agreement shall have been terminated pursuant to Section 6.1 hereof, as soon as practicable after the satisfaction or (if permissible) waiver of the conditions set forth in Article V of this Agreement, the Company will file articles of merger with the Secretary of State of the State of Nevada in accordance with the provisions of Section 92A.005 et seq. of the Nevada Revised Statutes (the "Nevada Merger Law") and make all other filings or recordings required by law in connection with the Riviera Merger. The Riviera Merger shall become effective at such time (the "Effective Time") as the articles of merger are filed with the Secretary of State of the State of Nevada in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes, or such later date as set forth in such filing, but in no event later than April 1, 1998, unless extended as provided in Section 6.1(c) hereof. Prior to such filing, but no later than 30 days after the satisfaction or (if permissible) waiver of the conditions set forth in Article V of this Agreement, a closing (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, or such other place as the parties to this Agreement shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in this Agreement. The date on which the Closing occurs shall be referred to herein as the "Closing Date."

     SECTION 1.3 Escrow. (a) Contemporaneously with the execution of this Agreement and the Riviera Option Agreement, (a) Gaming and the Company have entered into an Escrow Agreement in substantially the form attached as Exhibit A hereto (the "Escrow Agreement"), with First Trust National Association, a national association, as escrow agent (the "Escrow Agent"), under which Gaming has deposited with the Escrow Agent, pursuant to the terms of the Escrow Agreement, such amount in cash or irrevocable letters of credit (the "Escrow Consideration"), containing terms reasonably acceptable to the Company, as set forth in the Escrow Agreement and (b) Gaming will cause to be issued irrevocable letters of credit in accordance with the terms of the Riviera Option Agreement.

     (b) Contemporaneously with the execution of this Agreement and the Riviera Option Agreement, Gaming will cause to be issued an irrevocable letter of credit in accordance with the terms of the Riviera Option Agreement.

     SECTION 1.4 Effects of the Riviera Merger. The Riviera Merger shall have the effects set forth in the Nevada Merger Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of a public as well as of a private nature, and the title to any real estate vested by deed or otherwise in the Company and RAS shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and RAS shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5 Articles of Incorporation and Bylaws. (a) The Articles of Incorporation of RAS in effect immediately prior to the Effective Time, attached hereto as Exhibit B, shall be the Articles of Incorporation of the Surviving Corporation (the "Surviving Corporation Articles of Incorporation"), until amended in accordance with Nevada law, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the corporation shall be Riviera Holdings Corporation."

     (b) The Bylaws of RAS in effect at the Effective Time, attached hereto as Exhibit C, shall be the Bylaws of the Surviving Corporation (the "Surviving Corporation Bylaws"), until amended in accordance with Nevada law and the Surviving Corporation Articles of Incorporation.

     SECTION 1.6 Directors. The directors of the Company at the Effective Time, and, subject to the requirements of Gaming Laws (as defined herein), any additional individuals designated by Gaming at or prior to the Effective Time, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Surviving Corporation Articles of Incorporation and the Surviving Corporation Bylaws and until his or her successor is duly elected and qualified.

     SECTION 1.7 Officers. The officers of the Company at the Effective Time, and, subject to the requirements of Gaming Laws, any additional individuals designated by Gaming at or prior to the Effective Time, shall be the initial officers of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the Surviving Corporation Articles of Incorporation and the Surviving Corporation Bylaws and until his or her successor is duly appointed and qualified.

     SECTION 1.8 Consideration for the Merger. At the Effective Time, by virtue of the Riviera Merger and without any action on the part of Gaming, RAS, the Company or the holder of any of the following securities:

          (a) Each Share (other than Shares to be cancelled pursuant to Section 1.8(b) hereof) shall be converted into and represent the right to receive the Merger Consideration (as defined below). From and after the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any of the Shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger

     Consideration payable to the holder thereof, without interest, upon surrender of such Certificate in the manner provided in Section 1.9 hereof. As used herein, "Merger Consideration" means the amount of $15.00 in cash per Share, plus an amount of additional consideration (the "Additional Consideration") equal to the daily portion of the accrual on $15.00 at 7% compounded annually, accruing from June 1, 1997 to the Effective Time; provided, that the Merger Consideration paid to each Option Seller shall be reduced by the amount of Additional Consideration paid to such Option Seller pursuant to Section 1.2(b) of the Riviera Option Agreement. It being understood that, assuming consummation of the Riviera Merger, the proviso in the preceding sentence shall have the effect of causing the consideration per Share to be received hereunder and under the Riviera Option Agreement by the Option Sellers from Gaming on account of the Shares owned by the Option Sellers to be equal to the consideration per Share received by the Company Stockholders (other than the Option Sellers) hereunder from Gaming on account of the Shares owned by the Company Stockholders (other than the Option Sellers). Each of Gaming and RAS represents and warrants that the Merger Consideration to be received hereunder by the Option Sellers for each Share owned by the Option Sellers and any other consideration paid by Gaming or RAS to the Option Sellers for such Shares (but excluding consideration paid under the Riviera Option Agreement) shall be equal to the Merger Consideration received by the other holders of Shares.

          (b) Each Share owned by Gaming, RAS or their stockholders or affiliates (the "Paulson Shares"), or which is held in the treasury of the Company or any of its subsidiaries, shall be cancelled and retired and shall cease to exist, and no payment of any consideration shall be made with respect thereto.

          (c) Each share of capital stock of RAS issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     SECTION 1.9 Exchange of Shares. (a) At or prior to the Effective Time, Gaming shall designate a bank or trust company reasonably acceptable to the Company to serve as exchange agent (the "Exchange Agent") for the Shares. As soon as reasonably practicable after the Effective Time, Gaming shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Certificates, cash or immediately available funds in United States dollars in an amount that equals the aggregate Merger Consideration. Such funds (the "Payment Fund") shall be invested by the Exchange Agent as directed by Gaming in obligations of or obligations guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements, or bankers acceptances of commercial banks with capital exceeding $500 million; provided, however, that in the event that the Payment Fund shall realize a loss on such investment, Gaming shall promptly thereafter deposit in the Payment Fund cash in an amount sufficient to enable the Payment Fund to satisfy all remaining obligations originally contemplated to be paid out of the Payment Fund.

     (b) Promptly after the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail to each record holder of outstanding Certificates as of the Effective Time, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash that such holder has the right to receive under this Article I, and such Certificate shall forthwith be cancelled. If payment (or any portion thereof) is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.9, each Certificate (other than Certificates representing Shares to be cancelled pursuant to Section 1.8(b) hereof) shall represent, for all purposes, the right to receive the Merger Consideration multiplied by the number of Shares previously evidenced by such Certificate, without any interest thereon.

     (c) All cash paid upon the surrender of the Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I, except as otherwise provided by Nevada law.

     (d) At any time following the date six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) that have been made available to the Exchange Agent and that have not been disbursed to holders of Certificates and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 1.10 Company Plans. (a) At the Effective Time, each outstanding option (an "Employee Option"), issued, awarded or granted pursuant to the Company's 1993 Stock Option Plan, as in effect on the date hereof (the "Company Plan"), to purchase shares of Common Stock shall be cancelled, and the Surviving Corporation shall pay to each holder of a cancelled Employee Option an amount in cash (less applicable withholding Taxes, as defined in Section 2.12 hereof) equal to the product of (i) the number of shares of Common Stock previously subject to such Employee Option, on the basis of full vesting, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock previously subject to such Employee Option.

     (b) At the Effective Time, each outstanding option (a "Directors' Option"), issued, awarded or granted pursuant to the Company's Nonqualified Stock Options Plan For Non-Employee Directors, as in effect on the date hereof ("Directors' Plan"), to purchase shares of Common Stock shall be cancelled and the Surviving Corporation shall pay to each holder of a cancelled Directors' Option an amount in cash equal to the product of (i) the number of shares of Common Stock previously subject to such Directors' Option, on the basis of full vesting, and
(ii) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock previously subject to such Directors' Option.

     (c) At the Effective Time, each Share issued pursuant to the Company's Employee Stock Purchase Plan, as in effect on the date hereof (the "Company Stock Plan"), shall be cancelled, and the Surviving Corporation shall pay to each owner of each Share issued pursuant to the Company Stock Plan an amount in cash equal to (A) the product of (i) the number of such Shares issued pursuant to the Company Stock Plan owned by such person, and (ii) the Merger Consideration per Share, less (B) any unpaid balance of any loans by the Company to any such owner.

     (d) At the Effective Time, each Share issued pursuant to the Company's Stock Compensation Plan for Directors Serving on the Compensation Committee, as in effect on the date hereof (the "Compensation Committee Plan"), shall be cancelled, and the Surviving Corporation shall pay to each owner of each Share issued pursuant to the Compensation Committee Plan an amount in cash equal to
(A) the product of (i) the number of such shares of Common Stock issued pursuant to the Compensation Committee Plan on the basis of full vesting owned by such person, and (ii) the Merger Consideration per Share less (B) any unpaid balance of any loans by the Company to any such owner.

     (e) A listing of all outstanding options, warrants or other rights to acquire shares of Common Stock or other equity interests of the Company and its subsidiaries as of June 30, 1997, showing what portions of such stock options, warrants or other rights are exercisable as of the dates upon which such stock options, warrants or other rights expire, and the exercise price of such stock options, warrants or other rights, is set forth in Schedule 1.10 hereto.

     SECTION 1.11 Stockholders' Meeting. Company, acting through the Board, shall, in accordance with applicable law, the Amended and Restated Articles of Incorporation of the Company in effect on the date hereof (the "Company Articles of Incorporation") and the Bylaws of the Company in effect on the date hereof (the "Company Bylaws"), as soon as practicable following the date hereof:

          (a) duly call, give notice of, convene and hold an annual or special meeting of the Company Stockholders (the "Stockholders' Meeting") for the purpose of approving and adopting this Agreement and the transactions contemplated hereby;

          (b) subject to the fiduciary duties of the Board under applicable law, recommend that the Company Stockholders vote in favor of approving and adopting this Agreement and the transactions contemplated hereby; and

          (c) subject to the fiduciary duties of the Board under applicable law, use its reasonable best efforts to obtain the necessary approvals by the Company Stockholders of this Agreement and the transactions contemplated hereby.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Gaming as follows:

     SECTION 2.1 Organization and Qualification; Subsidiaries. (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined herein). When used in this Agreement, the term "Company Material Adverse Effect" means any change or effect that would (i) be materially adverse to the business, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) impair the ability of the Company to consummate the transactions contemplated hereby.

     (b) Each of the Company and its subsidiaries is duly qualified or licensed (excluding gaming and liquor licenses, which are covered by Section 2.5 hereof) and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, and to perform all of its obligations under any contract under which the Company or any of its subsidiaries (a) has or may acquire any rights, (b) has or may become subject to any obligation or liability or (c) is or may, or any of the assets used or owned by it are or may, become bound, except where the failure to be so duly qualified or licensed and in good standing or to effect such performance would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (c) The Company has heretofore furnished or made available to Gaming complete and correct copies of the Company Articles of Incorporation and the Company Bylaws and the equivalent organizational documents of each of its subsidiaries, each as amended to the date hereof. The Company Articles of Incorporation, the Company Bylaws and equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Articles of Incorporation or the Company Bylaws, and no subsidiary of the Company is in violation of any of the provisions of such subsidiary's equivalent organizational documents. The organizational documents of the subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such subsidiaries.

     (d) The Company has heretofore furnished or made available to Gaming a complete and correct list of the subsidiaries of the Company, which list sets forth the amount of capital stock of or other equity interests in such subsidiaries owned by the Company, directly or indirectly.

     SECTION 2.2 Capitalization of the Company and its Subsidiaries. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock of which, as of July 31, 1997, 4,910,880 shares of Common Stock were issued and outstanding. All outstanding shares of capital stock of the Company have been validly issued, and are fully paid, nonassessable and free of preemptive rights. Set forth in Sched-ule 2.2(a) are all outstanding options, warrants, or other rights to purchase Riviera Stock. Except as set forth above or in Schedule 2.2, and except as a result of the exercise of Employee Options, Directors' Options and such rights under the Company Stock Plan and the Compensation Committee Plan outstanding as of July 31, 1997, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, performance shares, interests in the ownership or earnings of the Company or other similar rights issued by the Company (collectively, "Company Securities"). Except as set forth on Schedule 2.2 hereto, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 2.2 hereto, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all security interests, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever (collectively, "Liens"). Except as set forth on Schedules 1.10 and 2.2 hereto, there are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other equity securities of any subsidiary of the Company.

     SECTION 2.3 Power and Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the Company Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the Company Stockholders. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Gaming and RAS, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally (collectively, the "Bankruptcy Exceptions") and subject to the general principles of equity.

     SECTION 2.4 Approval of Options. The Company has taken all action necessary to authorize and approve the grant of options to acquire Shares pursuant to the Riviera Option Agreement and the sale of such Shares upon the exercise of such options.

     SECTION 2.5 Compliance. (a) Except as set forth in Schedule 2.5(a), since January 1, 1994, the Company, its subsidiaries and affiliates and their respective officers or directors or, to the best knowledge of the Company, their respective agents or employees (if any), have been and are in compliance with all applicable laws and regulations of foreign, Federal, state and local governmental authorities applicable to the businesses conducted by any of the Company and its subsidiaries (including without limitation any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino, liquor related activities and gaming activities and operations, including, without limitation, the Nevada Gaming Control Act, as amended (the "Nevada Act"), and the rules and regulations promulgated thereunder, or applicable to the properties owned or leased and used by the Company or its subsidiaries (collectively, "Gaming Laws")), and neither the Company, nor, to the best knowledge of the Company, any of its subsidiaries or affiliates, is aware of any claim of violation, or of any actual violation, of any such laws and regulations, by the Company or any of its subsidiaries, except where such failure or violation (whether actual or claimed) would not have a Company Material Adverse Effect. None of the Company or its subsidiaries, any employee, officer, director or stockholder or, to the best knowledge of the Company or affiliate thereof, has received any written claim, demand, notice, complaint, court order or administrative order from any governmental authority since January 1, 1994, asserting that a license of it or them, as applicable, under any Gaming Laws should be revoked or suspended. The Company, based upon its current operations, is not obligated to file any documents under the Indian Gaming Regulatory Act.

     (b) Except as set forth in Schedule 2.5(b), since January 1, 1994, each of the Company and its subsidiaries has and currently possesses, and is current on all fees with regard to, all franchises, certificates, licenses, permits and other authorizations from any governmental authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary to each of the Company and its subsidiaries for the present ownership, maintenance and operation of its business, properties and assets (including without limitation all gaming and liquor licenses), except where the failure to possess such franchises, certificates, licenses, permits, and other authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and other rights (other than those required to be obtained from the Nevada Gaming Commission (the "Gaming Commission"), the Nevada State Gaming Control Board (the "Control Board"), the Clark County Liquor and Gaming Licensing Board (the "CCB"), and the City of Las Vegas ("Las Vegas") (the Gaming Commission, the Control Board, the CCB, and Las Vegas are collectively referred to as the "Gaming Authorities"), including approvals under the Gaming Laws) would not have a Company Material Adverse Effect; and none of the Company and its subsidiaries is in violation of any thereof, except where such violation would not have a Company Material Adverse Effect.

     (c) Since January 1, 1994, neither the Company nor any of its subsidiaries is in violation of, or has violated (with or without notice or lapse of time), any applicable provisions of (i) any laws, rules, statutes, orders, ordinances or regulations, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, which, individually or in the aggregate, would have a Company Material Adverse Effect.

     (d) Except as set forth in Schedule 2.5(d), since January 1, 1994: (i) the Company and each of its subsidiaries is, and has been, in full compliance with all of the terms and requirements of each award, decision, injunction, judgment, order, ruling, subpoena, or verdict (each, an "Order") entered, issued, made, or rendered by any court, administrative agency, or other governmental entity, officer or authority or by any arbitrator to which it, or any of the assets owned or used by it, is or has been subject, and (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or its subsidiaries, or any of the assets owned or used by the Company or its subsidiaries, is subject, except where such non-compliance, violation or failure to comply would not have a Company Material Adverse Effect.

     (e) Neither the Company nor any of its subsidiaries has received, at any time since January 1, 1994, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or its subsidiaries, or any of the assets owned or used by the Company or its subsidiaries, is or has been subject and which would have a Company Material Adverse Effect.

     (f) No investigation or review by any government entity, officer or authority with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any government entity, officer or authority indicated an intention to conduct the same, other than, in each case, those which would not have a Company Material Adverse Effect.

     SECTION 2.6 Non-Contravention; Required Filings and Consents. (a) Except as set forth in Schedule 2.6 hereto and as contemplated by Section 2.6(b), the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Riviera Option Agreement and the Riviera Merger) do not and will not (i) contravene or conflict with the Company Articles of Incorporation or the Company Bylaws or the equivalent organizational documents of any of its subsidiaries or any resolution adopted by the Board or the Company Stockholders or the board of directors or stockholders of any of the Company's subsidiaries,
(ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any of its subsidiaries or any of their respective properties, (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental entity, official or authority right to revoke, withdraw, suspend, cancel, terminate or modify, any authorization that is held by the Company or any of its subsidiaries, or that otherwise relates to the business of, or any of the assets owned by, the Company or any of its subsidiaries, (iv) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement, contract, license or other instrument binding upon the Company, any of its subsidiaries or any of their respective properties, or allow the acceleration of the performance of, any obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is subject or bound, or (v) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries, except in the case of clauses (i), (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not, individually or in the aggregate, have a Company Material Adverse Effect or be reasonably expected to prevent the consummation by the Company of the transactions contemplated by this Agreement.

     (b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Riviera Option Agreement, the Escrow Agreement and the Riviera Merger) by the Company require no action by or in respect of, or filing with, any governmental entity, official or authority (either domestic or foreign) other than (i) the filing of articles of merger in accordance with the Nevada Merger Law, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and state securities, takeover and Blue Sky laws, (iv) obtaining all necessary gaming approvals, including those required by the Gaming Authorities, including approvals under the Gaming Laws, and (v) such additional actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Company Material Adverse Effect or be reasonably expected to prevent the consummation by the Company of the transactions contemplated by this Agreement.

     SECTION 2.7 SEC Reports. (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1994. The Company has made available to Gaming, in the form filed with the SEC, the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1995 and 1994, (ii) all Quarterly Reports on Form 10-Q filed by the Company with the SEC since January 1, 1994, (iii) all proxy statements relating to meetings of the Company's stockholders since January 1, 1994 and (iv) all Current Reports on Form 8-K and registration statements filed by the Company with the SEC since January 1, 1994 (collectively and as amended as required, the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Exchange Act, each as in effect on the dates such SEC Reports were filed. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required, as of the date hereof, to file any form, report, or other document with the SEC under
Section 12 of the Exchange Act. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports fairly present, in all material respects, in conformity with GAAP (as defined in Section 4.11 of this Agreement) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). The Company has heretofore made available or promptly will make available to Gaming a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to the SEC Reports.

     (b) Except as set forth in Schedule 2.7(b) hereto, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities set forth in the audited balance sheet of the Company dated December 31, 1996 or on the notes thereto, contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) liabilities incurred in the ordinary course of business consistent with past practice since January 1, 1997 and (iii) liabilities which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 2.8  Absence of Certain Changes. Except as set forth in Schedule
2.8 hereto, since January 1, 1997, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (ii) any incurrence, assumption or guarantees by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business, (iii) any making of any loan, advance or capital contributions to, or investments in, any other person, (iv) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (v) (x) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Reports filed and publicly available prior to the date of this Agreement, (y) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Reports filed or (z) except termination arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer, (vi) any damage, destruction or loss, whether or not covered by insurance, that would be expected to have a Company Material Adverse Effect,
(vii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to any of their assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries or any contract or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement, (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles or (ix) any other change which would have a Company Material Adverse Effect.

     SECTION 2.9 Proxy Statement. The proxy or information statement or similar materials distributed to the Company's Stockholders in connection with the Riviera Merger, including any amendments or supplements thereto (the "Proxy Statement"), shall not, at the time filed with the SEC, at the time mailed to the Company Stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Gaming specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

     SECTION 2.10 No Brokers. Except for the engagement of Ladenburg, Thalmann & Co. Inc. ("Ladenburg"), pursuant to an engagement letter, a copy of which has previously been delivered to Gaming, the fees and expenses of such engagement will be paid by the Company, the Company has not employed any broker, finder or financial advisor or incurred any liability for any brokerage fees, commissions, finders' or financial advisory fees in connection with the transactions contemplated hereby. No amendment has been or shall be made to the Company's agreement with Ladenburg that would increase the amount of fees or other compensation required thereunder.

     SECTION 2.11 Absence of Litigation. Except as disclosed in Schedule 2.11 hereto, since January 1, 1997, there has not been any action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties or the Board before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, would have a Company Material Adverse Effect. Except as disclosed in Schedule 2.11 hereto, since January 1, 1997, there has not been any action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties or the Board before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which (i) challenges or seeks to prevent, enjoin, alter or delay the Riviera Merger or any of the other transactions contemplated hereby or (ii) alleges any criminal action or inaction. Except as disclosed in Schedule 2.11 hereto, since January 1, 1997, neither the Company nor any of its subsidiaries nor any of their respective properties has been subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have a Company Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 2.12 Taxes. Except as set forth in Schedule 2.12 hereto, (a) the Company and its subsidiaries have filed, been included in or sent, all material returns, material declarations and reports and information returns and statements required to be filed or sent by or relating to any of them relating to any Taxes (as defined herein) with respect to any material income, properties or operations of the Company or any of its subsidiaries (collectively, "Returns"); (b) as of the time of filing, the Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and its subsidiaries and any other material information required to be shown therein; (c) the Company and its subsidiaries have timely paid or made provision for all material Taxes that have been shown as due and payable on the Returns that have been filed; (d) the Company and its subsidiaries have made or will make provision for all material Taxes payable for any periods that end before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (e) the charges, accruals and reserves for Taxes reflected on the books of the Company and its subsidiaries are adequate under generally accepted accounting principles to cover the Tax liabilities accruing or payable by the Company and its subsidiaries; (f) neither the Company nor any of its subsidiaries is delinquent in the payment of any material Taxes or has requested any extension of time within which to file or send any material Return (other than extensions granted to the Company for the filing of its Returns as set forth in Schedule 2.12), which Return has not since been filed or sent; (g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company or any of its subsidiaries other than those Taxes being contested in good faith by appropriate proceedings and set forth in Schedule 2.12 (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question);
(h) neither the Company nor any of its subsidiaries has granted any extension of the limitation period applicable to any material Tax claims other than those Taxes being contested in good faith by appropriate proceedings; and (i) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any person (other than the Company or its subsidiaries).

     For purposes of this Agreement, "Tax" or "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

     SECTION 2.13 Employee Benefits. (a) Schedule 2.13(a) hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, dental, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or terminated employee of the Company or any ERISA Affiliate

(the "Plans"). Schedule 2.13(a) hereto identifies each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA (the "ERISA Plans"). Neither the Company nor any ERISA Affiliate has ever maintained, administered, contributed to or had any contingent liability with respect to any employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code, other than the multiemployer plans (as defined in Section 3(37)(A) of ERISA) which are identified on Schedule 2.13(a) hereto.

     (b) With respect to each Plan, the Company has heretofore delivered or made available to Gaming true and complete copies of each of the following documents (to the extent applicable):

          (i) a copy thereof;

          (ii) a copy of the most recent annual report and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions;

          (iii) a copy of the most recent actuarial report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 106, Employer's Accounting for Non-Pension Postretirement Benefits;

          (iv) a copy of the most recent Summary Plan Description;

          (v) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

          (vi) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA, including any "withdrawal liability" (within the meaning of Section 4201 of ERISA) with respect to any Benefit Plan, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title.

     (d) Neither the Company nor any ERISA Affiliate, nor, to the knowledge of the Company, any ERISA Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust would be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a Tax imposed pursuant to section 4975 or 4976 of the Code, except for such penalties and Taxes which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (e) All contributions required to be made with respect to any ERISA Plan (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

     (f) To the knowledge of the Company, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code except where such noncompliance would not be expected to have a Company Material Adverse Effect.

     (g) Each ERISA Plan intended to be "qualified" within the meaning of section 401(a) of the Code has been drafted with the intention to be so qualified and has received a favorable determination letter from the Internal Revenue Service on or before the date hereof.

     (h) To the Company's knowledge, except as reasonably estimated and as set forth in Schedule 2.13(h), no amounts payable under the Plans as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by application of section 280G of the Code.

     (i) Except as set forth on Schedule 2.13(i) hereto, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than

(i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA).

     (j) Except as provided in Schedule 2.13(j) hereto, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

     (k) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     (l) The Company has reserved the right to amend or terminate any Plan which is a welfare benefit plan, as that term is defined in section 3(l) of ERISA.

     SECTION 2.14 Intellectual Property. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 2.14 hereto, the Company and each of its subsidiaries owns, or is licensed or has the right to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business substantially as currently conducted, to the knowledge of the Company, the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person; and, to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company and its subsidiaries, except in each case for such infringements or failures to own or be licensed as would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and any registration in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

     SECTION 2.15 Material Contracts. Except as set forth in Schedule 2.15 hereto, there are no (i) agreements of the Company or any of its subsidiaries containing an unexpired covenant not to compete or similar restriction applying to the Company or any of its subsidiaries, (ii) interest rate, currency or commodity hedging, swap or similar derivative transactions to which the Company or any of its subsidiaries is a party nor (iii) other contracts or amendments thereto that would be required to be filed and have not been filed as an exhibit to a Form 10-K filed by the Company with the SEC as of the date of this Agreement (collectively, the "Material Contracts"). Assuming each Material Contract constitutes a valid and binding obligation of each other party thereto, each Material Contract is a valid and binding obligation of the Company or a subsidiary of the Company, as the case may be. To the Company's knowledge, each Material Contract is a valid and binding obligation of each other party thereto, and each such Material Contract is in full force and effect and is enforceable by the Company or its subsidiaries in accordance with its terms, except as such enforcement may be limited by the Bankruptcy Exceptions and subject to the general principles of equity. There are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company or any of its subsidiaries (or, to the knowledge of the Company, any other party thereto) under any of the Material Contracts except for defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 2.16 Insurance. The Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is consistent with industry practice for companies (i) engaged in similar businesses and (ii) of at least similar size to that of the Company and its Subsidiaries, and has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or its subsidiaries or any of any properties owned, occupied or controlled by the Company or its subsidiaries, in such amount as reasonably deemed necessary by the Company or its subsidiaries. Schedule 2.16 hereto sets forth a complete and correct list of all material insurance policies (including a brief summary of the nature and terms thereof and any amounts paid or payable to the Company or any of its subsidiaries thereunder) providing coverage in favor of the Company or any of its subsidiaries or any of their respective properties. Each such policy is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy, except for any such failures to be in full force and effect, any such terminations, cancellations, reservations or defaults, or any such failures to give notice or present claims which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 2.17 Labor Matters. (a) Except as set forth in Schedule 2.17(a) hereto, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries and the Company has no knowledge of any material activities or proceedings (i) involving any unorganized employees of the Company or its subsidiaries seeking to certify a collective bargaining unit or (ii) of any labor union to organize any of the employees of the Company or its subsidiaries. There is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect.

     (b) Except as set forth in Schedule 2.17(b) hereto, the Company and each of its subsidiaries have paid in full, or fully accrued for in their financial statements, all wages, salaries, commissions, bonuses, severance payments, vacation payments, holiday pay, sick pay, pay in lieu of compensatory time and other compensation due or to become due to all current and former employees of the Company and each Subsidiary for all services performed by any of them on or prior to the date hereof. The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations relating to the employment of labor, including without limitation, laws, rules and regulations relating to payment of wages, employment and employment practices, terms and conditions of employment, hours, immigration, discrimination, child labor, occupational health and safety, collective bargaining and the payment and withholding of Taxes and other sums required by governmental authorities.

     SECTION 2.18 Real Property. Schedule 2.18 hereto identifies all real property owned, leased or used by the Company or its subsidiaries in the conduct of its business. Except as set forth in Schedule 2.18, the Company and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens, except for those disclosed in the financial statements and except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Company Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Company Material Adverse Effect.

     SECTION 2.19 Environmental Matters. (a) Except as set forth on Schedule 2.19(a) (i) the Company and its subsidiaries are in compliance with all Environmental Laws (as defined herein), except where the failure to be in compliance would not have a Company Material Adverse Effect, and (ii) to the best knowledge of the Company, there are not, with respect to the Company or any of its subsidiaries, any past violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, contractual obligations or other legal requirements that may give rise to any liability, cost or expense under any Environmental Laws, which liabilities, costs or expenses, either individually or in the aggregate, would have a Company Material Adverse Effect.

     (b) As used in this Section 2.19, the term "Environmental Laws" means the applicable common law and all applicable Federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of, or exposure to, chemicals, pollutants, contaminants, asbestos-containing materials or industrial, toxic or hazardous substances or wastes into the environment, as well as all applicable authorizations or codes, decrees, injunctions, judgments, licenses, orders, permits or regulations in effect thereunder.

     SECTION 2.20 Representations Complete. None of the representations or warranties made by the Company herein or in any Schedule or Exhibit hereto contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time any material fact or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF GAMING AND RAS

     Each of Gaming and RAS represents and warrants to the Company as follows:

     SECTION 3.1 Organization; Power and Authority. Each of Gaming and RAS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Gaming Material Adverse Effect (as defined herein). When used in this Agreement, the term "Gaming Material Adverse Effect" means any change or effect that would (i) be materially adverse to the business, results of operations, or financial condition of Gaming and RAS and their subsidiaries, taken as a whole, or (ii) impair the ability of Gaming and RAS to consummate the transactions contemplated hereby. Each of Gaming and RAS has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of Gaming and RAS and by the sole stockholder of each of Gaming and RAS, and no other corporate proceedings on the part of Gaming or RAS are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Gaming and RAS and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of each of Gaming and RAS, enforceable against each of Gaming and RAS in accordance with its terms, except as such enforcement may be limited by the Bankruptcy Exceptions and subject to the general principles of equity.

     SECTION 3.2 Non-Contravention; Required Filings and Consents. (a) Except as set forth on Schedule 3.2(a) hereto, the execution, delivery and performance by each of Gaming and RAS of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Riviera Option Agreement, the Escrow Agreement and the Riviera Merger) do not and will not: (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Gaming or the equivalent organizational documents of RAS, or any resolution adopted by the board of directors or stockholders of Gaming or RAS, (ii) assuming that all consents, authorizations and approvals contemplated by subsection (b) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Gaming or to RAS or any of their respective properties, (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental entity, official or authority right to revoke, withdraw, suspend, cancel, terminate or modify, any authorization that is held by Gaming or RAS or that otherwise relates to the business of, or any of the assets owned by Gaming or RAS, (iv) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which either Gaming or RAS is entitled under any provision of any agreement, contract, license or other instrument binding upon either Gaming or RAS, or allow the acceleration of the performance of, any obligation of either Gaming or RAS under any other agreement to which Gaming or RAS is a party or by which Gaming or RAS is subject or bound, or (v) result in the creation or imposition of any Lien on any asset of Gaming or RAS, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not individually or in the aggregate have a Gaming Material Adverse Effect or be reasonably expected to prevent the consummation by Gaming or by RAS of the transactions contemplated by this Agreement.

     (b) The execution, delivery and performance by Gaming and by RAS of this Agreement and the consummation of the transactions contemplated hereby (including the Riviera Option Agreement, the Escrow Agreement and the Riviera Merger) by Gaming and by RAS require no action by or in respect of, or filing with, any governmental entity, official or authority (either domestic or foreign), other than: (i) the filing of Articles of Merger in accordance with the Nevada Merger Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Exchange Act and state securities, takeover and Blue Sky laws; (iv) obtaining all necessary gaming approvals, including those required by the Gaming Authorities, including, without limitation, approvals under the Gaming Laws, if any; and (v) such additional actions or filings which, if not taken or made, would not individually or in the aggregate have a Gaming Material Adverse Effect or be reasonably expected to prevent the consummation by Gaming or by RAS of the transactions contemplated by this Agreement.

     SECTION 3.3 Absence of Litigation. Since January 1, 1997, there has not been any action, suit, claim, investigation or proceeding pending against, or to the knowledge of Gaming or RAS, threatened against, Gaming or RAS or any of their subsidiaries or any of their respective properties, or their respective boards of directors, before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, would have a Gaming Material Adverse Effect. Since January 1, 1997, neither Gaming nor RAS nor any of their subsidiaries nor any of their respective properties has been subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Gaming Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 3.4 Proxy Statement. None of the information provided by Gaming specifically for use in the Proxy Statement shall, at the time filed with the SEC, at the time mailed to the Company Stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 3.5 No Prior Activities. Since the date of its incorporation, neither Gaming nor RAS has engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

     SECTION 3.6 No Brokers. Except for Jefferies & Co., Inc. neither Gaming nor RAS has employed any broker or finder, nor has it incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     SECTION 3.7 Capitalization of Gaming. On the Closing Date and at the Effective Time, Gaming will have cash or immediately available funds in an amount not less than the sum of (i) the aggregate amount of Merger Consideration to be paid hereunder and (ii) the aggregate amount to be paid at the Effective Time pursuant to Section 1.10 hereof.

     SECTION 3.8 Representations Complete. None of the representations or warranties made by either Gaming or RAS herein or any Exhibit hereto contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time any material fact necessary in order to make the statements contained herein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1 Conduct of Business of the Company. Except as otherwise expressly provided in this Agreement, during the period from the date hereof to the Effective Time, the Company and its subsidiaries will each conduct their respective operations according to its ordinary course of business consistent with past practice, and the Company and its subsidiaries will each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, or as set forth in Schedule 4.1 hereto, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Gaming:

          (a) amend its Articles of Incorporation or Bylaws or other comparable organizational documents;

          (b) authorize for issuance, issue, pledge, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or otherwise encumber, any capital stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except as required by option agreements or the Company Stock Plan, warrants or other securities listed on Schedule 2.2, as such are in effect as of the date hereof, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or, redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries;

          (d) (i) except as set forth in Schedule 4.1(d)(i) hereto or in the ordinary course of business consistent with past practice or for the senior mortgage note offering (the "Note Offering") described in the offering circular dated August 8, 1997 (the "Note Offering Circular"), create or incur any Indebtedness (as defined herein), (ii) make any loans, advances or capital contributions to, or investments in, any other person, (iii) pledge or otherwise encumber any shares of capital stock of the Company or any of its subsidiaries, or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

          (e) except as otherwise provided in this Section 4.1, enter into any transaction, other than in the ordinary course of business consistent with past practice, or make any investment, which individually or in the aggregate exceeds the amount of $500,000;

          (f) enter into, adopt or (except as may be required by law or by the terms of any such arrangement) amend or terminate any bonus, profit-sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or benefits of any director, officer or employee, or grant any benefit or termination or severance pay to any director, officer, or employee not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options) or by law;

          (g) acquire, sell, lease or dispose of, or encumber any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction outside the ordinary course of business;

          (h) change any of the accounting principles or practices used by the Company, except as may be required as a result of a change in law, SEC guidelines or GAAP;

          (i) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (B) except in connection with the construction of a casino in Black Hawk, Colorado, authorize any new capital expenditure or expenditures which are in excess of the amounts estimated in the Company's capital expenditure budget, dated as of August 28, 1997 and the capital expenditure budget, dated as of August 28, 1997, relating to the development of the Company's property in Black Hawk, Colorado, previously provided to Gaming in excess of $500,000 or, in the aggregate, are in excess of $1,500,000; (C) settle any litigation for amounts in excess of $100,000 individually or $500,000 in the aggregate after giving effect to insurance recoveries; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (j) make any Tax election or settle or compromise any Tax liability, other than in the ordinary course of business;

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities set forth in Schedule 2.8 hereto or reflected or reserved against in the financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

          (l) terminate, modify, amend or waive compliance with any provision of any Material Contract, or fail to take any action necessary to preserve the benefits of any such Material Contract to the Company or any of its subsidiaries;

          (m) fail to comply with any laws, ordinances or other governmental regulations applicable to the Company or any of its subsidiaries, including, but not limited to, the Gaming Laws and any regulations promulgated thereunder, that may have a Company Material Adverse Effect; or

          (n) take, or agree in writing or otherwise to take, any of the actions described in this Section 4.1.

     SECTION 4.2 Proxy Statement. (a) The Company shall, as promptly as practicable following the date hereof, prepare and file the Proxy Statement with the SEC under the Exchange Act. Gaming and RAS shall use their respective reasonable best efforts to cooperate with the Company in the preparation of the Proxy Statement. As soon as practicable following completion of review of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to its stockholders who are entitled to vote at the Stockholders' Meeting. Subject to the fiduciary obligations of the Board under applicable law, the Proxy Statement shall contain the recommendation of the Board that the Company Stockholders approve this Agreement and the transactions contemplated hereby.

     (b) The Company shall use its reasonable best efforts to promptly obtain and furnish the information required to be included in the Proxy Statement and to respond promptly to any comments from, or requests made by the SEC with respect to the Proxy Statement. The Company shall promptly notify Gaming of the receipt of comments from, or any requests by, the SEC with respect to the Proxy Statement, and shall promptly supply Gaming with copies of all correspondence between the Company (or its representatives) and the SEC (or its staff) relating thereto. The Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become, or is, false or misleading; provided, however, that the Company shall first use its reasonable best efforts to consult with Gaming about the form and substance of each such correction.

     SECTION 4.3 Access to Information. (a) Subject to applicable law and the agreements set forth in Section 4.3(b), between the date hereof and the Effective Time, the Company will give Gaming and its counsel, financial advisors, auditors and other authorized representatives reasonable access (during regular business hours upon reasonable notice) to all employees, offices and other facilities and to all books and records of the Company and its subsidiaries, will permit Gaming and its counsel, financial advisors, auditors and other authorized representatives to make such inspections Gaming may reasonably require, and will cause the Company's officers and those of its subsidiaries to furnish Gaming or its representatives with such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Gaming may from time to time reasonably request. No investigation pursuant to this Section 4.3 shall affect any representations or warranties of the Company herein or the conditions to the obligations of Gaming or RAS hereunder.

     (b) The parties hereto each agree that the provisions of the Confidentiality Agreement, dated as of April 21, 1997 and attached hereto as Exhibit D (the "Confidentiality Agreement"), between the Company and Mr. Allen
E. Paulson shall apply to and be binding on Gaming and RAS, and that the terms of the Confidentiality Agreement are incorporated herein by reference.

     SECTION 4.4 Reasonable Best Efforts. Subject to the terms and conditions contained herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under all applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable. Without limiting the generality of the foregoing, the parties hereto shall cooperate with one another (i) in the preparation and filing of any required filings under the HSR Act, the Gaming Laws and the other laws referred to in Sections 2.5 and
3.2 hereof, (ii) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority is required, proper or advisable, or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts in connection with the transactions contemplated by this Agreement, (iii) in seeking to obtain any such actions, consents and waivers and in making any such filings, and (iv) in seeking to lift any order, decree or ruling restraining, enjoining, or otherwise prohibiting the Riviera Merger. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     SECTION 4.5 Public Announcements. Each of the parties hereto agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its reasonable best efforts to consult with the other party about the form and substance of such disclosure.

     SECTION 4.6 Indemnification; Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") against all losses, liabilities, expenses (including attorneys' fees), claims or damages in connection with any claim, suit, action, proceeding or investigation based in whole or in part upon the fact that such Indemnified Party is or was a director, officer or employee of the Company or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Effective Time (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by Nevada law, for a period of not less than six years following the Effective Time; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

     (b) The provisions of the Surviving Corporation Articles of Incorporation and the Surviving Corporation Bylaws with respect to indemnification and exculpation shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time are or were current or former directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

     (c) For six years after the Effective Time, the Surviving Corporation shall cause to be maintained the current policies of directors' and officers' liability insurance maintained by the Company covering the current and former directors and officers of the Company with respect to matters occurring prior to the Effective Time (provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the current and former directors and officers of the Company than the policy in effect on the date hereof with respect to acts or failures to act prior to the Effective Time (including dollar amount and scope of coverage), to the extent such policies are available; provided, that in no event shall the Surviving Corporation be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 4.6(c), any amount per annum greater than 150% of the current annual premiums paid by the Company for such insurance (which the Company represents and warrants to be not more than $225,000). If for any reason during such period the Surviving Corporation is unable to obtain such insurance for an annual premium of not more than $337,500, it shall notify William L. Westerman, who will act as authorized representative of all such directors and officers (the "Representative"). The Representative may require either that the Surviving Corporation shall (i) pay $337,500 in annual premiums for such insurance, with the insured directors and officers paying any excess, or (ii) deposit $337,500 per annum in an escrow account with an independent escrow agent as a fund to cover counsel fees and other litigation expenses of, or judgments or settlements paid by, such directors and officers for claims made against them during such six-year period by reason of their having been directors and officers of the Company or its subsidiaries prior to the Effective Time, which expenses are not paid by the Surviving Corporation pursuant to its indemnification obligations to such directors and officers.

     (d) From and after the Effective Time, no Indemnified Party shall be liable to Gaming, RAS or the Surviving Corporation (or anyone claiming rights through any of them, including Allen E. Paulson) for breach of any of the representations, warranties, covenants or agreements contained in this Agreement. It is the express understanding of the parties that the sole remedy of Gaming and RAS under this Agreement (or anyone claiming rights under this Agreement through Gaming or RAS) in the event of a breach or alleged breach by the Company of its representations, warranties, covenants or agreements, shall be to refuse to consummate the Riviera Merger, subject, however, to Gaming's rights under Article VI hereof.

     (e) This Section 4.6 is intended to benefit the Indemnified Parties and their respective heirs, executors and personal representatives, and shall be binding on the successors and assigns of the Company and the Surviving Corporation.

     SECTION 4.7 Notification of Certain Matters. The Company shall give prompt notice to Gaming and RAS, and Gaming and RAS shall give prompt notice to the Company, upon becoming aware of: (i) the occurrence or non-occurrence, of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of the Company or Gaming and RAS, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section
4.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 4.8 Termination of Stock Plans. Except as may be otherwise agreed to by Gaming and the Company, the Company Plan, the Directors' Plan, the Company Stock Plan and the Compensation Committee Plan shall terminate as of the Effective Time. Prior to the Effective Time, the Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required to: (i) effect the transactions contemplated by Section 1.10 hereof and (ii) with respect to any stock option, stock appreciation or other stock benefit plan of the Company or any of its subsidiaries not addressed by the preceding clause (i), ensure that, following the Effective Time, no participant therein shall have any right thereunder to acquire any capital stock of the Surviving Corporation or any subsidiary thereof.

     SECTION 4.9 No Solicitation. (a) The Company and its subsidiaries and affiliates will not, and the Company and its subsidiaries and affiliates will use their reasonable best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction (as defined below) with respect to the Company or any of its subsidiaries or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Alternative Transaction for the Company or any of its subsidiaries, engage in negotiations or discussions with, or provide any information or data to any person relating to any Alternative Transaction, subject to the Board's good faith determination, after consulting with outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would likely result in a breach of the Board's fiduciary duties under applicable law if such Alternative Transaction would provide the Company Stockholders with a purchase price per Share that is higher (the amount of such excess in the purchase price per Share is hereinafter referred to as the "Spread") than the Merger Consideration to be received by the Company Stockholders. The Company shall notify Gaming and RAS orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions thereof and the identity of the person making such), within twenty four hours of the receipt thereof. The Company shall, and shall cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Alternative Transaction relating to the Company or any of its subsidiaries. Notwithstanding anything to the contrary, nothing contained in this Section 4.9 shall prohibit the Company or the Board from communicating to the Company Stockholders a position as required by Rules 14d-9 and 14a-2 promulgated under the Exchange Act.

     (b) As used in this Agreement, "Alternative Transaction" shall mean any tender or exchange offer for the Common Stock or for the equivalent securities of any of the Company's subsidiaries, any proposal for a merger, consolidation or other business combination involving any such person, any proposal or offer to acquire in any manner a ten percent or more equity interest in, or ten percent or more of the business or assets of, such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such person or any subsidiary of such person; provided, however, that, as used in this Agreement, the term "Alternative Transaction" shall not apply to any transaction of the type described in this subsection (b) involving Gaming, RAS or their affiliates.

     SECTION 4.10 Projected Results. In connection with the monthly projections of the Company's consolidated statement of operations (the "Projected Results") for the twelve months ending March 31, 1998, which have been previously delivered to Gaming, the Company shall (i) deliver to Gaming, no earlier than ten and no later than five business days prior to the Closing Date, a certificate, in form satisfactory to Gaming, from the Company's Chief Executive Officer and Chief Financial Officer specifying the Company's actual monthly Consolidated EBITDA (as defined herein) since April 1, 1997 on a cumulative basis and (ii) provide Gaming, RAS and their representatives with all information which may be reasonably requested by Gaming, RAS or their representatives to allow them to verify and analyze the Consolidated EBITDA for the period of March 31, 1997 through and including the earlier of (x) the Latest Fiscal Month (as defined herein) and (y) March 31, 1998 (the "Projected Period").

     "Consolidated EBITDA" means, in each case for the Projected Period, the Consolidated Net Income (as defined herein) of the Company adjusted, (x) to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of the Company's (i) Consolidated Fixed Charges (as defined herein), (ii) consolidated income tax expense and
(iii) consolidated depreciation and amortization expense and (y) to subtract therefrom, to the extent included in the determination of Consolidated Net Income, any interest earned on any asset set aside with respect to any defeased obligation, provided that consolidated depreciation and amortization of a subsidiary of the Company that is a less than wholly owned subsidiary of the Company shall only be added to the extent of the pro rata equity interest of the Company in such subsidiary.

     "Consolidated Net Income" means, in each case for the Projected Period, the net income (or loss) of the Company (determined on a consolidated basis in accordance with GAAP) adjusted to exclude (only to the extent included in computing such net income (or loss), and without duplication): (a) all gains and not losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business, including the gain, if any, from the Company's warrants to purchase shares of common stock of Elsinore Corporation, a Nevada corporation, provided, however, that the exclusion relating to such warrants set forth in the preceding clause shall not effect the calculation of executive incentive compensation, pursuant to executive compensation agreements in effect on the date hereof, and provided, further, that the amount of executive incentive compensation, as so calculated, during the Projected Period shall be taken into account in the calculation of Consolidated Net Income, or from the issuance or sale of any capital stock), (b) the net income of an entity (other than a wholly owned subsidiary of the Company) in which the Company or any of its consolidated subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to the Company or a wholly owned subsidiary of the Company during such period, but in any case not in excess of the Company's or such wholly owned subsidiary's pro rata share of such entity's net income for such period, (c) the net income, if positive, of any consolidated subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary of the Company; provided, that, charges relating to the following expenses shall not be included: (i) the transactions contemplated by this Agreement; (ii) the offering of $175,000,000 10% First Mortgage Notes due 2004 (the "New Notes") (provided, however, that interest accrued with respect to the New Notes during the Projected Period shall be taken into account in the calculation of Consolidated Net Income), and the defeasance (the "Defeasance") as of June 1, 1998 for the price specified in the Note Offering Circular of the 11% Notes and the costs (including premium, if any) associated therewith; (iii) the transactions contemplated in the Black Hawk Agreement; (iv) the proposed public offering of shares of Common Stock which was terminated in April 1997; and (v) any costs related to the extinguishment of the Company's obligation to Bank of America.

     "Consolidated Fixed Charges" means, for the Projected Period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest expensed, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to capitalized lease obligations) of the Company and its consolidated subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness (as defined herein), (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations (as defined below), in each case to the extent attributable to such period. For purposes of this definition, (x) interest on a capitalized lease obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such capitalized lease obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness (as defined herein) represented by the guaranty by the Company or any of its subsidiaries of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Interest Swap and Hedging Obligation" means any obligation of the Company or its subsidiaries pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, the Company or its subsidiaries are entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by the Company or its subsidiaries calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any capitalized lease obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any equity interests; (d) all equity interest of such person that, by its terms or the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof), measured at the greater of its voluntary or involuntary maximum fixed repurchase price or, if there is no fixed purchase price, at fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such equity interest plus accrued and unpaid dividends; and (e) any and all deferrals, renewals, extensions, refinancing and refunding (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) (c) or (d), or this clause (e), whether or not between or among the same parties.

     "Latest Fiscal Month" means the month immediately preceding the Closing Date unless the Closing Date occurs prior to twenty-one days after a month's end, in which event, it shall mean the second preceding month.

     As used in this Agreement "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the date hereof.

     If there is a dispute as to the Company's Projected Results or the Company's actual Consolidated EBITDA, such dispute will be resolved by a "Big Six" accounting firm mutually selected by the Company and Gaming (the "Outside CPA"). The Company and Gaming will each pay 50% of the fees of the Outside CPA whose decision will be reached on an expedited basis and will be final and binding upon the parties hereto.

     SECTION 4.11 Compliance with Gaming Laws. None of Gaming, RAS or their officers, directors or stockholders will attempt to influence, direct or cause the direction of the management or policies of the Company or ROC pending receipt of all required approvals of the Gaming Authorities, pursuant to the Gaming Laws, for the transactions contemplated by this Agreement and the Riviera Option Agreement.

                                   ARTICLE V

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 5.1 Conditions to each Party's Obligation to Effect the Riviera Merger. The respective obligation of each party to effect the Riviera Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a) Any waiting period applicable to the consummation of the Riviera Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

          (b) At the Stockholders' Meeting, this Agreement shall have been approved and adopted by the affirmative vote of the holders of at least sixty percent of all Shares, excluding the Paulson Shares.

          (c) There shall not have been any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted or issued applicable to the Riviera Merger by any governmental entity which, directly or indirectly, (i) prohibits the consummation of the Riviera Merger or the transactions contemplated by the Riviera Option Agreement, (ii) prohibits or materially limits the ownership or operation by the Company, or any of its respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or seeks to compel the Company or Gaming or RAS to dispose of or hold separate any material portion of the business or assets of the Company or Gaming or RAS and its subsidiaries, taken as a whole, as a result of the Riviera Merger or any of the other transactions contemplated by this Agreement, or (iii) prohibits Gaming or RAS from effectively controlling in any material respect the business or operations of the Company, taken as a whole; provided, that the parties hereto shall have used their reasonable best efforts to cause any such statute, rule, regulation, judgment, order or injunction to be repealed, vacated or lifted.

     (d) At or prior to the Effective Time, the Company shall have irrevocably deposited the funds for the Defeasance as specified in the Note Offering.

     (e) Other than the filing of the articles of merger in accordance with the Nevada Merger Law, all licenses, permits, registrations, authorizations, consents, waivers, orders or other approvals required to be obtained, and all filings, notices or declarations required to be made by Gaming, RAS, Mr. Allen
E. Paulson, the Company and any of its subsidiaries in order to consummate the Riviera Merger and the transactions contemplated by this Agreement, and in order to permit the Company and its subsidiaries to conduct their respective business in the jurisdictions regulated by the Gaming Authorities after the Effective Time in the same manner as conducted by the Company or its subsidiaries prior to the Effective Time shall have been obtained or made.

     SECTION 5.2 Conditions to Obligations of Gaming and RAS to Effect the Riviera Merger. The obligations of Gaming and RAS to effect the Riviera Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) The Company shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

          (b) The actual Consolidated EBITDA reflected in the consolidated statement of operations of the Company for the Projected Period shall not have declined by 7.5% or more when compared to the Projected Results for the Projected Period.

          (c) The Option Sellers shall have entered into the Riviera Option Agreement concurrent with the execution of this Agreement, and the Riviera Option Agreement shall be in full force and effect and the Option Sellers shall have complied in all respects with the terms thereof;

          (d) Mr. Allen E. Paulson shall not have become deceased or Disabled (as defined herein). As used herein, "Disabled" means Mr. Allen E. Paulson's incapacity due to physical or mental illness, injury or disease, which incapacity renders him unable to perform the requisite duties of the chief executive officer of Gaming for a consecutive period of 90 days or more. Any question as to the existence, extent or potentiality of Mr. Allen
     E. Paulson's disability upon which Gaming and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company approved by Gaming and the disputing Option Sellers (each of whose approval shall not be unreasonably withheld or delayed). The determination of such physician shall be final and conclusive for all purposes of this Agreement.

          (e) Gaming shall have received such documents as Gaming or RAS may reasonably request for the purpose of (i) evidencing the accuracy at any time on or prior to the Closing Date of any of the Company's representations and warranties, (ii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iii) evidencing the satisfaction of any condition referred to in Sections 5.1 and 5.2 hereof or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.

     SECTION 5.3 Conditions to Obligations of the Company to Effect the Riviera Merger. The obligations of the Company to effect the Riviera Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) Each of Gaming and RAS shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Gaming and RAS contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties made only as of a particular date shall remain true and correct as of such particular date.

          (b) At the Closing Date, Gaming shall have in cash or immediately available funds, an amount equal to the sum of (i) the aggregate amount of Merger Consideration to be paid hereunder and (ii) the aggregate amount to be paid at the Effective Time pursuant to Section 1.10 hereof.

          (c) The Company shall have received such documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any of Gaming's and RAS' representations and warranties, (ii) evidencing the performance by Gaming and RAS of, or the compliance by Gaming and RAS with, any covenant or obligation required to be performed or complied with by Gaming and RAS, (iv) evidencing the satisfaction of any condition referred to in Sections 5.1 and 5.3 hereof, or (v) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.

                                   ARTICLE VI

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 6.1 Termination. This Agreement may be terminated and the Riviera Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Company Stockholders:

          (a) by mutual written consent of Gaming and RAS, on the one hand, and the Company, on the other hand;

          (b) by Gaming and RAS, on the one hand, and the Company, on the other hand, if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Riviera Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, that Gaming and the Company shall have used their reasonable best efforts to have such injunction lifted;

          (c) by Gaming and RAS, on the one hand, and the Company, on the other hand, at any time after April 1, 1998, (the "Termination Date") if the Riviera Merger shall not have occurred by such date; provided, that if the Riviera Merger has not occurred solely by virtue of the fact that the required approvals of one or more of the Gaming Authorities have not been obtained and the Gaming Authorities have informed Mr. Allen E. Paulson, Gaming or the Company that a review of the applications for such approvals is scheduled by the appropriate Gaming Authorities for a later date, then the Termination Date shall be extended until such approvals have been granted or denied, except that under no circumstances shall such extension continue after June 1, 1998; and, provided, further, that the right to terminate this Agreement under this subparagraph (c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Riviera Merger to have occurred by such date;

          (d) by Gaming and RAS if (i) there shall have been a breach of any representation or warranty of the Company contained herein which would have a Company Material Adverse Effect or prevent the consummation of the Riviera Merger or the transactions contemplated hereby, which shall not have been cured on or prior to ten business days following notice from Gaming of such breach, (ii) there shall have been a breach of any covenant or agreement of the Company contained herein which would have a Company Material Adverse Effect or prevent the consummation of the Riviera Merger or the transactions contemplated hereby, which shall not have been cured on or prior to ten business days following notice of such breach, (iii) the Board shall have withdrawn or modified, in a manner materially adverse to Gaming, its approval or recommendation of this Agreement, the Riviera Merger or the transactions contemplated hereby or shall have recommended, or the Company shall have entered into an agreement providing for, an Alternative Transaction, or the Board shall have resolved to do any of the foregoing, (iv) the Stockholders Meeting shall have been held and the vote described in Section 5.1(b) shall not have been obtained or (v) Mr. Allen
     E. Paulson shall have become deceased or Disabled; or

          (e) by the Company if (i) there shall have been a breach of any representation or warranty of Gaming or RAS contained herein which would have a Gaming Material Adverse Effect or prevent the consummation of the Riviera Merger or the transactions contemplated hereby, which shall not have been cured on or prior to ten business days following notice from the Company of such breach, (ii) there shall have been a breach of any covenant or agreement of Gaming or RAS contained herein which would have a Gaming Material Adverse Effect or prevent the consummation of the Riviera Merger or the transactions contemplated hereby, which shall not have been cured on or prior to ten business days following notice of such breach, (iii) the Board determines, in good faith, after consulting with outside legal counsel to the Company, that it is required, in the exercise of its fiduciary duties under applicable law, to enter into a definitive agreement with respect to an Alternative Transaction or (iv) the Stockholders Meeting shall have been held and the vote described in Section 5.1(b) shall not have been obtained.

          (f) by the Company if the Closing has not occurred within 30 days after receipt of required approvals of the Gaming Authorities; provided, however, that all of the conditions to Gaming's obligation to effect the Riviera Merger contained in Sections 5.1 and 5.2 hereof shall have been satisfied or waived by Gaming.

     SECTION 6.2 Effect of Termination; Termination Fee. (a) In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, other than pursuant to the provisions set forth in Section 6.2(b) and Section 6.3 hereof.

     (b) In the event this Agreement is terminated pursuant to Sections 6.1(d)(iii) or 6.1(e)(iii) hereof, the Company shall pay to Gaming immediately upon the closing of an Alternative Transaction an aggregate amount equal to three percent of the consideration for the equity of the Company which is received by the Company or its stockholders in the Alternative Transaction valued at the higher of the value of the consideration on the date of (i) the execution of the definitive agreement with respect to an Alternative Transaction and (ii) the closing of the Alternative Transaction (the "Termination Fee").

     (c) The ability of Gaming and RAS to terminate their obligations without triggering the right of the Company Stockholders to receive the Escrow Consideration under Section 6.1(c) is predicated upon the accuracy of the following representation and performance by Mr. Allen E. Paulson of the following agreement: (A) Mr. Allen E. Paulson has represented that prior to the execution of this Agreement, he has discussed in detail with his Nevada counsel his background and knows of no reason why he should not be able to obtain all necessary Gaming Authorities approvals prior to April 1, 1998; and (B) Mr. Allen
E. Paulson has agreed that he will pursue vigorously and will give complete and prompt attention to requests of Gaming Authorities for information and will do nothing which might delay receipt of all necessary Gaming Authorities approvals.

     SECTION 6.3 Fees and Expenses. Except as set forth herein, each party shall bear its own expenses and costs, including brokers' fees, in connection with this Agreement and the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Sections 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iii) or 6.1(e)(iii) hereof, and as a condition to such termination, the Company shall, immediately upon (i) the execution of a definitive agreement with respect to an Alternative Transaction or (ii) the approval or recommendation by the Board, directly or indirectly, of such an Alternative Transaction, reimburse Gaming, RAS and Mr. Allen E. Paulson the documented out-of-pocket expenses (the "Expenses") of Gaming, RAS and Mr. Allen E. Paulson, incurred from April 15, 1997, in connection with (i) the transactions contemplated by this Agreement and
(ii) the Letter of Intent, dated May 15, 1997, by and between Mr. Allen E. Paulson and the Company; such reimbursement and the Termination Fee being the sole remedy upon such termination.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.1 Survival. Subject to the following sentence, the representations, warranties, covenants and agreements contained herein, shall not survive beyond the Effective Time. The covenants and agreements contained herein which by their terms contemplate performance after the Effective Time (including by the

Surviving Corporation after the Riviera Merger) shall survive the Effective Time. In addition, Sections 6.2 and 6.3 hereof shall survive termination of this Agreement.

     SECTION 7.2 Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits hereto) (i) shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, except that Gaming and RAS may assign this Agreement to any of their affiliates without the prior written consent of the Company; provided, that (i) no such assignment shall relieve Gaming and RAS of their obligations hereunder if such assignee does not perform such obligations, and (ii) such assignment will not result in any delay in (a) the consummation of the transactions contemplated hereby by more than one month as determined by the Company's counsel or (b) the ability to satisfy the condition contained in Section 5.1(e) hereof by more than one month as determined by the Company's counsel; and, provided further that, such delay shall not extend beyond the Termination Date as extended under Section 6.1(c) hereof.

     SECTION 7.3 Amendment. This Agreement may be amended by action taken by the Company, Gaming and RAS at any time before or after adoption of the Riviera Merger by the Company Stockholders but, after any such approval, no amendment shall be made which decreases the Merger Consideration or changes the form thereof or which adversely affects the rights of the Company Stockholders hereunder without the approval of the Company Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.4 Extension or Waiver. At any time prior to the Effective Time, the Company, on the one hand, and Gaming, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii), subject to applicable law, waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     SECTION 7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier with receipt requested, by facsimile transmission (with receipt confirmed by telephone) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

        if to Gaming:

          P.O. Box 9660
          Rancho Santa Fe, CA 92067
          Fax: (619) 756-3194
          Attention: Mr. Allen E. Paulson

        with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          300 South Grand Avenue
          Los Angeles, California 90071
          Fax (213) 687-5600
          Attention: Brian J. McCarthy, Esq.

        if to the Company:

          2901 Las Vegas Boulevard South
          Las Vegas, Nevada 89109
          Fax: (702) 794-9277
          Attention: Mr. William L. Westerman
        with a copy to:

          Dechert Price & Rhoads
          30 Rockefeller Plaza
          New York, New York 10112
          Fax: (212) 698-3599
          Attention: Fredric Klink, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in the manner set forth above.

     SECTION 7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to jurisdiction of the courts of the State of Nevada and of the United States of America located in the State of Nevada for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby.

     SECTION 7.7 Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as set forth in Section 4.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, that, in addition to Gaming and RAS, the Option Sellers are intended beneficiaries of the representation and warranty contained in Section 2.4 hereof.

     SECTION 7.8 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or RAS acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Riviera Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or RAS, all such deeds, bills of sale, assignments, assumption agreements and assurances, and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 7.9 Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 7.10 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

     SECTION 7.11 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 7.12 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (c) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (d) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, fifty percent or more of the stock or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

     SECTION 7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the date first above written.

                                          R&E GAMING CORP.

                                          By:     /s/ ALLEN E. PAULSON

                                            ------------------------------------
                                            Name: Allen E. Paulson
                                            Title: President

                                          RIVIERA ACQUISITION SUB, INC.

                                          By:     /s/ ALLEN E. PAULSON

                                            ------------------------------------
                                            Name: Allen E. Paulson
                                            Title: President

                                          RIVIERA HOLDINGS CORPORATION

                                          By:   /s/ WILLIAM L. WESTERMAN

                                            ------------------------------------
                                            Name: William L. Westerman
                                            Title: President

                                                                       EXHIBIT A

                                                                      TO ANNEX A


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         RIVIERA ACQUISITION SUB, INC.

     Pursuant to ss. 78.385 of the Nevada Revised Statutes (the "NRS"), the undersigned, being at least two-thirds of the Board of Directors of Riviera Acquisition Sub, Inc., a Nevada corporation (the "Corporation"), do hereby declare and state as follows:

     1. That the Articles of Incorporation of the Corporation were duly filed with the Nevada Secretary of State on July 1, 1997.


     2. That this amendment of the Articles of Incorporation of the Corporation was approved by unanimous written consent of the holders of capital stock of the Corporation.


     3. That the Articles of Incorporation of the Corporation are hereby amended in their entirety, as follows:

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         RIVIERA ACQUISITION SUB, INC.

                                   ARTICLE 1

                                      NAME

     The name of the Corporation is Riviera Acquisition Sub, Inc.

                                   ARTICLE 2

                  INITIAL RESIDENT AGENT AND REGISTERED OFFICE

     The name of the initial resident agent of the Corporation, is The Corporation Trust Company of Nevada, resident of the State of Nevada whose business address is One East First Street, Reno, Nevada 89501.

                                   ARTICLE 3

                                 CAPITAL STOCK

     SECTION 3.1 Authorized Shares. The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is 1,000 shares of common stock with a par value of $.001 per share (the "Common Stock").

     SECTION 3.2 Assessment of Shares. The capital stock of the Corporation, after the amount of the subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no capital stock issued as fully paid up shall ever be assessable or assessed.

     SECTION 3.3 Denial of Preemptive Rights. No stockholder of the Corporation shall have any preemptive or other right, by reason of his status as a stockholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the capital stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to stockholders pursuant to NRS ss.ss. 78.265, 78.267 or any successor statute.

                                   ARTICLE 4

                                   DIRECTORS

     SECTION 4.1 Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

     SECTION 4.2 Initial Board of Directors. The initial Board of Directors shall consist of one member.

     SECTION 4.3 Names and Addresses. The name and address of the person who is to serve as Director until the first annual meeting of the stockholders, or until his successor shall have been elected and qualified, is as follows:


      NAME                          ADDRESS
-----------------        -----------------------------
Allen E. Paulson         c/o Skadden, Arps, Slate,
                         Meagher & Flom LLP
                         300 S. Grand Avenue
                         Los Angeles, CA 90071
                         Attention: Brian J. McCarthy


     SECTION 4.4. Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the bylaws of the Corporation.

                                   ARTICLE 5

                      LIABILITY OF DIRECTORS AND OFFICERS

     SECTION 5.1 Limitation of Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the Corporation for:

          (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

          (b) The payment of distributions in violation of NRS ss. 78.300.

     SECTION 5.2 Payment of Expenses. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the Corporation in its bylaws or by agreement, the reasonable expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

     SECTION 5.3  Repeal And Conflicts. Any repeal or modification of this
Section 5 approved by the stockholders of the Corporation shall be prospective only. In the event of any conflict between this Article 5 and any other Article of the Corporation's Articles of Incorporation, the terms and provisions of this
Article 5 shall control.

                                   ARTICLE 6

                       COMPLIANCE WITH GAMING CONTROL ACT

     All of the directors of the corporation shall be subject to, and the composition of the Board of Directors shall be in compliance with, the requirements and qualifications imposed by the Nevada Gaming Control Act NRS ss.
463.010 et seq., as amended from time to time), or any successor provision of Nevada law, and the regulations promulgated thereunder, and the rules and regulations of any governmental agency responsible for the licensing and regulation of gaming operations, including without limitation, the Nevada State Gaming Control Board, the Nevada State Gaming commission and the Clark County Liquor and Gaming Licensing Board.

                                   ARTICLE 7

                                 MISCELLANEOUS

     The corporation shall not be governed by the provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, or Sections 78.411 to 78.444, inclusive.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have executed these Amended and Restated Articles of
Incorporation of the Corporation as of September   , 1997.

                                          --------------------------------------
                                                     Allen E. Paulson
                                            President, Secretary and Treasurer

EXHIBIT B

TO ANNEX A


                                     BYLAWS
                                       OF
                         RIVIERA ACQUISITION SUB, INC.

                                   ARTICLE I

                                 IDENTIFICATION

     SECTION 1.1 Name. The name of the corporation is Riviera Acquisition Sub, Inc.

     SECTION 1.2 Registered Office and Resident Agent. The address of the registered office of the corporation is One East First Street, Reno Nevada 89501; and the name of the resident agent at this address is The Corporation Trust Company of Nevada.

     SECTION 1.3 Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December next following.

                                   ARTICLE II

                                     STOCK

     SECTION 2.1 Issuance of Shares. Shares of stock may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

     SECTION 2.2 Payment of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation such shares shall be deemed to be fully paid and non-assessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

     SECTION 2.3 Certificates Representing Shares. Each holder of the shares of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     SECTION 2.4 Transfer of Stock. The corporation shall register a transfer of a stock certificate presented to it for transfer if;

          (a) Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

          (b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the corporation;

          (c) Adverse Claims. The corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

          (d) Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.

                                  ARTICLE III

                                THE STOCKHOLDERS

     SECTION 3.1 Place of Meetings. Meetings of the stockholders of the corporation may be held at its registered office in the State of Nevada or at any other place within or without the State of Nevada as may be designated in the notice thereof.

     SECTION 3.2 Annual Meetings. Unless the stockholders shall have executed and delivered a written consent electing at least one-fourth of the directors annually, the annual meeting of the stockholders shall be held each year at the principal office of the corporation at the hour of 10:00 o'clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

     SECTION 3.3 Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     SECTION 3.4 Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a stockholder in writing of notice of a stockholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

     SECTION 3.5 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders, unless a greater number is required by applicable law.

     SECTION 3.6 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its creation, unless otherwise provided in the proxy.

     SECTION 3.7 Action Without A Meeting. Any action that may be taken at a meeting of the stockholders, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the stockholders, or the members of the committee, holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

     SECTION 4.1 Number and Qualifications. The business and affairs of the corporation shall be managed by a Board of one or more Directors. The number of directors may be increased or decreased from time to time and at any time by the stockholders, or Board of Directors.

     SECTION 4.2 Election. Members of the initial Board of Directors shall hold office until the first annual meeting of stockholders and until their successors shall have been elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. Notwithstanding anything herein to the contrary, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

     SECTION 4.3 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board of Directors, and by the affirmative vote of the majority of the stockholders entitled to vote for the election of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

     SECTION 4.4 Place of Meeting. The Board of Directors, annual, regular or special, may be held either within or without the State of Nevada.

     SECTION 4.5 Annual Meetings. Immediately after the annual meeting of the stockholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

     SECTION 4.6 Other Meetings. Other meetings of the Board of Directors may he held upon notice by letter, telegram, facsimile, cable, or radiogram, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

     SECTION 4.7 Quorum. A majority of the number of directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

     SECTION 4.8 Action Without A Meeting. Any action that may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.

                                   ARTICLE V

                                  THE OFFICERS

     SECTION 5.1 Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the directors. No person shall be prohibited from concurrently holding more than one office or from being the sole officer of the corporation.

     SECTION 5.2 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise; the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

     SECTION 5.3 The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

     SECTION 5.4 The President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of stockholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as these Bylaws provide or the Board of Directors may prescribe. The President shall have full authority to execute powers in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

     SECTION 5.5 The Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Bylaws provide or the Board of Directors may prescribe.

     SECTION 5.6 The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

     SECTION 5.7 The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     SECTION 5.8 Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the corporation, provided a majority of the full Board of Directors concurs.

                                   ARTICLE VI

                  NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

     SECTION 6.1 Negotiable Instruments, Deeds, and Contracts. All checks, drafts, notes bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owed by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Vice President, Secretary, or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders' meeting of the other corporation by the President of the corporation, if he be present; or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy, designate to represent the corporation at such stockholders meeting.

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.1 Indemnification of Directors and Officers. (i) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative.

     (ii) Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The indemnification provided for herein shall include, but not be limited to, the right to reimbursement from the corporation for all reasonable costs and expenses incurred by the Indemnitee in connection with the Proceeding. The corporation shall promptly reimburse such costs and expenses upon submission by the indemnitee of invoices or other evidence of such costs and expenses, in form satisfactory to the corporation.

     (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

     SECTION 7.2 Indemnification of Employees and Other Persons. The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees, agents and other persons as though they were Indemnitees.

     SECTION 7.3 Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

     SECTION 7.4 Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

     SECTION 7.5 Other Financial Arrangements. The other financial arrangements which may be made by the corporation may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets (including cash) of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

     SECTION 7.6 Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud:

          (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (ii) the insurance or other financial arrangement:

             (A) is not void or voidable; and

             (B) does not subject any director approving it to personal liability for his action,

even if a director approving the insurance or other financial arrangement is a beneficiary of even the insurance or other financial arrangement.

     SECTION 7.7 Amendment. The provisions of this Article relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the vote of a majority of the directors of the corporation then serving, or (b) by the stockholders as set forth in Article VII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

     SECTION 7.8 Changes in Nevada Law. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that
(a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation's Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                  ARTICLE VIII

                                   AMENDMENTS

     SECTION 8.1 The power to alter, amend or repeal these Bylaws, or adopt new Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

     I hereby certify that the foregoing Bylaws are a true and correct copy of
the Bylaws of Riviera Acquisition Sub, Inc. as adopted on the      day
September, 1997.

                                          --------------------------------------
                                               Allen E. Paulson, Secretary

                                                                         ANNEX B

                                                     ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of September 15, 1997 (this "Agreement"), by and among R&E Gaming Corp., a Delaware corporation ("Gaming"), Riviera Holdings Corporation, a Nevada corporation (the "Company"), and State Street Bank and Trust Company of California, N.A., as escrow agent (the "Escrow Agent").

                                   RECITALS:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Gaming is entering into (i) the Agreement and Plan of Merger (the "Riviera Merger Agreement") with Riviera Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Gaming ("RAS") and the Company, pursuant to which RAS has agreed to merge with and into the Company (the "Riviera Merger"), whereupon the separate existence of RAS shall cease and the Company shall continue as the surviving corporation and shall be a wholly owned subsidiary of Gaming, upon the terms and subject to the conditions set forth in the Riviera Merger Agreement and (ii) the Option and Voting Agreement (the "Riviera Option Agreement"), with Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of certain investment accounts identified on the signature pages thereto ("Morgens, Waterfall"), Keyport Life Insurance Company, on behalf of a certain investment account identified on the signature pages thereto ("Keyport") and SunAmerica Life Insurance Company, an Arizona corporation ("SunAmerica," and together with Morgens, Waterfall and Keyport, the "Option Sellers"); and

     WHEREAS, as a condition to the execution and delivery of the Riviera Merger Agreement and the Riviera Option Agreement, Gaming and the Company desire and have agreed to enter into this Agreement, to, among other things, appoint the Escrow Agent and set forth the terms for the payment or return, as applicable, of the Escrow Consideration (as defined in Section 1 hereof);

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1 Appointment of Escrow Agent. (a) The Escrow Agent is hereby appointed by each of Gaming and the Company and the Escrow Agent hereby accepts its appointment to act as escrow agent for Gaming and the Company with respect to the escrow consideration (the "Escrow Consideration") deposited on the date hereof, and on such other dates as set forth in (ii) below, into this escrow ("Escrow"), consisting of (i) cash or one or more letters of credit in substantially the form attached hereto as Exhibit A (the "Riviera Letter of Credit"), issued by City National Bank (the "LC Issuer"), in the amount of $4,666,755, plus interest in an amount equal to 7% per annum on $23,333,775 from June 1, 1997 through the date immediately preceding the execution date hereof and (ii) cash or letters of credit (the "Additional Amounts" and, together with the Riviera Letter of Credit, the "Letters of Credit"), each such Additional Amount in the amount of $4,474.97 multiplied by the number of days in the month prior to each Anniversary Date (as defined below) (except as set forth below), to be deposited into Escrow and to become part of the Escrow not later than the fifth business day following each monthly anniversary (an "Anniversary Date") of the date hereof, until (and upon) the occurrence of (x) the time that the articles of merger are filed with the Secretary of State of the State of Nevada in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes, or such later date as set forth in such filing, but in no event later than April 1, 1998, unless extended as provided in Section 6.1(c) of the Riviera Merger Agreement (the "Effective Time") or (y) the termination (the "Termination") of the Riviera Merger Agreement in accordance with Article VI thereof (the date on which the earlier of (x) or (y) shall occur is hereinafter referred to as the "Escrow Termination Date"); provided, that, if the Effective Time or the Termination, as applicable, shall occur on a date other than an Anniversary Date, the Additional Amount for the period from the last Anniversary Date with respect to which an Additional Amount was deposited into Escrow, to the date immediately preceding the Effective Time or the Termination, as applicable (the "Partial Period"), shall be in an amount equal to $4,474.97, multiplied by the number of days in the Partial Period. Immediately upon the occurrence of the Effective Time or the

Termination, as applicable, Gaming shall furnish to the Escrow Agent a certificate setting forth the particulars of such event and the date on which it occurred.

     (b) If any part of the Escrow Consideration consists of cash ("Cash"), immediately upon the receipt of any Cash, any Escrow Agent shall deposit such Cash in a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations of the United States or its agencies. All interest earned in such account (the "Cash Interest") shall be for the benefit of Gaming, shall not be part of the Escrow Consideration and shall be paid to Gaming at the same time as the delivery or release of the Escrow Consideration or the funds underlying the Escrow Consideration.

     SECTION 2 Treatment of Letters of Credit. The Letters of Credit shall be delivered to and held by the Escrow Agent until (i) the funds issued to the Escrow Agent from the LC Issuer pursuant to the Letters of Credit are paid as provided in Section 3 hereof to the holders (the "Stockholders") of outstanding shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, other than shares of Common Stock beneficially owned by the Option Sellers, Gaming, RAS or Mr. Allen E. Paulson (the "Disqualified Holders") or
(ii) the Escrow Consideration, together with the Cash Interest, if any, are returned to Gaming as provided in Section 4 hereof (in which case the Letters of Credit shall immediately be terminated and cancelled and the cash portion, if any, thereof returned to Gaming).

     The Escrow Agent may assume without inquiry that no Stockholder is a Disqualified Holder until it receives (and has a reasonable opportunity to act upon) a certificate setting forth the identity of each Disqualified Holder and how and by whom his or her shares of Common Stock are held.

     SECTION 3 Delivery of Escrow Consideration Funds to the Stockholders. Upon the receipt of a certificate from the Company, certifying that the Riviera Merger Agreement has been terminated pursuant to a termination event which is not a Non-Payment Termination Event (as defined herein) (the "Company Certificate") (a copy of which shall be simultaneously delivered to Gaming), the Escrow Agent shall deliver notice to the LC Issuer as provided in the Letters of Credit (the "Notice") and, upon receipt of the funds from the Letters of Credit, shall deliver such funds to the Company (upon the Company's receipt of such funds from the Escrow Agent, the Company shall distribute such funds to the Stockholders, other than the Disqualified Holders), subject to the provisions of
Section 5 hereof, and shall pay to Gaming the Cash Interest, if any; provided, that, the Escrow Agent shall not make a request for payment pursuant to the Letters of Credit if the Escrow Agent has received from Gaming, within ten business days following receipt by Gaming of the Company Certificate, a certificate contesting the action to be taken by the Escrow Agent (a "Gaming Contesting Certificate"), in which case the Escrow Agent shall not deliver the Notice to the LC Issuer. A "Non-Payment Termination Event" shall mean the termination of the Riviera Merger Agreement pursuant to Sections 6.1(a), 6.1(b), 6.1(c) (because of the failure to satisfy Sections 5.1(a), 5.1(c), 5.1(d), 5.2(b), or 5.2(c)), 6.1(d), 6.1(e)(iii) or 6.1(e)(iv) thereof. In addition, in the event that the Riviera Merger Agreement is terminated pursuant to Section 6.1(c) because of the failure of Gaming, RAS or Mr. Allen E. Paulson to obtain the required approvals of the Gaming Authorities, then such event shall constitute a Non-Payment Termination Event, unless Mr. Allen E. Paulson is in breach of his representation and covenant contained in Section 6.2(c) of the Riviera Merger Agreement. The Escrow Agent may rely on a Company Certificate without inquiry and need not verify that any of the events described therein actually occurred.

     SECTION 4 Delivery of Escrow Consideration to Gaming. Upon the receipt of a certificate from Gaming certifying that (a) the Effective Time has occurred or
(b) the Riviera Merger Agreement has been terminated other than in a manner pursuant to which the Escrow Consideration funds are to be delivered to the Stockholders in accordance with Section 3 hereof (the "Gaming Certificate") (a copy of which shall be simultaneously delivered to the Company), the Escrow Agent shall immediately deliver the Escrow Consideration, together with the Cash Interest, if any, to Gaming, and the Escrow shall promptly terminate; provided, that the Escrow Agent shall not deliver the Escrow Consideration and the Cash Interest to Gaming if the Escrow Agent has received from the Company, within ten business days following receipt by the Company of the Gaming Certificate, a certificate contesting the action to be taken by the Escrow Agent (a "Company Contesting Certificate").

     SECTION 5 Disputes. In the event a Gaming Contesting Certificate or a Company Contesting Certificate has been delivered to the Escrow Agent, the Escrow Agent shall not make the request for payment for the LC Issuer under Section 3 hereof or the payment under Section 4 hereof and the dispute shall be resolved by arbitration in Las Vegas, Nevada, by the American Arbitration Association. Each of the Company and Gaming shall be entitled to select one arbitrator and such arbitrators shall select a third arbitrator who shall act as the chairman of the arbitration panel. If either Gaming or the Company shall fail to appoint an arbitrator within 10 days after notice of commencement of the arbitration, or the chairman of the arbitration panel shall not have been selected within 10 days after the selection by the parties of the two arbitrators, then the arbitrator or arbitrators in question shall be selected by the American Arbitration Association. The decision of the arbitration panel shall be final and binding and the fees of the arbitrators shall be borne by the party which loses the arbitration. If the prevailing party is the Company, the Escrow Agent shall continue to include the Additional Amounts referred to in clause (ii) of Section 1 hereof.

     SECTION 6 Escrow Agent Expenses. All fees of the Escrow Agent for establishing and holding Escrow and paying out the Escrow Consideration shall be borne equally by the Company and by Gaming. The Escrow Agent shall receive the fees provided in Exhibit B annexed hereto.

     SECTION 7 Limitations on Escrow Agent's Liability and Duties. (a) The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto. This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

     (b) The Escrow Agent may act in reliance upon any instruction, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing, delivered to it by any other party in accordance with the provisions of Section 10 hereof, without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

     (c) The Company agrees to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, reasonable attorneys' fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expenses arise from its willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction.

     (d) The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. The Company agrees to reimburse the Escrow Agent on demand for reasonable legal fees, disbursements and expenses.

     (e) The Escrow Agent shall be under no duty to give the property held in Escrow by it hereunder any greater degree of care than it gives its own similar property.

     (f) In the event of any disagreement between/among any of the parties to this Agreement, or between/ among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the Escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

     (g) Before the Escrow Agent makes any distribution of Escrow Consideration, Cash Interest or any other amount distributable by it pursuant to this Agreement, it may require the recipient to first deliver to the Escrow Agent an IRS Form W-9 or such other documentation as may be required by the Escrow Agent to permit it to report the distribution to the appropriate tax authorities.

     SECTION 8 Successor Escrow Agent. (a) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of the Escrow Agent in its individual capacity (including the trust established by this Agreement) may be transferred, shall be the Escrow Agent under this Agreement without further act.

     (b) The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following thirty days written notice to the other parties hereto. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder. On the effective date of such resignation, the Escrow Agent shall deliver this Agreement together with any and all related instruments or documents to any successor Escrow Agent agreeable to the parties hereto. If a successor Escrow Agent has not been appointed prior to the expiration of thirty days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

     SECTION 9 Termination; Survival. This Agreement may be terminated upon the joint written instructions of the Company, Gaming and the Escrow Agent, or upon the release of the Escrow Consideration as otherwise specified herein. Notwithstanding any such termination, the provisions of Section 7 hereof shall survive for a period of one year following termination.

     SECTION 10 Compliance. Strict compliance shall be required with each and every provision of this Agreement, it being understood and agreed that no party shall have any right to receive the items held in escrow by the Escrow Agent, except as specifically contemplated herein. The parties hereto agree that failure to perform the obligations hereunder and abide by the conditions set forth in this Agreement shall result in irreparable damage and that monetary damages shall be inadequate to compensate therefor. Accordingly, the parties hereby agree that, in addition to any other rights, remedies or damages available hereunder, at law or in equity, any party hereto shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such failure or threatened failure or to specific performance to enforce these obligations and conditions as may be obtained by suit in equity.

     SECTION 11 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier with receipt requested, by facsimile transmission (with receipt confirmed by automatic transmission report), or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

     (a) if to Gaming, to:

       P.O. Box 9660
       Rancho Santa Fe, CA 92067
       Fax: (619) 756-3194
       Attention: Mr. Allen E. Paulson

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       300 South Grand Avenue, Suite 3400
       Los Angeles, California 90071
       Fax (213) 687-5600
       Attention: Brian J. McCarthy, Esq.

     (b) if to the Company, to:

         2901 Las Vegas Boulevard South
        Las Vegas, Nevada 89109
        Fax: (702) 794-9277
        Attention: Mr. William L. Westerman

        with a copy to:

        Dechert Price & Rhoads
        30 Rockefeller Plaza
        New York, NY 10112
        Fax: (212) 698-3599
        Attention: Fredric Klink, Esq.

     (c) if to the Escrow Agent, to:

       State Street Bank and Trust Company
         of California, N.A.
       725 South Figueroa Street
       Suite 3100
       Los Angeles, CA 90017
       Fax: (213) 362-7357
       Attention: Corporate Trust Department
                (R&E Gaming Corp. 1997 Escrow)

Notwithstanding the foregoing, notices to the Escrow Agent shall be effective only upon receipt.

     SECTION 12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to jurisdiction of the courts of the State of Nevada and of the United States of America located in the State of Nevada for any litigation arising out of or relating to this Agreement (and the transactions contemplated hereby).

     SECTION 13 Assignment. Except as set forth in Section 8 hereof, this Agreement may not be assigned by either party hereto without the prior written consent of each of the other parties hereto, except that Gaming may assign this Agreement to any of its affiliates without the prior written consent of the other parties hereto; provided, that, no such assignment shall relieve Gaming of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 14  Miscellaneous.

     (a) Subject to Section 6 hereof, the Escrow Agent hereby waives any and all rights to offset it may have against Gaming, the Company, or any other person or entity with respect to any amounts held in Escrow.

     (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                          R&E GAMING CORP.


                                          By: /s/  ALLEN E. PAULSON

                                            ------------------------------------
                                            Name: Allen E. Paulson
                                            Title: President

                                          RIVIERA HOLDINGS CORPORATION


                                          By: /s/  WILLIAM L. WESTERMAN

                                            ------------------------------------
                                            Name: William L. Westerman
                                            Title: President

                                          STATE STREET BANK AND TRUST
                                          COMPANY OF CALIFORNIA, N.A.,
                                          as Escrow Agent


                                          By: /s/  JEANIE MAR

                                            ------------------------------------
                                            Name: Jeanie Mar
                                            Title: Assistant Vice President

                                                                       EXHIBIT A

                                                                      TO ANNEX B


                     ATTACHMENT TO STANDBY L/C APPLICATION

ISSUING BANK LETTERHEAD               DATE: (date of l/c)

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: (l/c Number)

BENEFICIARY:                                    APPLICANT:
(beneficiary name & address)                    (applicant name & address)

DATE AND PLACE OF EXPIRY: date/month/year

AT OUR COUNTERS

AMOUNT: (currency amount of l/c)

GENTLEMEN:

     WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AVAILABLE BY PAYMENT OF YOUR DRAFTS AT SIGHT DRAWN ON CITY NATIONAL BANK INTERNATIONAL DEPARTMENT, LOS ANGELES, CALIFORNIA AND ACCOMPANIED BY THE DOCUMENTS AS SPECIFIED BELOW:

     1. THIS ORIGINAL STANDBY LETTER OF CREDIT, AND AMENDMENT(S) IF ANY.

     2. BENEFICIARY'S SIGNED AND DATED STATEMENT WORDED AS PER ATTACHED EXHIBIT.

     EACH DRAFT DRAWN HEREUNDER MUST STATE "DRAWN UNDER CREDIT NUMBER
     (            NUMBER) OF CITY NATIONAL BANK, LOS ANGELES, CALIFORNIA.

     WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED FOR PAYMENT AT THE OFFICE OF CITY NATIONAL BANK INTERNATIONAL DEPARTMENT, 606 SOUTH OLIVE STREET SUITE 300, LOS ANGELES, CALIFORNIA 90014 ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

     EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

                                          SINCERELY,

                                          --------------------------------------
                                          (authorized bank signature)

                                          Standby Wording Approval
                                          Print Name:

                                          --------------------------------------
                                          Authorized Signature -- Date

                              ESCROW AGENT NOTICE


     The undersigned, a duly authorized officer of State Street Bank and Trust Company of California, N.A. (the "Escrow Agent"), hereby certifies to City National Bank (the "Bank") with reference to irrevocable letter of credit No.
          (the "Letter of Credit") issued by the Bank that the Escrow Agent is delivering Notice (as such term is defined in the Escrow Agreement, dated as of
September   , 1997 by and among R & E Gaming Corp., a Delaware corporation,
Riviera Holdings Corporation and the Escrow Agent (the "Escrow Agreement")) in full compliance with the terms and provisions of Section 3 of the Escrow Agreement.

     Demand is hereby made under the Letter of Credit for $          . Please
remit payment to State Street Bank and Trust Company of California, N.A.,
account number           , at           , ABA No.           , REF:
               .

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B

                                                                      TO ANNEX B


STATE STREET                      Jenni Minardi
                               Vice President
September 10, 1997       State Street Bank and Trust
                     Company of California, N.A.
                     Corporate Trust
                     725 South Figueroa Street, Suite 3100
                     Los Angeles, CA 90017
                     Telephone: (213) 362-7313
                     Facsimile: (213) 362-7301
Ms. Sue Winchester
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071-3144
RE:  ESCROW SERVICES
     R&E GAMING CORPORATION AND
     RIVIERA HOLDING CORPORATION

Dear Ms. Winchester:

     On behalf of State Street Bank and Trust Company of California, N.A., I am pleased to submit the following proposal to serve as Escrow Agent on the above-referenced financing:

Acceptance Fee:                                $1,000.00

     This is one-time charge, payable upon funding, includes acceptance of responsibilities and duties as Escrow Agent, review of the Escrow Agreement and supporting documents, liaison with Corporate Officials and Counsel.

Annual Administration Fee:                     $2,000.00

     Payable at funding and annually thereafter, if applicable. Compensates State Street for administrative services in accordance with the Escrow Agreement.

Outside Counsel:                               $754.00 Capped
Letter of Credit Draws:                        $250.00 each draw
Claims (if applicable):                        $250.00 each claim
Preparation of 1099's                          $  5.00 each 1099

Other Fees:

     See attached schedule of "Ancillary Fees"

Extraordinary Services (as requested):

     Such as manually created spreadsheets, reports or certificates required under the governing documents and any other extraordinary request not covered by the Annual Administration Fee.

Out-of-Pocket Expense:                        Billed at cost

     These expenses are those incurred by us on your behalf to effectively service your account on a day-to-day basis. We will only charge for expenses that can be directly identified to costs associated with your specific trust account, e.g. wires at $20.00 each, excessive faxes, postage and travel costs to attend closing and/or meetings.

     This proposal is subject to State Street's review of all documents and acceptance of a definitive agreement. Should the characteristics of the Escrow Agent Services differ materially from the assumptions stated in the request for proposal letter dated September 4, 1997, State Street reserves the right to adjust its fee proposal. This proposal is a confidential document and should not be duplicated and/or distributed.

     In closing, State Street recognizes our role in providing our customers with value-added trust services. We accept the serious responsibility we have to support the Corporations so that the Corporations, in turn, can meet its goals under the Escrow Agreement. Should you have any questions regarding our services or the fees quoted herein, please do not hesitate to contact me.

                                          Very truly yours,

                                          Jenni Minardi
                                          Vice President

INVESTMENT FEES:
  Securities delivered book-entry.........................  $65.00 per Purchase
  Securities delivered physical...........................  $100.00 per Purchase
  Securities sold.........................................  $65.00 per Sale (Prior to maturity)
  Securities sold physical................................  $100.00 per Sale (Prior to maturity)
  Competitive Bid -- 3 brokers............................  $25.00 per Bid Process
Money Market Funds........................................  $40.00 per Purchase and per Sale
  Reinvestment of income..................................  $20.00 per receipt
  Reconcilement of Confirmation Statements................  $25.00 per Statement
Money Market Funds with compensating fees to SSB..........  No Charge
Investment Contracts/Flexible Repurchase Agreements:
  Document review -- No Collateral........................  $750.00 (includes counsel review)
  Document review -- Collateral...........................  $1,000.00 (includes counsel review)
  Income verification, collection and reporting...........  $25.00 per Posting
  Maintenance of Collateral...............................  $25.00 per Delivery or Receipt
  Mark to Market..........................................  $500.00 Annually per account
Forward Float Contract....................................  $750.00 (includes counsel review)
  Legal Opinion, if required..............................  $1,000.00
WIRE FEE: (Investment-related wires at no charge).........  $20.00 each
UCC FEES:
  Copying.................................................  $5.00
  CSC Networks/Prentice hall..............................  $100.00
MICROFICHE COPYING FEE:...................................  $2.00 per Page ($25 Minimum)
ACCOUNTING STATEMENTS: (Two recipients at no charge)......  $5.00 per Recipient (in excess of two)
FAX: (Five pages at no charge)............................  $2.00 per Page (in excess of five)
T-1 PREPARATION:..........................................  $500.00
AGREEMENT COPYING:........................................  $.20 per Page ($25 Minimum)
AUDIT CONFIRMATION:.......................................  $25.00
POSTAGE:
  Bondholder Notices......................................  At cost
  Monthly Statements:
     General Obligation Bond Issues.......................  $15.00 annually per recipient
     All Others...........................................  $30.00 annually per recipient
FUND DISBURSEMENT FEE:....................................  $15.00 per Requisition, plus $3.75 per Payee
DIC BOOK-ENTRY TENDERED BONDS:............................  $50.00 per Bond tendered
NON-BOOK ENTRY REGISTRATION FEE:
  Issuance and Transfer $.................................  $2.00 each
  Maintenance of Registered Holder Accounts...............  $6.00 per Account
  Interest Payment........................................  $.50 per Check issued
  Principal Payment:
     At maturity..........................................  $2.50 per Certificate
     Call prior to maturity...............................  $3.50 per Certificate
PREPARATION OF NOTICE AND LOTTERY CALLS:
  Book-Entry issue........................................  No Charge
  Non-Book-Entry issue....................................  $500.00 per Notice
BONDHOLDERS LIST..........................................  $60.00 per List
EXTRAORDINARY SERVICES:...................................  Billed at Cost
OUT-OF-POCKET EXPENSE:....................................  Billed at Cost  Dated 08/07/97

                                                                         ANNEX C
================================================================================

                          OPTION AND VOTING AGREEMENT

                                  BY AND AMONG

                               R&E GAMING CORP.,

                                 AS PURCHASER,

                                      AND

                 MORGENS, WATERFALL, VINTIADIS & COMPANY, INC.,
                         KEYPORT LIFE INSURANCE COMPANY
                       SUNAMERICA LIFE INSURANCE COMPANY,
                   ON BEHALF OF CERTAIN INVESTMENT ACCOUNTS,
                                   AS SELLERS

                         DATED AS OF SEPTEMBER 15, 1997

================================================================================

                          OPTION AND VOTING AGREEMENT

     OPTION AND VOTING AGREEMENT (this "Agreement"), dated as of September 15, 1997, by and among R&E Gaming Corp., a Delaware corporation (together with its assignees or designees, the "Purchaser"), Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of certain investment accounts identified on the signature pages hereto ("Morgens, Waterfall"), Keyport Life Insurance Company, ("Keyport"), and SunAmerica Life Insurance Company, an Arizona corporation ("SunAmerica," and together with Morgens, Waterfall and Keyport, the "Sellers").

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser is entering into an Agreement and Plan of Merger (the "Riviera Merger Agreement") with Riviera Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Purchaser ("Acquisition Sub"), and Riviera Holdings Corporation, a Nevada corporation ("RHC"), pursuant to which the Acquisition Sub shall merge with and into RHC (the "Riviera Merger"), upon the terms and conditions set forth therein;

     WHEREAS, each Seller desires that the Purchaser, Acquisition Sub and RHC enter into the Riviera Merger Agreement;

     WHEREAS, as partial consideration for the grant by the Sellers of the option hereunder, the Purchaser agrees to pay to each Seller an amount equal to 20% of the Purchase Price (as defined in Section 1.2(a) hereof) for the shares of common stock, par value $.001 per share, of RHC (the "Common Stock") owned by such Seller, if the transactions contemplated by the Riviera Merger Agreement are not consummated, other than as a result of certain circumstances specified herein;

     WHEREAS, in order to ensure payment of the obligation described in the immediately preceding paragraph, concurrently with the execution and delivery of this Agreement and the Riviera Merger Agreement, the Purchaser has delivered a letter of credit in the face amount of $3,817,680 to Morgens, Waterfall, a letter of credit in the face amount of $2,571,480 to Keyport, and a letter of credit in the face amount of $2,285,760 to SunAmerica, each of which is substantially in the form of Exhibit A hereto (collectively, the "Letters of Credit"), each of which shall provide that it may be drawn on in the event the transactions contemplated by the Riviera Merger Agreement are not consummated, other than as a result of certain circumstances as specified herein;

     WHEREAS, Morgens, Waterfall beneficially owns 1,272,560 shares of Common Stock, which shares represent approximately 25.9% of the issued and outstanding shares of Common Stock, Keyport beneficially owns 857,160 shares of Common Stock, which Shares represent approximately 17.5% of the issued and outstanding shares of Common Stock and SunAmerica beneficially owns 761,920 shares of Common Stock, which shares represent approximately 15.5% of the issued and outstanding shares of Common Stock (such shares of Common Stock owned by the Sellers being the "Shares"); and

     WHEREAS, in consideration for entering into the Riviera Merger Agreement, the Sellers desire to (i) grant to the Purchaser options to purchase, from the Sellers, all (but not less than all) of the Shares held by them as set forth above upon the terms and subject to the conditions set forth herein and (ii) vote the Shares in the manner set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                GRANT OF OPTION

     SECTION 1.1 Grant of Option. Upon the terms and subject to the conditions set forth herein, each Seller hereby grants to the Purchaser an irrevocable option (individually, a "Purchase Option" and, together with each Purchase Option granted by each of the other Sellers, the "Purchase Options") to purchase the Shares owned by such Seller.

     The Purchase Options shall be exercisable, in whole and not in part, by written notice (the "Exercise Notice") by the Purchaser delivered to each Seller, at any time after the date hereof, but not later than the date on which the Riviera Merger Agreement is terminated pursuant to Section 6.1(c) thereof or, if the Riviera Merger Agreement has otherwise been terminated, then June 1, 1998 (such period being hereinafter referred to as the "Exercise Period"). No one Purchase Option shall be exercised individually unless all Purchase Options are exercised. In addition, in the event the Riviera Merger is consummated, the Purchase Options shall terminate automatically, the Shares shall be converted into the right to receive the Merger Consideration set forth in the Riviera Merger Agreement; it being understood that the Riviera Merger Agreement provides for a reduction of the consideration payable, upon consummation of the Riviera Merger, to each of the Sellers on account of any interest previously paid to the Sellers pursuant to Section 1.2(b) hereof. Each of the Sellers hereby consents to the reduction of the consideration payable to them under the terms of the Riviera Merger Agreement by the amount of the interest paid to them pursuant to Section 1.2(b) hereof.

     Upon exercise of the Purchase Options, subject to the conditions contained in Article V hereof, each of the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and accept from each such Seller at the closing (the "Closing") to be held as soon as possible after the satisfaction or waiver of the conditions set forth in this Agreement (the date on which the Closing occurs shall be referred to herein as the "Closing Date"), such Seller's rights, title and interest in and to the Shares in exchange for the Purchase Price (as defined below).

     SECTION 1.2  Purchase Price.

     (a) Upon exercise of the Purchase Options, the Purchaser agrees to pay to each of the Sellers, on the Closing Date, in consideration for the purchase of the Shares, an aggregate amount equal to $15 per Share, (the "Initial Purchase Price" and, when adjusted as provided in this Section 1.2, the "Purchase Price"), for an aggregate amount of $43,374,600 payable as follows: (i) $19,088,400 shall be paid to Morgens, Waterfall, (ii) $12,857,400 shall be paid to Keyport and (iii) $11,428,800 shall be paid to SunAmerica, in addition to any accrued but unpaid interest payments required by Section 1.2(b).

     (b) During the period commencing on June 1, 1997 and ending on the date immediately preceding the earlier of the Closing Date or the date this Agreement is terminated in accordance with its terms, the Purchaser agrees to pay to each of the Sellers their pro rata portion, based on the number of Shares owned, of the daily interest of $8,318.42 per day, which represents interest calculated at 7% per annum on the Initial Purchase Price for all Shares, payable monthly in arrears no later than 5 days after the date of each monthly anniversary of such execution, unless otherwise provided in this Section 1.2(b). The first payment to be made by the Purchaser shall be made on the date of execution and shall consist of all amounts due and payable until such date under this Section 1.2(b). All payments required to be made in accordance with this Section 1.2(b) shall be made by wire transfer of immediately available funds to such account as each Seller shall have designated on Exhibit B hereto.

     (c) If, between the date of this Agreement and the Closing Date, the number of issued and outstanding shares of Common Stock shall have been changed (or RHC shall have declared a record date with respect to a prospective change of the Common Stock) into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, this Agreement (including the terms "Share" and "Common Stock") will be deemed to relate to all securities issued with respect to the Common Stock, and the Purchase Price shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (d) If, between the date of this Agreement and the Closing Date, any dividend or other distribution (other than a stock dividend, which shall require the adjustment set forth in clause (c) above) is declared or paid upon the Common Stock (whether in cash, property or securities), the Purchase Price shall be reduced by the per share amount of such dividend or distribution (in the case of non-cash dividends or distributions, by an amount equal to the fair market value thereof).

     (e) If, between the date of this Agreement and the Closing Date, RHC or any of its subsidiaries shall repurchase or otherwise acquire any shares of Common Stock (other than shares issued pursuant to warrants, options, convertible securities and other rights to acquire shares of Common Stock referred to in
Section 2.2 of
the Riviera Merger Agreement or issued in accordance with Section 4.1 thereof), and the per share consideration paid by RHC or its subsidiaries (in the case of non-cash consideration, valued of the fair market value thereof) exceeds the Purchase Price, the total Purchase Price for all Shares shall be reduced to the price determined by dividing (i) the difference between (A) the number of shares of Common Stock outstanding immediately prior to such repurchase or redemption multiplied by the Purchase Price in effect immediately prior to such purchase or redemption minus (B) the consideration, if any, paid by RHC for such repurchase or redemption, by (ii) the total number of shares of Common Stock outstanding immediately after such repurchase or redemption.

     SECTION 1.3  Termination of Riviera Merger Agreement.

     (a) The Sellers shall be entitled to receive, as partial consideration for the grant by the Sellers of the Purchase Options to the Purchaser hereunder, an amount equal to $3,817,680 (in the case of Morgens, Waterfall), $2,571,480 (in the case of Keyport) and $2,285,760 (in the case of SunAmerica), if (A) the Riviera Merger Agreement is terminated (except pursuant to a NonPayment Termination Event (as defined herein) or (B) the Riviera Merger does not occur in accordance with the terms thereof on or before April 2, 1998 (or, if the termination date of the Riviera Merger Agreement is extended in accordance with
Section 6.1(c) thereof, June 2, 1998) for any reason other than the occurrence of a Non-Payment Termination Event, provided that the Sellers shall be entitled to the consideration described above if the Riviera Merger is not consummated as a result of the breach of the Riviera Merger Agreement by Purchaser, Acquisition Sub, or Allen E. Paulson of any covenants or warranties made by or about them in the Riviera Merger Agreement; and provided further, in any event, that no Seller shall be entitled to such compensation if the Riviera Merger Agreement is not consummated as a result of the breach of this Agreement by such Seller. A "Non-Payment Termination Event" shall mean the termination of the Riviera Merger Agreement pursuant to Sections 6.1(a), 6.1(b), 6.1(c) (because of the failure to satisfy Sections 5.1(a), 5.1(c), 5.1(d), 5.2(b) or 5.2(c)), 6.1(d), 6.1(e)(iii)
or 6.1(e)(iv) thereof. In addition, in the event that the Riviera Merger Agreement is terminated pursuant to Section 6.1(c) because of the failure of Purchaser, Acquisition Sub or Mr. Allen E. Paulson to obtain the required approvals of the Gaming Authorities, then such event shall constitute a Non-Payment Termination Event, unless Mr. Allen E. Paulson is in breach of his representation and covenant contained in Section 6.2(c) of the Riviera Merger Agreement.

     (b) In order to ensure payment of the obligation described in Section 1.3(a) hereof, concurrently with the execution and delivery of this Agreement, the Purchaser shall deliver a Letter of Credit in the face amount of $3,817,680 to Morgens, Waterfall, a Letter of Credit in the face amount of $2,571,480 to Keyport and a Letter of Credit in the face amount of $2,285,760 to SunAmerica. In the event that any Seller shall be entitled to receive compensation pursuant to Section 1.3(a) hereof, such Seller shall be entitled to receive demand payment under the Letter of Credit issued to such Seller.

     (c) In the event that the Riviera Merger Agreement is terminated pursuant to a Non-Payment Termination Event other than Sections 6.1(a) or 6.1(c) thereof, each Seller shall immediately pay to the Purchaser an amount equal to all payments received by such Seller pursuant to this Agreement (each such payment, an "Option Payment"); provided, that the Sellers shall be entitled to retain such payments if either (i) all Shares shall be purchased pursuant to this Agreement or (ii) the Riviera Merger is not consummated as a result of the breach by the Purchaser, Acquisition Sub, or Allen E. Paulson of any covenants or warranties made by or about them in the Riviera Merger Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.1 Representations and Warranties of the Sellers. Each of the Sellers severally and not jointly represents and warrants to the Purchaser as follows: (a) Organization and Standing. Such Seller is duly organized, validly existing and in good standing under the laws of its state of organization, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

     (b) Authority. The execution and delivery of this Agreement, and the performance by such Seller of its obligations hereunder, have been duly authorized by all necessary action on the part of such Seller and the owners of the investment accounts, if any, as to which it is acting. This Agreement has been duly executed and delivered by such Seller and, assuming the due execution and delivery hereof by the Purchaser and assuming that approval of this Agreement by RHC remains effective, this Agreement constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms; provided, however, that Section 4.7 hereof shall be enforceable in any event.

     (c) The Stock. Such Seller is the record and beneficial owner of, and has good and valid title to, the number of Shares recited to be owned by it in the recitals hereof, free and clear of all liens, encumbrances, claims, charges, security interests, pledges, restrictions, assessments and limitations (including voting limitations) of every kind whatsoever (collectively, "Liens"). Assuming that approval of this Agreement by RHC remains effective, such Seller shall deliver to the Purchaser, and the Purchaser will acquire, good and valid title in such Shares, with full voting rights, free and clear of any Liens. Except for this Agreement, there are no outstanding warrants, subscriptions, rights (including preemptive rights), options, calls, commitments or other agreements or Liens to encumber, purchase or acquire any of the Shares of such Seller or securities convertible into the Shares of such Seller. Neither such Seller nor any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder) holds either of record or beneficially any securities or capital stock of RHC or any of RHC's direct or indirect subsidiaries other than such Seller's Shares.

     (d) No Conflict. Assuming that approval of this Agreement by RHC remains effective, the execution of this Agreement and the consummation of the transactions contemplated hereby will not require notice to, or the consent of, any party to any contract, lease, agreement, mortgage or indenture (each a "Contract") to which such Seller is a party or by which it is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for those (i) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, (ii) required by the Nevada Gaming Commission (the "Gaming Commission"), the Nevada State Gaming Control Board (the "Control Board"), the City of Las Vegas ("Las Vegas") and the Clark County Liquor and Gaming Licensing Board (the "CCB") (the Gaming Commission, the Control Board, Las Vegas and the CCB are collectively referred to as the "Gaming Authorities"), including, without limitation, approvals under the Nevada Gaming Control Act, as amended, and the rules and regulations promulgated thereunder (the "Nevada Act") or (iii) set forth on Schedule 2.1(d) hereto. Assuming that the notices, consents and approvals referred to in the preceding sentence have been given, made or obtained and remain effective, the execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any law, statute, ordinance, regulation, rule or order of any Federal or Nevada authority (collectively, "Laws"), (ii) result in a breach or violation of any provision of, constitute a default under, or result in the termination of, or an acceleration of indebtedness or creation of any Lien under, any material contract to which such Seller is a party or by which it is bound or (iii) conflict with or violate any provision of the organizational documents of such Seller.

     (e) Brokers, Finders, etc. Such Seller is not a party to any agreement or understanding that would make it subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement.

     SECTION 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to each of the Sellers as follows:

          (a) Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

          (b) Authority. The execution and delivery of this Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered on behalf of the Purchaser and, assuming the due execution and delivery hereof by the Sellers and assuming that approval of this Agreement by RHC remains effective, this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

          (c) No Conflict. The execution of this Agreement and the consummation of the transactions contemplated hereby will not require notice to, or the consent of, any party to any Contract to which the Purchaser or any of its affiliates is a party or by which any of them is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for (i) those required under the HSR Act, if any, (ii) approvals, as necessary, by the Gaming Authorities, including, without limitation, approvals under the Nevada Act,
     (iii) approval by the RHC Board of Directors (which the Sellers represent has been granted); and (iv) set forth on Schedule 2.2(c) hereto. Assuming that the notices, consents and approvals referred to in the preceding sentence have been given, made or obtained and remain effective, the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any Laws, (ii) result in a breach or violation of any provision of, or constitute a default under, any contract to which the Purchaser is a party or by which it is bound or (iii) conflict with any provision of the certificate of incorporation or bylaws of the Purchaser.

          (d) Purchase For Investment. Upon exercising the Purchase Options, the Purchaser represents and warrants that it intends to acquire the Shares for its own account, not as a nominee or agent, and not with a view to, or for offer or resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), without prejudice, however, to the Purchaser's right at all times to sell or otherwise dispose of all or any part of said Shares pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or under an exemption from registration available under the Securities Act and such other applicable state securities laws. The Purchaser represents and warrants that it (i) is knowledgeable, sophisticated and experienced in business and financial matters, and fully understands the limitations on transfer described above, and (ii) is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (e) No Brokers. Except for Jefferies & Co., Inc. whose fee will be paid by the Purchaser, neither the Purchaser nor Acquisition Sub has employed any broker or finder, nor has it incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement or the Riviera Merger Agreement.

                                  ARTICLE III

                               VOTING AGREEMENTS

     SECTION 3.1 Merger. Each Seller severally agrees and covenants to each party hereto that at any meeting of stockholders of RHC called to vote upon the Riviera Merger and the Riviera Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Riviera Merger and the Riviera Merger Agreement is sought, such Seller shall cause its Shares to be present for quorum purposes and to vote (or caused to be voted) its Shares in favor of the terms thereof and each of the other transactions contemplated by the Riviera Merger Agreement.

     SECTION 3.2 Competing Transaction. Each Seller severally agrees and covenants to each party hereto that at any meeting of stockholders of RHC or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Seller shall vote (or cause to be voted) its Shares against (i) any merger agreement or merger (other than the Riviera Merger Agreement and the Riviera Merger), consolidation, combination, sale of substantial assets, sale or issuance of securities of RHC or its subsidiaries, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by RHC or its subsidiaries and (ii) any amendment of RHC's Second Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or Bylaws or other proposal or transaction involving RHC or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify or result in a breach of any covenant, representation or warranty or any other obligation or agreement of RHC under or with respect to, the Riviera Merger, the Riviera Merger Agreement or any of the other transactions contemplated by the Riviera Merger Agreement or by this Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1 Exclusive Dealing. Each Seller agrees that it will not, directly or indirectly, through any director, officer, agent, partner, shareholder, affiliate, representative or otherwise:

          (a) solicit, initiate, encourage submission of offers or proposals from, or participate in any discussions, negotiations, agreements, arrangements or understandings with, any person in respect of a Competing Transaction; or

          (b) participate in any discussions or negotiations with, or furnish or afford access to any information to, any other person regarding a Competing Transaction, or otherwise cooperate in any manner with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to engage in any Competing Transaction.

     SECTION 4.2 No Sale. Without limiting the foregoing, each Seller agrees that it will not, directly or indirectly, (i) sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of, (ii) give a proxy with respect to, or (iii) limit the right to vote in any manner, any of the Shares owned by it, except pursuant to the express terms of this Agreement.

     SECTION 4.3 Further Assurances. From time to time, whether before, at, or after the Closing, each party hereto agrees to execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and other documents, and to take such other action, as any other party hereto may reasonably require in order to carry out the terms and provisions of this Agreement and the transactions contemplated hereby (including, without limitation, voting the Shares in favor of any such transaction).

     SECTION 4.4 Expenses. All reasonable actual out of pocket costs and expenses, including reasonable legal fees incurred solely and directly in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Purchaser upon receipt of reasonably detailed statements or invoices therefor.

     SECTION 4.5 Publicity. Each Seller and the Purchaser agree that, prior to the Closing, no public release or announcement concerning this Agreement shall be issued by any such party without the prior written consent (which consent shall not be unreasonably withheld) of the other parties hereto, except as such release or announcement may be required by law (in which event the other parties hereto shall have reasonable opportunity to comment on the form and content of the disclosure).

     SECTION 4.6 Notice of Certain Events. Each Seller and the Purchaser each agrees to notify each other party hereto promptly of (a) any event or condition that, with or without notice or lapse of time, would cause any of the representations and warranties made by such party herein to be no longer complete and accurate as of any date on or before the Closing Date, (b) any failure, with or without notice or lapse of time, on the part of such party to comply with any of the covenants or agreements on its part contained herein at any time on or before the Closing Date or (c) the occurrence of any event, with or without notice or lapse of time, that may make the satisfaction of any of the conditions set forth in Section 5.1 hereof impossible or unlikely.

     SECTION 4.7 Excess Proceeds. Morgens, Waterfall hereby acknowledges its satisfaction with the price per Share provided herein and in the Riviera Merger Agreement and, in recognition thereof, hereby agrees to pay to the Purchaser an amount equal to 100% of the fair market value of the net after tax proceeds per Share from any sale, transfer or other disposition of its Shares (other than pursuant to the Purchase Option, the Riviera Merger or the transactions contemplated thereby) in excess of the Purchase Price, if all of the following conditions are satisfied:

          (i) such sale, transfer or other disposition (x) occurs prior to the date which is 12 months subsequent to the date of the termination of the Riviera Merger Agreement pursuant to Sections 6.1(d)(iii), 6.1(d)(iv), 6.1(e)(iii), or 6.1(e) (iv) of the Riviera Merger Agreement or (y) is effected pursuant to an agreement or understanding, oral or written, which is entered into prior to such date;

          (ii) Morgens, Waterfall shall have also sold, transferred or disposed (including by way of merger) of its shares of common stock in Elsinore Corporation, a Nevada Corporation ("Elsinore"), for consideration equal to or greater than $3.16 per share, which sale, transfer or other disposition of shares in Elsinore (x) occurs prior to the date which is 12 months subsequent to the date of the termination of the Riviera Merger Agreement pursuant to

          Sections 6.1(d)(iii), 6.1(d)(iv), 6.1(e)(iii) or 6.1(e)(iv) of the
     Riviera Merger Agreement or (y) is effected pursuant to an agreement or understanding, oral or written, which is entered into prior to such date; and

          (iii) the Purchaser was not able to exercise the Purchase Options because of the failure to satisfy (but not by waiver) the conditions set forth in Sections 5.2(a), 5.2(b), 5.2(c), or 5.2(d) hereof.

Morgens, Waterfall shall make the payment referenced herein within two business days of receipt of such proceeds.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     SECTION 5.1 Conditions Precedent to Exercise of Purchase Options. The Purchaser shall have no obligation to exercise the Purchase Options. Upon exercise of the Purchase Options, the obligation of the Purchaser to purchase the Shares shall be subject to the satisfaction or (except in the case of Section 5.1(c)(i), which may not be waived) waiver by the Purchaser on the Closing Date of each of the following conditions precedent:

          (a) HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

          (b) No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the transactions contemplated by this Agreement, the Riviera Merger Agreement, the Agreement and Plan of Merger, by and among the Purchaser, Elsinore Acquisition Sub, Inc., a Nevada corporation, and Elsinore, or the Option and Voting Agreement by and between the Purchaser and Morgens, Waterfall with respect to Elsinore, shall be in effect or shall be threatened.

          (c) Consents. All consents, approvals, authorizations and waivers from third parties and governmental and regulatory authorities required or advisable to consummate the transactions contemplated hereby (the "Approvals") shall have been obtained before the Closing Date and, in the case of clauses (ii) and (iii) below, before the execution of this Agreement and shall not have expired or been rescinded, including the following:

             (i) All necessary gaming approvals, including, without limitation, licensing or finding of suitability of the Purchaser and approval of a change of control of RHC by the Gaming Authorities;

             (ii) Waiver by the Board of Directors of RHC of any voting restrictions under the Articles of Incorporation that are applicable to a purchaser of greater than ten percent of the issued and outstanding shares of Common Stock; and

             (iii) All approvals and waivers necessary to exempt the Purchaser for purposes of the transactions contemplated hereby from applicable merger moratorium statutes and control share acquisition statutes, including, without limitation, Nevada Revised Statutes Sections
        78.411 - 444 and 78.378 - 3793;

          (d) Representations and Warranties. The representations and warranties of each Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date (and by delivery of the Shares each Seller shall be deemed to affirm the satisfaction of this condition).

          (e) Performance of Obligations of Sellers. Each Seller shall have performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date (and by delivery of the Shares each Seller shall be deemed to affirm the satisfaction of this condition).

          (f) Death and Disability. There shall not have occurred the death or the Disability of Mr. Allen E. Paulson. As used herein, "Disability" means Mr. Allen E. Paulson's incapacity due to physical or mental illness, injury or disease, which incapacity renders him unable to perform the requisite duties of the chief executive officer of the Purchaser for a consecutive period of 90 days or more. Any question as to the existence, extent or potentiality of Mr. Allen E. Paulson's disability upon which the Purchaser and the Sellers cannot agree, such question shall be determined by a qualified, independent physician selected by RHC and approved by the Purchaser and the disputing Sellers (each of whose approval shall not be unreasonably withheld or delayed). The determination of such physician shall be final and conclusive for all purposes of this Agreement.

          (g) No Violation of Law. The consummation of the Purchase Options shall not constitute a violation of any Laws.

     SECTION 5.2 Conditions Precedent to the Sellers' Obligation. The obligation of each of the Sellers to sell, assign, transfer, convey and deliver the Shares owned by it or the investment accounts it manages, as applicable, upon exercise of the Purchase Options by the Purchaser shall be subject to the satisfaction or (except in the case of Sections 5.2(a) and 5.2(c), which may not be waived), waiver on the Closing Date of each of the following conditions precedent:

          (a) HSR Act. The waiting period under the HSR Act, if applicable to the Purchaser, shall have expired or been terminated.

          (b) No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the transactions contemplated by this Agreement shall be in effect.

          (c) Consents. All Approvals shall have been obtained and shall not have expired or been rescinded, including those set forth in Section 5.1(c).

          (d) No Violation of Law. The consummation of the Purchase Options shall not constitute a violation of any Laws.

          (e) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement (and by its acceptance of the Shares, the Purchaser shall be deemed to reaffirm the accuracy of such representations and warranties).

          (f) Performance of Obligations of the Purchaser. The Purchaser shall have performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date (and by its acceptance of the Shares, the Purchaser shall be deemed to affirm the satisfaction of this condition), including the payment of the Purchase Price and all unpaid amounts, if any payable under Section 1.2(b).

                                   ARTICLE VI

                           TERMINATION AND AMENDMENT

     SECTION 6.1 Termination. This Agreement shall terminate without any further action on the part of the Purchaser or any of the Sellers if (i) the Purchase Options have been exercised and the Closing has occurred, (ii) the Purchase Options have not been exercised and either (x) the Riviera Merger has been consummated or (y) the Riviera Merger Agreement has been terminated pursuant to Sections 6.1(a), (b), (c), (d), (e)(i) or (e)(ii) thereof or (iii) June 1, 1998 shall have occurred.

     SECTION 6.2 Effect of Termination. In the event this Agreement shall have been terminated in accordance with Section 6.1 of this Agreement, this Agreement shall forthwith become void and have no effect, except (i) to the extent such termination results from a breach by any of the parties hereto of any of its obligations hereunder (in which case such breaching party shall be liable for all damages allowable at law and any relief available in equity), (ii) as otherwise set forth in any written termination agreement, if any, (iii) that Sections 1.3 and 4.7 shall survive the termination of this Agreement, and (iv) that the provisions of Sections 3.1 and 3.2 hereof shall survive the termination of the Riviera Merger Agreement until the earlier of (A) the consent of the Sellers to the termination of the provisions of Sections 3.1 and 3.2 hereof and (B) June 1, 1998.

     SECTION 6.3 Amendment. This Agreement and the Schedules and Exhibits hereto may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracy in the representations and warranties of any other party contained herein, in any Schedule and Exhibit hereto, or in any document delivered pursuant hereto, and (c), subject to applicable law, waive compliance with any of the agreements of any other party hereto or any conditions contained herein. Any agreement on the part of any of the parties hereto to any such extension or waiver (i) shall be valid only if set forth in an instrument in writing signed and delivered on behalf of each such party, and (ii) shall not be construed as a waiver or extension of any subsequent breach or time for performance hereunder.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier with receipt requested, by facsimile transmission (with receipt confirmed by automatic transmission report), or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the other party as follows:

     (a) if to the Purchaser, to:

       P.O. Box 9660
       Rancho Santa Fe, CA 92067
       Attention: Mr. Allen E. Paulson

       Telephone: (619) 759-5990
       Telecopy: (619) 756-3194

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       300 South Grand Avenue, Suite 3400
       Los Angeles, California 90071
       Attention: Brian J. McCarthy, Esq.

       Telephone: (213) 687-5070
       Telecopy: (213) 687-5600

     (b) if to Morgens, Waterfall, to:

        Swiss Bank Tower
        10 East 50th Street
        New York, New York 10022
        Attention: Mr. Bruce Waterfall

        Telephone: (212) 705-0500
        Telecopy: (212) 838-5540
         with a copy to:

         O'Melveny & Myers, LLP
        400 South Hope Street
        Los Angeles, CA 90071-2899
        Attention: C. James Levin, Esq.

        Telephone: (213) 669-6578
        Telecopy: (213) 669-6407

     (c) if to Keyport, to:

       Mr. Steve Lockman
       Stein Roe & Farnham Incorporated
       One South Wacker Drive
       33rd Floor
       Chicago, Illinois 60606-4685

       Telephone: (312) 368-7788
       Telecopy: (312) 368-8144

       with a copy to:

       Stacy Winick
       Stein Roe & Farnham Incorporated
       One South Wacker Drive
       33rd Floor
       Chicago, Illinois 60606-4885

     (d) if to SunAmerica, to:

        Mr. Peter McMillan
        SunAmerica, Inc.
        One SunAmerica Center
        Century City, California 90067

        Telephone: (310) 772-6101
        Telecopy: (310) 772-6150

        with a copy to:

        Mr. Alan Nussenblatt
        SunAmerica, Inc.
        One SunAmerica Center
        Century City, California 90067

        Telephone: (310) 772-6110
        Telecopy: (310) 772-6030

     SECTION 7.2 Release. Upon the exercise of the option by the Purchaser to acquire the Shares, the Purchaser shall hereby release on behalf of itself and RHC all claims, causes of actions, rights and liabilities held by the Purchaser or RHC against each Seller based on or arising from such Seller's ownership of the Shares or actions as a Stockholder of RHC at all times to and including the Closing Date, and the sale of the Shares to the Purchaser, except for the representations and warranties of each Seller set forth in Sections 2.1(b) and 2.1(c) hereof which shall survive indefinitely.

     SECTION 7.3 Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to the applicable Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     SECTION 7.4 Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a valid, legal and enforceable provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible or practicable under the circumstances.

     SECTION 7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed to constitute but one and the same instrument.

     SECTION 7.6 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     SECTION 7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that otherwise might govern under any applicable principles of conflicts of law, except that gaming approval requirements shall be governed by and construed in accordance with the laws of the State of Nevada.

     SECTION 7.8 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, that the Purchaser may assign the Purchase Options and the obligations under this Agreement to any other person who is designated by the Purchaser and; further provided, that the Purchaser shall remain responsible for the performance of such designee's obligations.

     SECTION 7.9 No Third-Party Beneficiaries. Nothing herein expressed or implied shall be construed to give any person other than the parties hereto (and their respective successors and assigns) any legal or equitable rights hereunder.

     SECTION 7.10 Obligations Several and not Joint. The obligations of the Sellers hereunder are several and not joint, and no Seller shall be liable for the breach or default hereunder by any other Seller.

     IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized officers to execute this Agreement as of the date first above written.

                                          R&E GAMING CORP.


                                          By:     /s/ ALLEN E. PAULSON

                                            ------------------------------------
                                            Name: Allen E. Paulson
                                            Title: President

                                          MORGENS, WATERFALL,
                                          VINTIADIS & COMPANY, INC.


                                          By:      /s/ BRUCE WATERFALL

                                            ------------------------------------
                                            Name: Bruce Waterfall
                                            Title: President

                                          on behalf of the investment accounts
                                          for
                                          the entities listed below

                                          BETJE PARTNERS
                                          THE COMMON FUND
                                          MORGENS WATERFALL INCOME PARTNERS
                                          PHOENIX PARTNERS, L.P.
                                          MWV EMPLOYEE RETIREMENT PLAN
                                            GROUP TRUST

                                          RESTART PARTNERS, L.P.
                                          RESTART PARTNERS II, L.P.
                                          RESTART PARTNERS III, L.P.

                                          KEYPORT LIFE INSURANCE COMPANY


                                          By:    /s/ STEWART R. MORRISON

                                            ------------------------------------
                                            Name: Stewart R. Morrison
                                            Title:Senior Vice President and
                                               Chief Investment Officer

                                          SUNAMERICA LIFE INSURANCE COMPANY


                                          By:    /s/ ALAN J. NUSSENBLATT

                                            ------------------------------------
                                            Name: Alan J. Nussenblatt
                                            Title: Authorized Agent

EXHIBIT A

TO ANNEX C


                    CERTIFICATE FOR DRAWING WITH RESPECT TO
                     IRREVOCABLE LETTER OF CREDIT NO.
                          DATED                , 1997

     The undersigned, a duly authorized officer of [Morgens, Waterfall, Vintiadis & Company, Inc. ("Morgens, Waterfall")] [Keyport Life Insurance Company ("Keyport")] [SunAmerica Life Insurance Company ("SunAmerica")] (the "Seller") hereby certifies to City National Bank (the "Bank"), with reference to
irrevocable letter of credit No.      (the "Letter of Credit"; any capitalized
term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Seller that all of the following has occurred:

          (1) Either (x) the Agreement and Plan of Merger, dated as of September 15, 1997 (the "Riviera Merger Agreement"), by and among R&E Gaming Corp., a Delaware corporation ("Gaming"), Riviera Acquisition Sub, Inc., a Nevada corporation, and Riviera Holdings Corporation, a Nevada corporation, has terminated or (y) the Riviera Merger (as defined in the Riviera Merger Agreement) has not occurred in accordance with the terms thereof on or before April 1, 1998 (or, if the termination date of the Riviera Merger Agreement is extended in accordance with Section 6.1(c) thereof, June 1,
     1998); and

          (2) The Seller is entitled to payment in the amount of $          in
     accordance with the terms of Section 1.3(a) of the Option and Voting Agreement dated September 15, 1997, by and among Gaming, Morgens, Waterfall, Keyport and SunAmerica.

     Demand is hereby made under the Letter of Credit for $          . Please
remit payment to the Seller, account number           , at           , ABA No.
          , REF.:           .

                                                                       EXHIBIT B

                                                                      TO ANNEX C


                 SELLER                                           ACCOUNT
----------------------------------------  -------------------------------------------------------
Morgens, Waterfall......................  Citibank N.Y.
                                          ABA #: 021000089
                                          For: Morgan Stanley & Co.
                                          Account #: 38890774
                                          Credit To: Edwin Morgens and Bruce Waterfall as Agents
                                          Sub-Account #: 038-30008
                                          Ref: Elsinore/Riviera Option Agreement Interest

Keyport.................................  Federal Reserve Bank of Boston
                                          011001234/Bos Safe Dep/Cust
                                          DDA # 108111
                                          For: Keyport/KeyF0005002

SunAmerica..............................  Citibank
                                          New York, New York
                                          ABA # 021000089
                                          SunAmerica Life Insurance Company
                                          Account # 40573831

                                      LOGO


                                                                         ANNEX D

                                                               November 14, 1997

The Board of Directors
Riviera Holdings Corporation
2901 Las Vegas Boulevard, South
Las Vegas, NV 89109-1931

Gentlemen:

     You have engaged us pursuant to the engagement letter, dated as of May 23, 1997, between Riviera Holdings Corporation ("Riviera" or the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg"). Specifically, you have requested our opinion as to whether or not the consideration to be paid in connection with the sale of all of the Company's common stock to R&E Gaming Corp. and Riviera Acquisition Sub, Inc. (collectively "Paulson") for cash consideration of $15.00 per share (the "Transaction"), pursuant to the merger agreement dated September 15, 1997 between Paulson and the Company (the "Merger Agreement"), is fair, from a financial point of view, to the shareholders of the Company.

     In connection with rendering this opinion, we have reviewed such information as we have deemed necessary or appropriate for the purpose of stating the opinions expressed herein, including but not limited to the following: (i) the Merger Agreement; (ii) the Annual Reports on Form 10-K for Riviera for the three fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996; (iii) the Quarterly Report on Form 10-Q for the Company for the nine months ended September 30, 1997; (iv) detailed internal financial statements for Riviera for the fiscal years ended December 31, 1995 and December 31, 1996 and the nine months ended September 30, 1997; (v) management's five-year projected financial statements for Riviera for the fiscal years ending December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001; (vi) the Annual Reports on Form 10-K for Elsinore Corporation ("Elsinore") for the three fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996; (vii) the Quarterly Report on Form 10-Q for Elsinore for the nine months ended September 30, 1997; (viii) management's five-year projected financial statements for Elsinore for the fiscal years ending December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001; (ix) Riviera's common stock price and volume trading history; and (x) publicly available information regarding the industry, Riviera, Elsinore and their competitors. In addition, we met with members of senior management of Riviera at its offices in Las Vegas, Nevada to discuss the historical and prospective industry environment and operating results for both Riviera and Elsinore.

     In rendering our opinion, we have assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to us from public sources, that was provided to us by Riviera, or that was otherwise reviewed by us. With respect to financial projections supplied to


                                      LOGO

                                      LOGO
The Board of Directors
Riviera Holdings Corporation
November 14, 1997
Page 2

us, we assume that they have been reasonably prepared based on both Riviera's and Elsinore's then current estimate of results, and we have relied upon such projections and made no independent verification of the bases, assumptions, calculations or other information contained therein. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Riviera or Elsinore, and we do not assume any responsibility for verifying any of the information reviewed by us. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including: (i) historical revenues, operating earnings, net income and capitalization of the Company and Elsinore and certain other publicly held companies in businesses we believe to be comparable to the Company's; (ii) the current financial and market position and results of operations of the Company and Elsinore; and (iii) the general condition of the securities market.

     Ladenburg, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Ladenburg has been retained by the Board of Directors of Riviera to provide this opinion and will receive fees and indemnification against certain liabilities for the services rendered in connection with delivering this opinion. Ladenburg has also been engaged to render financial advisory services to the Company in connection with its merger with Paulson and will receive an additional fee for the services rendered as financial advisor, a significant portion of which is contingent upon the consummation of the Transaction. We have provided investment banking services to the Company in the past, and have received compensation for the rendering of such services.

     In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the debt or equity securities of the Company.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be paid in the Transaction is fair, from a financial point of view, to the shareholders of the Company.

                                          Very truly yours,

                                          [LADENBURG SIG]
                                          LADENBURG THALMANN & CO. INC.

                          RIVIERA HOLDINGS CORPORATION
            2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109

         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 5, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF RIVIERA HOLDINGS CORPORATION

        The undersigned hereby appoints William Westerman and Duane Krohn as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of common stock, par value $.001 per Share (the "Shares"), of Riviera Holdings Corporation (the "Company") held of record by the undersigned on January 6, 1998 at the Special Meeting of Stockholders (the "Special Meeting") to be held at 11 a.m. local time on February 5, 1998 or any adjournments or postponements thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE "FOR" PROPOSAL 1.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS

                          RIVIERA HOLDINGS CORPORATION

                                FEBRUARY 5, 1998

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [X] Please mark your
      vote as in this
      example.

    The Board of Directors recommends a vote FOR the approval of Proposal 1.

                                                     FOR     AGAINST  ABSTAIN
1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND
   PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 1997,   [ ]       [ ]      [ ]
   AS AMENDED BY AND AMONG THE COMPANY, R&E GAMING
   CORP. AND RIVIERA ACQUISITION SUB. INC. AND THE
   TRANSACTIONS CONTEMPLATED THEREBY.

2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

The undersigned acknowledges receipt of the copy of the Notice of Special Meeting and Proxy Statement (with all enclosures and attachments) relating to the Special Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THE PROXY CARD TODAY.


-------------------------------------    -------------------------------------
     Signature (Title, if any)               Signature, if held jointly

                                                Dated:                   , 1998
----------------------------------------------         ------------------
Print name of STOCKHOLDER AS IT APPEARS HEREON

NOTE: Print and sign your name above exactly as it appears hereon. When Shares are registered in the name of more than one person, the proxy card must be signed by all named holders. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.